UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

WESBANCO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 13, 2026

Dear Shareholder:

You will find enclosed the 2025 Annual Report, Notice of Meeting, Proxy Statement and Proxy Card for the Annual Meeting of Shareholders of Wesbanco, Inc., which will be held on Wednesday, April 15, 2026, virtually beginning at 12:00 noon.

Please review the enclosed material and complete, sign, date and return the Proxy Card regardless of whether you plan to attend the Annual Meeting, so that the matters coming before the meeting can be acted upon. Alternatively, if you hold shares of Wesbanco common stock directly in your name, you may vote over the Internet or by telephone by following the instructions set forth on the Proxy Card.

We look forward to the shareholders’ meeting and welcome the opportunity to discuss the business of your company with you.

Very truly yours,

Jeffrey H. Jackson
President and Chief Executive Officer

JHJ/bb

Enclosure

WESBANCO, INC.

One Bank Plaza

Wheeling, West Virginia 26003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held

April 15, 2026

TO THE STOCKHOLDERS OF WESBANCO, INC.:

The Annual Meeting of the Stockholders of Wesbanco, Inc. (“Wesbanco”) will be held virtually on Wednesday, April 15, 2026, at 12:00 Noon E.D.T.

The purposes of the meeting are as follows:

(1)
To elect six persons to the Board of Directors, five to serve for a term of three years and one to serve for a term of one year.
(2)
To approve an advisory (non-binding) vote on compensation paid to Wesbanco’s named executive officers in 2025.
(3)
To approve an advisory (non-binding) vote ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
(4)
To approve the Wesbanco, Inc. 2026 Equity Incentive Plan.
(5)
To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote (1) in favor of the director nominees, (2) in favor of the compensation paid to Wesbanco’s named executive officers in 2025, (3) in favor of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and (4) in favor of the approval of the Wesbanco, Inc. 2026 Equity Incentive Plan. The holders of the common stock of Wesbanco as of the close of business on February 27, 2026, are entitled to vote at the meeting.

You are requested to sign and date the enclosed form of Proxy and return it in the enclosed postage-paid envelope at your earliest convenience. As indicated in the accompanying Proxy Statement, proxies may be revoked at any time prior to the voting thereof. Alternatively, if you hold shares of Wesbanco common stock directly in your name, you may vote over the Internet or by telephone by following the instructions set forth on the Proxy Card.

Virtual Meeting Admission. We are pleased that this year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions prior to and during the meeting by visiting https://meetnow.global/M4DSHXH at the meeting date and time using a 15-digit control number. There is no physical location for the Annual Meeting.

Shareholders of Record. If you are a shareholder of record as of February 27, 2026 (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), the 15-digit control number will be located on the Computershare proxy card you previously received. If you are a shareholder of record and do not have your proxy card, you can contact Shareholder Services at (888) 294-8217 or (781) 575-3120 or our corporate secretary, Linda Woodfin, via e-mail at lwoodfin@wesbanco.com or telephone at (304) 234-9201 on or before April 15, 2026, to request a duplicate proxy card.

Beneficial Owners. If you were a beneficial owner of record as of February 27, 2026 (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. The voting instruction form you receive from your broker, bank or other agent may have a 16-digit control number on it. This number will allow you to vote prior to the meeting at www.ProxyVote.com, but it will not allow you to enter and participate in the virtual Annual Meeting as a shareholder. To enter and participate in the Annual Meeting as a shareholder, beneficial owners must obtain a legal proxy from their broker, bank or other agent. Once obtained, you must register with Computershare by emailing the legal proxy (not the voting instruction form) you receive from your broker, bank, or other agent to Computershare, at legalproxy@computershare.com and should include “Legal Proxy” in the subject line. Alternatively, it may be mailed to Computershare at Wesbanco, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your legal proxy attached to your email or included in your mailing). Requests for registration must be received by Computershare no later than 5:00 p.m. Eastern Time, on Friday, April 10, 2026. You will then receive confirmation of your registration, with a 15-digit control number, by email from Computershare. At the time of the meeting, go to https://meetnow.global/M4DSHXH and enter your 15-digit control number.

By Order of the Board of Directors.

LINDA M. WOODFIN
Secretary
Wheeling, West Virginia
March 13, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 15, 2026.

THIS PROXY STATEMENT AND THE 2025 ANNUAL REPORT TO STOCKHOLDERS
ARE AVAILABLE AT
www.wesbanco.com

INDEX

PROXY STATEMENT

PROXY STATEMENT

OF

WESBANCO, INC.

One Bank Plaza

Wheeling, West Virginia 26003

ANNUAL MEETING OF STOCKHOLDERS

April 15, 2026

This statement is furnished to the stockholders of Wesbanco, Inc. (the “Corporation”) in connection with the solicitation of proxies to be used in voting at the annual meeting of the stockholders of the Corporation (the “Annual Meeting”), which will be held virtually at 12:00 Noon E.D.T. on Wednesday, April 15, 2026. This statement is first being mailed to the stockholders on or about March 13, 2026.

The Corporation is the parent company and the holder of all the outstanding shares of the capital stock of Wesbanco Bank, Inc. (the “Bank”), Wheeling, West Virginia. The Corporation also maintains two other operating subsidiaries, namely, Wesbanco Securities, Inc., St. Clairsville, Ohio, and Wesbanco Insurance Services, Inc., Shinnston, West Virginia. On February 28, 2025, the Corporation acquired Premier Financial Corp. ("Premier"), an Ohio corporation, by merger. By reason of the merger, the Corporation also currently has two non-operating subsidiaries which are in the process of winding up their businesses and being dissolved, PFC Capital, LLC, an Ohio limited liability company, and First Insurance Group of the Midwest, Inc., an Ohio corporation.

Proxies

The proxies are solicited by the Board of Directors of the Corporation (the “Board” or “Board of Directors”), and the cost thereof is being borne by the Corporation. Employees and Directors of the Corporation and its subsidiaries may follow up on this written solicitation by telephone or other methods of communication.

Proxies may be revoked by the stockholders who execute them at any time prior to the exercise thereof by a later dated proxy, by written notice to the Corporation, or by participating in the Annual Meeting and voting your shares electronically during the Annual Meeting. Unless so revoked, the shares represented by all proxies will be voted, by the persons named in the proxies, at the Annual Meeting and all adjournments thereof, in accordance with the specifications set forth therein, or absent such specifications, in accordance with the discretion of the holders of such proxies.

As an alternative to submitting the enclosed proxy, stockholders who hold shares directly in their name may vote over the Internet or by telephone by following the instructions set forth on the Proxy Card.

Delivery of Proxy Materials to Households

Annually, the Corporation mails to each registered stockholder at a shared address, not previously notified, a separate notice of its intention to household proxy materials. Beneficial stockholders (those who hold common shares through a financial institution, broker, or other record holder) are notified of the house holding process by the record holder. Those registered and beneficial stockholders who are eligible and have not opted-out (as defined below) of the householding process will receive one copy of the Corporation’s Annual Report to Stockholders for the year 2025 and one copy of this Proxy Statement. A separate proxy card and a separate notice of the meeting of stockholders will continue to be included for each account at the shared address.

Registered stockholders who reside at a shared household and who would like to receive a separate Annual Report and/or a separate Proxy Statement (to “opt-out”), or have questions regarding the house holding process, may contact the Corporation’s transfer agent and registrar by calling (888) 294-8217 or forwarding a written request addressed to Computershare Investor Services LLC, P.O. Box 505000, Louisville, KY 40202. Promptly upon request, a separate Annual Report and/or separate Proxy Statement will be sent. By contacting the transfer agent, registered stockholders sharing an address can also request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies. Beneficial stockholders should contact their brokers, financial institutions, or other record holder for specific information on the house holding process as it applies to those accounts.

Stock Outstanding and Voting Rights

The authorized capital stock of the Corporation consists of 200,000,000 shares of common stock with a par value of $2.0833 per share (the “Common Stock”), and 1,000,000 shares of preferred stock without par value. Of the 200,000,000 shares of authorized Common Stock, as of February 27, 2026, there were 96,111,656 shares issued and outstanding. There were 230,000 shares of our 7.375% non-cumulative perpetual preferred stock, Series B ("Series B Preferred Stock") outstanding as of that date.

The Corporation has 9,200,000 depository shares outstanding, with each share representing a 1/40th ownership interest in a share of Series B Preferred Stock, with a liquidation preference of $1,000 per share of the Series B Preferred Stock (equivalent to $25 per depository share) representing 230,000 shares of Series B Preferred Stock in the aggregate. The Series B Preferred Stock is non-voting except in certain limited circumstances arising only in the event dividends are not declared and paid for the equivalent of six or more dividend payments.

A quorum is required to conduct business at the Annual Meeting. A majority of the outstanding shares of the Corporation present in person or represented by proxy constitutes a quorum. Abstentions, votes withheld, and shares represented by broker non-votes are counted in determining whether a quorum is present. Non-votes by banks, brokerage houses, custodians, nominees and other fiduciaries (“broker non-votes”) and abstentions will be counted for the purpose of determining whether a quorum is present, but broker non-votes will not be included for purposes of determining whether stockholder approval of a matter has been obtained. A broker non-vote occurs when a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), submits a proxy for the Annual Meeting, but does not vote on a particular proposal because that broker or holder does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote those shares on routine matters, but not on non-routine matters. Non-routine matters include, among other matters, the election of directors, actions on executive compensation and actions on equity incentive plans. Therefore, if a beneficial owner of the Corporation’s Common Stock does not give the broker or nominee specific voting instructions on Items 1, 2, or 4, the holder’s shares will not be voted on those items and a broker non-vote will occur. Brokers will have discretionary authority to vote on Item 3. Broker non-votes will have no effect on the voting results for such proposals.

Stockholders of record as of the close of business on February 27, 2026 will be entitled to vote at the Annual Meeting. Each stockholder will be entitled to one vote for each share of Common Stock held as of the record date, as shown by the records of the transfer agent. Cumulative voting in the election of Directors is permitted by West Virginia statutory provisions, and the exercise of that right is not subject to any condition precedent. Each stockholder is entitled to as many votes as shall equal the number of his shares of Common Stock multiplied by the number of Directors to be elected within each class, and the stockholder may cast all of such votes for a single Director or distribute them among two or more Directors. The nominees receiving the highest number of “for” votes in each class – five in the class of 2029 and one in the class of 2027 – will be elected as Directors of the Corporation. Proxies marked as “withhold” (including proxies containing broker non-votes) will not be counted as votes either “for” or “against” the nominee. Such withhold votes are not counted in the election of directors and do not affect the outcome.

Cumulative voting is not permitted with respect to Items 2, 3 or 4, approval of which will require that the number of votes cast favoring the proposal exceed the votes cast opposing the proposal. Proxies marked as abstaining (including proxies containing broker non-votes) will not be counted as votes “for” or “against” the proposals and will not affect the outcome of any of the proposals.

Beneficial Owners of More than 5% of the Common Stock of the Corporation

The entities listed in the table below were beneficial owners of 5% or more of the shares of the Corporation’s Common Stock outstanding as of January 31, 2026, based on information filed with the Securities and Exchange Commission (the "SEC").

		Amount and Nature
		of Beneficial	Percent
Title of Class	Name & Address of Beneficial Owner	Ownership	of Class

Common	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,978,371 (1)	6.2%

Common	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	6,810,991 (2)	7.1%

(1)
Based solely on an amended Schedule 13G filed on February 13, 2024, the Vanguard Group, Inc. has indicated that it is the beneficial owner of 5,978,371 shares of the Common Stock of the Corporation. It reported beneficial ownership as an investment adviser of 5,978,371 shares for which it had shared voting power over 56,162 shares, sole dispositive power over 5,857,870 shares and shared dispositive power over 120,501 shares.
(2)
Based solely on an amended Schedule 13G filed on April 24, 2025, BlackRock, Inc. has indicated that it may be the beneficial owner of 6,810,991 shares of the Common Stock of the Corporation for which it had sole voting power over 6,632,111 shares and sole dispositive power over 6,810,991 shares.

Ownership of Securities by Directors, Nominees and Officers

The following table sets forth the number of shares of the Corporation’s Common Stock beneficially owned by each nominee, each continuing director, each director who will not continue as a director beyond the Annual Meeting and each named executive officer of the Corporation, and all of its executive officers and directors as a group as of January 31, 2026. There is no other class of voting securities issued and outstanding.

Name of Beneficial Owner	Sole Voting and Investment Authority		Shared Voting and/or Investment Authority		Percent
Zahid Afzal	27,542	(1)	24,749	(2)	*
Rosie Allen-Herring	9,002	(3)			*
Louis M. Altman (Nominee)	27,747	(4)	15,622	(5)	*
John L. Bookmyer (Nominee)	69,354	(6)			*
Lee J. Burdman	41,355	(7)	25,489	(8)	*
Todd F. Clossin (Nominee)	174,743	(9)			*
James W. Cornelsen	137,403	(10)			*
Michael J. Crawford	42,979	(11)			*
Christopher V. Criss	68,908	(12)	130,932	(13)	*
Abigail M. Feinknopf	36,702	(14)	120,935	(15)	*
Robert J. Fitzsimmons	52,886	(16)	106,562	(17)	*
Jeffrey H. Jackson (Director, Executive Officer)	120,093	(18)			*
Denise H. Knouse-Snyder (Nominee)	15,688	(19)	3,070	(20)	*
D. Bruce Knox	38,298	(21)			*
Lisa A. Knutson	15,096	(22)			*
F. Eric Nelson, Jr. (Nominee)	42,315	(23)			*
Jan M. Pattishall-Krupinski (Executive Officer)	45,333	(24)	46,255	(25)	*
Michael L. Perkins (Executive Officer)	71,839	(26)			*
Gregory S. Proctor, Jr.	41,882	(27)			*
Brent E. Richmond (Former Executive Officer)	36,029	(28)			*
Joseph R. Robinson (Nominee)	15,651	(29)			*
Kerry M. Stemler	126,272	(30)			*
Daniel K. Weiss, Jr. (Executive Officer)	64,150	(31)			*
Jayson M. Zatta (Executive Officer)	111,966	(32)			*
All Directors and Officers as a group (29 persons)	1,534,250	(33)	448,865		2.0639%

*Beneficial ownership does not exceed one percent (1%).

(1)
Includes 1,992 shares held in Mr. Afzal’s IRA and 2,688 shares of Restricted Stock, awarded in 2025 which will become fully vested in 2028.
(2)
Shares held in the Lisa Afzal Living Trust, for which Mr. Afzal serves as a co-trustee.
(3)
Includes 1,940 shares of Restricted Stock, awarded in 2023 which will become fully vested in 2026, 1,828 shares awarded in 2024 which will become fully vested in 2027, and 2,688 shares awarded in 2025 which will become fully vested in 2028.
(4)
Includes 20,831 shares held in the Christine J. Altman Trust of which Mr. Altman is a trustee, and 2,688 shares of Restricted Stock, awarded in 2025 which will become fully vested in 2028.
(5)
Includes 15,504 shares held in the Altman 2016 Trust and 118 shares held in the Ruth Altman Trust, for both of which Mr. Altman serves as a co-trustee.
(6)
Includes 2,688 shares of Restricted Stock, awarded in 2025 which will become fully vested in 2028 and 8,455 shares held for Mr. Bookmyer's benefit in a Deferred Compensation Plan.
(7)
Includes 30,760 shares held in the Lee J. Burdman Family Trust, for which Mr. Burdman serves as the sole trustee, 7,800 shares held in Mr. Burdman’s 401(k) Plan, and 2,688 shares of Restricted Stock, awarded in 2025 which will become fully vested in 2028.
(8)
Includes 1,908 shares held by Mr. Burdman’s wife, Bonnie D. Burdman, in the Bonnie Deutsch Burdman Family Trust and 3,900 shares held in her 401(k) Plan. Also includes 5,726 shares held in the Purple Burd Limited Partnership and 13,955 shares held in KB Kidz Limited Partnership.
(9)
Includes 29,309 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 1,828 shares awarded in 2024 which will become fully vested in 2027, and 2,688 shares awarded in 2025 which will become fully vested in 2028. Also includes 5,304 shares held in the Wesbanco 401(k) Plan and options to purchase 20,000 shares which are vested in the Wesbanco, Inc. Key Executive Incentive Bonus, Option & Restricted Stock Plan.

(10)
Includes 1,940 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 1,828 shares awarded in 2024 which will become fully vested in 2027, and 2,688 shares awarded in 2025 which will become fully vested in 2028.
(11)
Includes 32,037 shares held by Mr. Crawford’s wife, Ruth Ann Crawford and 1,940 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 1,828 shares awarded in 2024 which will become fully vested in 2027, and 2,688 shares awarded in 2025 which will become fully vested in 2028.
(12)
Includes 12,191 shares held for Mr. Criss’s benefit in a Rabbi Trust established under the Wesbanco, Inc. Deferred Compensation Plan. Also includes 1,940 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 1,828 shares awarded in 2024 which will become fully vested in 2027, and 2,688 shares awarded in 2025 which will become fully vested in 2028.
(13)
Shares held by Atlas Towing Company, in which Mr. Criss owns a substantial interest and serves as an officer and director.
(14)
Includes 1,940 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 1,828 shares awarded in 2024 which will become fully vested in 2027, and 2,688 shares awarded in 2025 which will become fully vested in 2028.
(15)
Includes 59,849 shares held in trust for the benefit of Ms. Feinknopf and 61,446 shares held in trust for the benefit of Ms. Feinknopf’s children of which Ms. Feinknopf is co-trustee.
(16)
Includes 1,940 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 1,828 shares awarded in 2024 which will become fully vested in 2027, and 2,688 shares awarded in 2025 which will become fully vested in 2028.
(17)
Shares for which Mr. Fitzsimmons has Sole Voting Authority pursuant to various Voting Agreements.
(18)
Includes 20,233 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 21,399 shares awarded in 2024 which will become fully vested in 2027, and 49,593 shares awarded in 2025 which will become fully vested in 2028. Also includes options to purchase 10,000 shares which are vested in the Wesbanco, Inc. Key Executive Incentive Bonus, Option & Restricted Stock Plan.
(19)
Includes 1,940 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 1,828 shares awarded in 2024 which will become fully vested in 2027, and 2,688 shares awarded in 2025 which will become fully vested in 2028.
(20)
Shares held in a Profit Sharing Plan for Phillips, Gardill, Kaiser & Altmeyer, PLLC for the benefit of Ms. Knouse-Snyder.
(21)
Includes 1,982 shares held in a retirement account for Mr. Knox’s benefit and 1,940 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 1,828 shares awarded in 2024 which will become fully vested in 2027, and 2,688 shares awarded in 2025 which will become fully vested in 2028.
(22)
Includes 1,940 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 1,828 shares awarded in 2024 which will become fully vested in 2027, and 2,688 shares awarded in 2025 which will become fully vested in 2028.
(23)
Includes 1,940 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 1,828 shares awarded in 2024 which will become fully vested in 2027, and 2,688 shares awarded in 2025 which will become fully vested in 2028.
(24)
Includes 4,856 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 4,615 shares awarded in 2024 which will become fully vested in 2027, and 8,093 shares awarded in 2025 which will become fully vested in 2028. Also includes options to purchase 10,000 shares which are vested in the Wesbanco, Inc. Key Executive Incentive Bonus, Option & Restricted Stock Plan.
(25)
Includes 5,643 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 5,112 shares awarded in 2024 which will become fully vested in 2027, 4,715 shares awarded in 2025 which will become fully vested in 2028 and options to purchase 11,250 shares which are vested in the Wesbanco, Inc. Key Executive Incentive Bonus, Option & Restricted Stock Plan held by Ms. Pattishall-Krupinski’s husband, Mark D. Krupinski.
(26)
Includes 9,786 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 8,864 shares awarded in 2024 which will become fully vested in 2027, and 8,334 shares awarded in 2025 which will become fully vested in 2028. Also includes options to purchase 11,250 shares which are vested in the Wesbanco, Inc. Key Executive Incentive Bonus, Option & Restricted Stock Plan, and 3,243 shares held in the Wesbanco, Inc. 401(k) Plan.
(27)
Includes 1,940 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 1,828 shares awarded in 2024 which will become fully vested in 2027, and 2,688 shares awarded in 2025 which will become fully vested in 2028.
(28)
Includes 7,106 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 6,437 shares awarded in 2024 which will become fully vested in 2027, and 6,052 shares awarded in 2025 which will become fully vested in 2028. Also includes options to purchase 4,000 shares which are vested in the Wesbanco, Inc. Key Executive Incentive Bonus, Option & Restricted Stock Plan, and 1,181 shares held in the Wesbanco, Inc. 401(k) Plan. Total ownership is as of the most recent information available as Mr. Richmond separated from service on June 30, 2025.
(29)
Includes 1,940 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 1,828 shares awarded in 2024 which will become fully vested in 2027, and 2,688 shares awarded in 2025 which will become fully vested in 2028.
(30)
Includes 16,656 shares held in an IRA for the benefit of Mr. Stemler’s wife, Debra Stemler, and 1,940 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 1,828 shares awarded in 2024 which will become fully vested in 2027, and 2,688 shares awarded in 2025 which will become fully vested in 2028.
(31)
Includes 9,676 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 8,764 shares awarded in 2024 which will become fully vested in 2027, and 13,638 shares awarded in 2025 which will become fully vested in 2028. Also includes options to purchase 9,750 shares which are vested in the Wesbanco, Inc. Key Executive Incentive Bonus,

Option & Restricted Stock Plan, 3,949 shares held in the Wesbanco, Inc. 401(k) Plan, and 3,064 shares held for Mr. Weiss’s benefit in the Wesbanco, Inc. Deferred Compensation Plan.
(32)
Includes 14,580 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 13,206 shares awarded in 2024 which will become fully vested in 2027, and 15,176 shares awarded in 2025 which will become fully vested in 2028. Also includes options to purchase 11,250 shares which are vested in the Wesbanco, Inc. Key Executive Incentive Bonus, Option & Restricted Stock Plan, and 2,994 shares held in the Wesbanco, Inc. 401(k) Plan.
(33)
Includes, in the aggregate, 130,630 shares of Restricted Stock awarded in 2023 which will become fully vested in 2026, 105,984 shares which will become fully vested in 2027, and 175,196 shares awarded in 2025 which will become fully vested in 2028, as well as options to purchase a total of 108,000 shares which are vested in the Wesbanco, Inc. Key Executive Incentive Bonus, Option & Restricted Stock Plan and 15,250 shares held in the Wesbanco 401(k) Plan.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Corporation’s officers, directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities & Exchange Commission (the “SEC”). Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the calendar year 2025, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were fulfilled, except for Todd F. Clossin, Robert H. Friend, Kimberly L. Griffith, Jan M. Pattishall-Krupinski, Michael L. Perkins, Gregory S. Proctor, Daniel K. Weiss, and Jayson M. Zatta, each of whom had one late filing.

The Corporation is required to report late filings.

Transactions with Directors and Officers

Transactions with Related Persons

The Corporation generally considers credit relationships with directors and/or their affiliates to be immaterial and as not impairing the director’s independence so long as the terms of the credit relationship are similar to other comparable borrowers. The Corporation uses the following guidelines to determine the impact of a credit relationship on a director’s independence. The Corporation presumes that extensions of credit which comply with Federal Reserve Regulation O to be consistent with director independence. In other words, the Corporation does not consider normal, arms’ length credit relationships entered into in the ordinary course of business to negate a director’s independence.

Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by the Bank with other persons. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as non-accrual, past due, restructured, or potential problems). The Board of Directors must review any credit to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence. In addition, the Corporation does not consider to be independent any director who is also an executive officer of a company to which the Corporation has extended credit unless such credit meets the substantive requirements of Regulation O.

The spouse of Jan M. Pattishall-Krupinski, Mark D. Krupinski, formerly served as Executive Vice President and Chief Information Officer the Bank. On February 19, 2025, Mr. Krupinski entered into a Separation Agreement providing for his separation from employment with the Bank effective on June 30, 2025. The agreement provided for a lump sum cash payment of $612,300, retention of his existing restricted stock awards through the current vesting period, a 2025 stock award of $188,235 and an extended two year period within which to exercise any currently owned stock option awards. He also entered into a Consulting Agreement dated February 19, 2025, for a period of 24 months at an agreed monthly payment of $10,000 per month with the first payment beginning August 1, 2025. The Consulting Agreement was accelerated in October of 2025 and paid in full.

Denise Knouse-Snyder, a Director, is a member of Phillips, Gardill, Kaiser & Altmeyer, PLLC, which provides legal services to the Corporation. Fees aggregating $2,696,437 were paid to the law firm for legal services rendered to the Corporation and its affiliates during the year, which amount represented approximately 49% of the total amount paid to all law firms retained in 2025. The Audit Committee does review and approve the engagement letter of the firm each year under the Corporation’s Related Party Transaction Policy.

Several directors have been appointed to the Board and subsequently nominated for election pursuant to acquisition and merger-related agreements. Ms. Feinknopf was appointed to the Board pursuant to the merger agreement with American Bancorporation. D. Bruce Knox was appointed to the Board pursuant to the merger agreement with Oak Hill Financial, Inc. Mr. Stemler was appointed to the Board pursuant to the merger agreement with Your Community Bankshares, Inc. (“YCB”). Michael J. Crawford was appointed to the Board pursuant to the merger agreement with Farmers Capital Bank Corporation. James W. Cornelsen and Gregory S. Proctor, Jr. were appointed to the Board pursuant to the merger agreement with Old Line Bancshares, Inc. Under the terms of each of the agreements, the Corporation agreed to include them as recommended nominees until each served at least a full three-year term, which obligations have been met as to all such directors. Mr. Altman, Mr. Afzal, Mr. Burdman and Mr. Bookmyer were appointed to the Board pursuant to the merger agreement with Premier. Under the terms of the merger agreement with Premier, the Corporation has agreed to include Mr. Altman, Mr. Afzal, Mr. Burdman and Mr. Bookmyer as recommended nominees until they have served at least a full three-year term, unless they resign, retire or are removed in which case the merger agreement provides for a successor appointment mechanism to complete such three-year term.

Policies and Procedures for Approval of Related Party Transactions

The Corporation recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance that corporate decisions are based on considerations other than the best interests of the Corporation and its stockholders. Therefore, the Board of Directors has adopted a formal, written policy with respect to related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which the Corporation participates and in which any related party has a direct or indirect material interest, other than (i) transactions available to all employees or customers generally, (ii) transactions involving less than $120,000 when aggregated with all similar transactions, or (iii) loans made by the Bank in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and not involving more than the normal risk of collectability or presenting other unfavorable features.

Under the policy, any related party transaction must be reported to the Audit Committee and may be consummated or may continue only (i) if the Audit Committee, or Chairman thereof acting between meetings, approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s length dealing with an unrelated third party, (ii) if the transaction involves compensation that has been approved by the Compensation Committee, or (iii) if the transaction has been approved by the disinterested members of the Board of Directors. The Audit Committee may approve or ratify the related party transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in the best interests of the Corporation.

The current policy was formalized and adopted in February 2007, and subsequently revised on August 7, 2008. The Policy is reviewed annually by the Board of Directors or Executive Committee and was last approved on March 4, 2026. All related party transactions which were required to be reported in this Proxy Statement were approved by either the Audit Committee or the Compensation Committee of the Board of Directors.

Election of Directors

The Board of Directors of the Corporation is divided into three classes, as nearly equal in number as the numerical membership of the Board will permit, the members of such classes to serve staggered terms of three years each. The Bylaws permit the Board to determine each year the number of Directors with a minimum of fifteen and a maximum of thirty-five, and the Board of Directors has determined that the Board shall consist of fifteen members for the year 2026, and has fixed the number of Directors to be elected to the Board of Directors at the forthcoming meeting at six persons, with five to serve for a term of three years which will expire at the annual stockholders meeting in 2029 and one to serve for a term of one year which will expire at the annual stockholders meeting in 2027.

The Corporation and its banking subsidiary, the Bank, maintain separate boards, but the directors of the Corporation also serve as directors of the Bank.

There are no family relationships among the directors, nominees, or executive officers of the Corporation.

As part of its ongoing review of corporate governance practices in general, the Board of the Corporation considered what number of directors would position the Board at its optimal size at the current time. The Board concluded that its current size is larger than that of the Corporation's peers and that it would be in the best interests of the Corporation and its shareholders for the Board size to be reduced. To that end, the Corporation's directors were offered a voluntary retirement opportunity whereby interested directors would retire effective at the conclusion of the Corporation's Annual Meeting and receive a one-time equity grant of restricted shares of the Corporation's common stock valued at $250,000 (the "Offer").

Following receipt of indications of interest with respect to the Offer, and convening meetings of the Nominating and Compensation Committees thereafter, on March 4, 2026, the Board accepted notices of retirement (collectively, the "Notices") respectively submitted by Abigail M. Feinknopf, a director of the class with a term expiring at the Annual Meeting, James W. Cornelsen, a director of the class with a term expiring at the Corporation's annual meeting of shareholders to occur in 2027 (the "2027 Annual Meeting") and D. Bruce Knox, a director of the class with a term expiring at the 2027 Annual Meeting. Pursuant to the respective Notices, Ms. Feinknopf and Messrs. Cornelsen and Knox each notified the Board of their intent to accept the Offer and retire from the Board effective at the conclusion of the Annual Meeting. Accordingly, Ms. Feinknopf will not stand for re-election to the Board at the Annual Meeting. The respective voluntary decisions by Ms. Feinknopf and Messrs. Cornelsen and Knox to retire from the Board were not the result of any disagreement with the Corporation on any matter, or relating to its operations, policies, or practices.

On March 4, 2026, the Board also approved a decrease in the size of the Board from 19 directors to 15 directors in accordance with the Corporation's Bylaws, effective upon the retirements of Ms. Feinknopf and Messrs. Cornelsen and Knox at the conclusion of the Annual Meeting, as well as the retirement of Michael J. Crawford at the conclusion of the Annual Meeting in accordance with the Corporation's policy that a director must be less than 70 years of age at the time of election. On the same date, in order to achieve an equal balance of membership among the Board's three classes of directors as required by the Corporation's Amended and Restated Articles of Incorporation and applicable law, the Board determined that (i) Mr. Bookmyer should be reclassified from the class of directors that will stand for election for three-year terms at the Annual Meeting, and (ii) Mr. Robinson should be reclassified from the class of directors with terms expiring at the 2028 Annual Meeting to the class of directors with terms schedule to expire at the 2027 Annual Meeting. Accordingly, the Board nominated Mr. Bookmyer to stand for election at the Annual Meeting for a three-year term expiring at the Corporation's annual meeting of shareholders to occur in 2029 and Mr. Robinson to stand for election at the Annual Meeting for a one-year term expiring at the 2027 Annual Meeting. In connection with his nomination, on March 4, 2026, Mr. Bookmyer notified the Board of his intention to resign at the conclusion of the Annual Meeting as a director of the class with a term expiring at the 2028 Annual Meeting, contingent upon his election to a three-year term at the Annual Meeting. Similarly, in connection with his nomination, on March 4, 2026, Mr. Robinson notified the Board of his intention to resign at the conclusion of the Annual Meeting as a director of the class with a term expiring at the 2028 Annual Meeting, contingent upon his election to a one-year term at the Annual Meeting. The respective conditional resignations and nominations of Mr. Bookmyer and Mr. Robinson were done solely to rebalance the Board's classes, and for all other purposes, including committee service and compensation, the service by Mr. Bookmyer and Mr. Robinson on the Board will be deemed to have continued uninterrupted.

Director Independence

A majority of the Corporation’s directors are independent as defined in Nasdaq Global Select Market (“Nasdaq”) listing standards. The Board has determined that all of the directors and nominees are independent, as that term is defined under the Nasdaq definition, except for Jeffrey H. Jackson, James W. Cornelsen, Todd F. Clossin and Denise Knouse-Snyder. The current independence ratio of the Board directors is 78%, and if all of the nominees are elected, the director independence ratio of the Board will be 80%.

Accordingly, the following persons have been nominated for election to the Board:

Nominees

A. Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2029.

Name	Age	Year First Elected Director	Position
Louis M. Altman	57	2025	Director
John L. Bookmyer	61	2025	Director
Todd F. Clossin	64	2014	Director
Denise Knouse-Snyder	55	2016	Director
F. Eric Nelson, Jr.	65	2007	Director

Additional Information

For each director named above, the particular experience, qualifications, attributes, or skills that led the Board to conclude that he or she should serve as a director are as follows:

Louis M. Altman has served as a member of the Board of Directors of the Corporation since February 28, 2025, and is a member of the Board Enterprise Risk Management and Loan Review Committees. He previously served on the Board of Directors of Premier and its predecessors from 2010 through February 2025. Mr. Altman is a Co-Managing Partner of the A. Altman Company, a full-service real estate development firm specializing in commercial, multifamily, office, medical, and hospitality properties across multiple states. He brings more than 37 years of experience in the management, development, and financing of complex commercial real estate ventures. In addition to his professional responsibilities, Mr. Altman serves on the Board of Directors and Governance Committee of Akron Children’s Hospital and is Chairman of the Board of Directors of the Akron Children’s Hospital Foundation. Mr. Altman’s deep understanding of banking regulations, financial transactions, and compliance matters, combined with his extensive real estate expertise, provides valuable insight into the communities served by the Corporation. His strategic vision and industry knowledge make him a significant asset to the Corporation’s Board of Directors. Mr. Altman is a graduate of The Ohio State University Fisher School of Business.

John L. Bookmyer has served as a member of the Board of Directors of the Corporation since February 28, 2025. He also serves on the Audit Committee of the Corporation. He is the Chief Executive Officer of Pain Management Group located in Findlay, Ohio since 2009. He is also the owner of Touch Consulting, Ltd since 2009. He served on the Board of Directors of Premier and its predecessors, as well as Premier Bank, from 2005 until February 2025. He also served as the Chief Operating Officer of Blanchard Valley Health System and President of Blanchard Valley Hospital in Findlay, Ohio, from 1995 until 2008. Mr. Bookmyer left Ernst & Young in 1995 as a Senior Manager. Mr. Bookmyer is an inactive Certified Public Accountant in Ohio and has extensive experience in oversight, leadership and financial matters from his roles at all entities. He currently resides in Zionsville, Indiana. He is also very familiar with the needs of the Ohio and Indiana region through his interactions with community hospitals and businesses.

TODD F. CLOSSIN has served as a member of the Board of Directors of the Corporation since 2014. He served as President and Chief Executive Officer of the Corporation through July 31, 2023. Mr. Clossin is also a member of the Executive Committee of the Board, the Enterprise Risk Management Committee, the Asset/Liability Management Committee, and the Loan Review Committee of the Bank. Mr. Clossin formerly served as Executive Vice President and Chief Administrative Officer for Fifth Third Bank. At Fifth Third, Mr. Clossin served in many retail and commercial capacities and was responsible for strategic planning, marketing, customer experience, distribution strategies, sourcing, facilities, sustainability, social media, and analytics. His career with Fifth Third also included serving as President and Chief Executive Officer, Fifth Third Bank Midwest and Midsouth Regions from 2010 to 2011, President and Chief Executive Officer, Fifth Third Bank Midwest and Florida Regions from 2009 to 2010, President and Chief Executive Officer, Fifth Third Bank Midwest Region from 2006 to 2009, President and Chief Executive Officer, Fifth Third Bank North Ohio Region from 2005 to 2006 and President and Chief Executive Officer, Fifth Third Bank Tennessee from 2002 to 2005. In his 40 year banking career, Mr. Clossin also served in various capacities with Key Bank and Society Bank in Columbus, Dayton, Cleveland, and Canton. Mr. Clossin is a graduate of Mount Union College where he received a B.A. in Business Administration and a graduate of Akron University where he received an MBA. He is also a graduate of the Darden School of Business Advanced Commercial Lending Program, Weatherhead School of Business Executive Leadership Program, Center of Creative Leadership’s Leadership at the Peak Program and Stanford University’s Strategy and Organization Program. Mr. Clossin’s experience in banking, especially in many of the markets in which the Corporation operates, make him qualified to serve on the Board of Directors of the Corporation.

DENISE KNOUSE-SNYDER has served as a member of the Board of Directors of the Corporation since April 20, 2016. She currently serves as a member of the Executive Committee and Asset/Liability Management Committee of the Corporation and the Executive Loan Committee and Credit Committee of the Bank. She is a resident of the Wheeling, West Virginia, area. Ms. Knouse-Snyder, an attorney, is currently a member of the law firm of Phillips, Gardill, Kaiser & Altmeyer, PLLC in Wheeling, West Virginia, and has served in that capacity from 2000 to the present. She formerly served as an associate attorney with the firm from 1995 to 2000. She has extensive experience with structuring, drafting, and negotiating commercial transactions and loans, acquisitions and workouts for financial institutions, business entities and individuals. The focus of her current practice includes financial services litigation, commercial and banking law, creditors’ rights, and bankruptcy law. She is a member of the West

Virginia State Bar, is admitted to practice before the United States District Court, Northern and Southern Districts, United States Court of Appeals for the Fourth Circuit, various Circuit Courts in West Virginia, and the West Virginia Supreme Court of Appeals. She has served in various bar association capacities for the Ohio County Bar Association and the West Virginia State Bar and is a member of the American Bar Association. She also is a member of the West Virginia Bankruptcy Bar. She currently serves as a member of the Board of Directors of the Easter Seal Rehabilitation Center, Inc. and the YWCA Wheeling, both located in Wheeling, West Virginia. She has an undergraduate degree from West Virginia University in accounting and is a graduate of the West Virginia University College of Law with a juris doctor degree in 1995 and was a member of the Order of the Coif. Her extensive experience in structuring, drafting, and negotiating commercial transactions for Wesbanco for the last 31 years is an invaluable skill and knowledge base for the Board of Directors as is her regulatory and legal expertise.

F. ERIC NELSON, JR. has served as a member of the Board of Directors of the Corporation since April 18, 2007. He also serves as a member of the Executive Committee, the Nominating Committee, the Enterprise Risk Management Committee of the Corporation and is a member and Chairman of the Loan Review Committee of the Bank. Mr. Nelson is Secretary of the West Virginia Department of Revenue and a former member of the Senate in the West Virginia Legislature. Mr. Nelson has been President of Nelson Enterprises, Inc., a privately-owned investment company in Charleston, West Virginia, since 2005, and was general partner of Mountaineer Capital, LP, a venture capital firm from 2000 to 2007. Mr. Nelson has a degree in Business Administration and Accounting from Washington and Lee University and is the former Treasurer of City Holding Company and a former member of the executive management team of City Holding Company where he exercised direct responsibility for asset liability management, investment portfolio management and a broker/dealer subsidiary. In addition, the closely held family company which he currently operates, Nelson Enterprises, is a diversified investment company focusing on real estate, natural resources, money management and entrepreneurial activity in the Appalachian Region. Mr. Nelson brings experience as a former executive officer with another financial institution, extensive experience in investment management and analysis and a current perspective on economic activity in Charleston and in West Virginia in general, a key market within which the Corporation operates. Given his extensive banking background, his financial analytical skills and perspective on economic development initiatives in West Virginia, and his public service, Mr. Nelson is a valuable member of our Board and qualified to serve.

B. Director Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2027.

Name	Age	Year First Elected Director	Position
Joseph R. Robinson	58	2019	Director

Additional Information

For the director named above, the particular experience, qualifications, attributes, or skills that led the Board to conclude that he or she should serve as a director are as follows:

JOSEPH R. ROBINSON has served as a member of the Board of Directors of the Corporation since April 17, 2019. He also serves as a member and Chairman of the Enterprise Risk Management Committee and as a member of the Technology Committee. He is an experienced senior executive with a deep background in the Financial Services and Manufacturing sectors. He is the CEO and Founder of High Peaks Solutions, a firm that advises organizations on strengthening their governance, risk, and compliance programs with a particular focus on technology and cybersecurity. Mr. Robinson formerly served as Executive Vice President for Fifth Third Bank. At Fifth Third Bank, Mr. Robinson served as Director of Information Technology and Bank Operations from 2009 to 2016, Chief Information Officer from 2008 to 2009, and as Senior Vice President and Director of Central Operations from 2006 to 2008, as well as Senior Vice President of Enterprise Solutions from 2004 to 2006. Mr. Robinson has significant experience in information technology, operations and cyber security. This experience deepens the Bank’s level of expertise in this area and strengthens its oversight of this critical area.

Continuing Directors

A. Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2027.

Name	Age	Year First Elected Director	Position
Zahid Afzal	63	2025	Director
Lee J. Burdman	62	2025	Director
Robert J. Fitzsimmons	47	2018	Director
Jeffrey H. Jackson	53	2023	Director, President & CEO

Additional Information

For each director named above, the particular experience, qualifications, attributes, or skills that led the Board to conclude that he or she should serve as a director are as follows:

Zahid Afzal has served as a member of the Board of Directors of the Corporation since February 28, 2025. He currently serves on the Executive Committee and the Technology Committee of the Corporation, of which he is Chairman. He previously served on the Board of Premier from 2020 to 2025. He is a member of the Board of Directors of Buckeye Insurance Group, Piqua, Ohio since 2019. He previously served on the Board of Directors of Axiom Bank, Orlando, Florida. He also previously served on the Board of Directors of United Community Financial Corporation from 2013 to 2018. He served as the Chief Operating Officer and member of the board at Home Savings Bank from 2018 to 2020. Prior to joining Home Savings, Mr. Afzal served as executive vice president, Chief Operating/Information Officer at Capital Bank in Raleigh, N.C. from 2013 to 2017. Before joining Capital Bank, he was the Senior Executive Vice President and Chief Information/Operating Officer for Huntington Bancshares Incorporated. Mr. Afzal was Senior Vice President and Chief Information Officer for Bank of America Consumer Banking. Prior to that he has been in various leadership positions at Broadslate Networks, Citicorp and MCI Communications. Mr. Afzal earned a degree in Computer Science and Management from Karachi University and Strayer University. He also completed executive leadership programs from Duke University and Ohio State University. Mr. Afzal’s experience as a senior banking executive, Financial Technology (Fintech) Investor, Board member, advisor and mentor to well established and emerging companies makes him qualified to serve on the Board of Directors of the Corporation. He is passionate about enabling financial services companies and emerging market founders to create measurable impact in the communities. He is also involved in non-profit organizations to address financial literacy.

Lee J. Burdman has served on the Board of Directors of the Corporation since February 28, 2025. He currently serves on the Executive Loan Committee and the Trust Committee of the Bank. He previously served as a member of the Board of Directors of Premier from 2020 to 2025. Mr. Burdman is Co-Founder and Managing Partner of Redstone Investments, a development, management and acquisitions company focused on shopping center development, headquartered in Youngstown, OH since 1992. He also serves on the board of directors of SIMCO Management Corp., a residential apartment management firm operating in northeast Ohio and northwest Pennsylvania. Mr. Burdman served on the boards of United Community Financial Corp. and Home Savings Bank from 2011 through 2020. Mr. Burdman contributes to the Board through his more than 30 years of experience and expertise in owning, managing and developing real estate, commercial real estate lending, financial literacy and executive management. Mr. Burdman received a Bachelors Degree in Economics from the University of Michigan and a Masters in Business Administration from the Fuqua School of Business at Duke University.

ROBERT J. FITZSIMMONS has served as a member of the Board of Directors of the Corporation since April 18, 2018. He is a lawyer and a member of the Fitzsimmons Law Firm, PLLC since May of 2004 which focuses principally on civil litigation. He currently serves as a member of the Audit Committee and Insurance Committee of the Corporation and the Trust Committee of the Bank. He also is a principal of several closely held companies operating in the areas of commercial real estate and broadcasting. He previously served as a West Virginia State Senator from January 2013 through 2015 and was the vice chairman of the Banking and Insurance Committee. He also has prior public company experience, having served as a director of First West Virginia Bancorp., a West Virginia bank holding company (now "CB Financial Services, Inc."), from May of 2014 until February of 2018. Mr. Fitzsimmons is a graduate of Washington University in St. Louis with a B.S. degree in Biomedical Engineering and is a graduate of the Wake Forest University College of Law with a Juris Doctor degree. Mr. Fitzsimmons has prior bank board experience, prior public company experience, represents a significant family shareholder and customer relationship and has both a legal and public service background, all of which makes him qualified to serve.

JEFFREY H. JACKSON is the President and Chief Executive Officer of the Corporation and the Bank after joining Wesbanco in August 2022 as Senior Executive Vice President and Chief Operating Officer. Mr. Jackson was elected to the Board of Directors effective August 1, 2023. Mr. Jackson is also a member of the Executive Committee of the Board, the Enterprise Risk Management Committee, the Personnel and Post Retirement Committee, the Disclosure Committee, the Marketing Committee, and the Asset Liability Management Committee of the Corporation and the Loan Review Committee, the Compliance Committee, the Community Development Committee, and the Allowance Committee. Prior to joining Wesbanco, Mr. Jackson was with First Horizon Bank, where he was Executive Vice President and Chief Operating Officer of regional banking in Memphis, Tennessee. Before that, he was Regional President for Florida; and Market President for Southeast Tennessee and Atlanta. Mr. Jackson is a graduate of Auburn University and received a certificate of Corporate Strategy from Columbia University.

B. Directors Whose Term of Office Will Expire at the Annual Stockholders Meeting in 2028.

Name	Age	Year First Elected Director	Position
Rosie Allen-Herring	59	2022	Director
Christopher V. Criss	69	1992	Director
Lisa A. Knutson	60	2016	Director
Gregory S. Proctor, Jr.	61	2019	Director
Kerry M. Stemler	68	2016	Director

Additional Information

For each director named above, the particular experience, qualifications, attributes, or skills that led the Board to conclude that he or she should serve as a director are as follows:

ROSIE ALLEN-HERRING has served on the Board of Directors of the Corporation since April 20, 2022. She currently is a member and chairperson of the Compensation Committee, Trust Committee and Community Development Committee of the Bank. Ms. Allen-Herring is the President and Chief Executive Officer of the United Way of the National Capital Area, Washington, D.C. and has served in that capacity since 2013. She formerly served as Managing Director, Community Investment and Engagement Division, Fannie Mae from 1992 to 2013. Prior to that she served as a Corporate Consumer Banking Officer at Bank of America/Maryland, Washington, D.C. She also formerly served as a Director of Old Line Bank and currently serves as a member of Mid-Atlantic Advisory Board for Wesbanco Bank, Inc. She is a member of the Board of Directors of Medstar Health, Inc., Greater Washington Board of Trade and various other organizations. She is a graduate of Howard University with a B.A. in Economics and holds an M.B.A. (with honors) from Strayer University and was an International Fellow at the University of Cape Town (SA) Graduate School of Business and Duke University Graduate School of Public Policy. She has served as an adjunct Guest Lecturer, University of Maryland, Robert H. Smith School of Business Center for Philanthropy & Nonprofit Leadership since 2014, and a Guest Lecturer at the American University, Kogod School of Business and also formerly served as a Guest Lecturer at Howard University, College of Arts & Sciences Political Science. Given her experience, demonstrated leadership, management of a $50 Million organization, as well as multi-Billion dollar portfolios, corporate finance and equity investment background, the Board believes she is imminently qualified to serve on the Board of Directors of the Corporation.

CHRISTOPHER V. CRISS has served on the Board of Directors of the Corporation since July 17, 1992. He currently serves as Chairman of the Board of Directors and as a member of the Executive Committee, the Enterprise Risk Management Committee, the Disclosure Committee of the Corporation, and the Allowance Committee of the Bank. Mr. Criss has been President and Chief Executive Officer of Atlas Towing Co. since 1984. Mr. Criss has previous bank board experience, having served on the Board of Directors of Mountain State Bank. He formerly served on the Board of Directors of a regional hospital and an insurance company and has served in an executive capacity with several family owned businesses. Mr. Criss has an accounting background and has extensive business management experience. He also represents significant stockholder interests and the geographical market of Parkersburg, which is a significant market for the Corporation. His diversified business and accounting background, management experience and long-term active participation on the Board make him a valuable member of the Board and qualify him to serve.

LISA A. KNUTSON has served as a member of the Board of Directors of the Corporation since April 20, 2016. She also serves as a member of the Executive Committee, member and chairperson of the Audit Committee, member of the Compensation Committee, Disclosure Committee and Nominating Committee of the Corporation. Ms. Knutson, a certified public accountant, State of Ohio (inactive), was formerly the Chief Operating Officer of the E.W. Scripps Company, now retired where she used to oversee the operating divisions of Local Media, and Scripps Networks. This portfolio of businesses included nine national media brands focused on entertainment and news and 61 local TV stations. She formerly served as President of Scripps Networks from January 2021 until January 2023 and Chief Financial Officer and Chief Strategy Officer of the E.W. Scripps Company from September 2017 until January of 2021. As Chief Financial Officer, Lisa led the company’s financial operations, corporate development, enterprise-wide strategic planning and managed company-wide functions including IT and risk management. She previously served as Chief Administrative Officer from 2011 to 2017, and Senior Vice President, Human Resources with that company from 2005 to 2011. She previously served as Vice President and Chief Financial Officer, Human Resources Operations, at Fifth Third Bank from 2002 to 2005. She also previously worked at Arthur Anderson, LLP as Director of Audit Operations, Great Lakes Market Circle and with PSARA Technologies, Inc., a regional environmental consulting firm. She is a graduate of Miami University. Her experience in human resources and compensation policies and practices in a public company setting, as well as her financial and accounting skills and knowledge, make her uniquely qualified to serve and will provide valuable insight to the Board.

GREGORY S. PROCTOR, JR. has served as a member of the Board of Directors of the Corporation since November 22, 2019. He also serves as a member of the Executive Committee, Compensation Committee and the Trust Committee of the Bank. He formerly served as a member of the Board of Directors of Old Line Bancshares and Old Line Bank since 2004 and served as Vice-Chairman from 2017 to 2019. He is President and Chief Executive Officer of G.S. Proctor & Associates, Inc., a Maryland registered lobbying and consulting firm, which he established in 1995. His qualifications to serve as a Director include his legislative knowledge, his management and consulting skills and his business affiliations in Maryland market area.

KERRY M. STEMLER has served as a member of the Board of Directors of the Corporation since September 9, 2016. Mr. Stemler is a member of the Executive Committee, the Loan Review Committee of the Bank and the Personnel and Post Retirement Committee of the Corporation. He previously served as Chairman of the Board of Your Community Bank from May 2011 until its merger with the Corporation on September 9, 2016. He served as a Director of YCB and Your Community Bank since 1994. He has been President and Chief Executive Officer of KM Stemler Company, a commercial and industrial general contracting firm in the Southern Indiana/Metro Louisville, Kentucky market area that Mr. Stemler has owned and operated since 1981. He is an owner/member of several commercial real estate property leasing and development companies in the region. Properties leased and developed include Class A office space, truck terminals, commercial warehousing, and advanced manufacturing facilities. Mr. Stemler is Past Chair of the Indiana State Chamber of Commerce and continues to serve on the State Chamber’s Board of Directors. He serves on the Board of Directors of Indiana Chamber Foundation Board; Chairman and member of the Board of Directors of Baptist Health Systems; Board of Directors of The Frazier History Museum and Ivy Tech Community College Board of Trustees. Mr. Stemler understands complex financial reports and banking transactions. He has experience with banking regulations and compliance issues. His community involvement gives him the opportunity to offer unique insights to the Corporation. Mr. Stemler’s extensive financial, management operational and strategic planning experience strengthens the Board’s collective qualifications, skills, and experience.

Each nominee has indicated that he or she is willing and able to serve on the Board. In the event that, at any time prior to the Annual Meeting, any of the foregoing nominees should become unavailable for election to the Board of Directors, the shares of stock represented by the proxies will be voted for such other nominee or nominees as the holders of the proxies, in their judgment, may determine.

In the absence of instructions to the contrary, the enclosed form of proxy, if executed and returned to the Corporation, will be voted in the manner determined by the holder or holders thereof. The Board of Directors is soliciting discretionary authority to cumulate votes in the election of Directors, and unless otherwise directed, the holder or holders of such proxies shall have the authority to cumulate votes represented thereby and to distribute the same among the nominees in such manner and numbers as such holder or holders, in his or their discretion, may determine. This authority will be exercised by the holder or holders of the proxies in the event that any person or persons, other than the nominees named above, should be nominated for election to the Board of Directors.

Executive Officers of the Corporation

The executive officers of the Corporation are listed below. Each listing includes a statement of the business experience of each executive officer during at least the last five years. Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board.

JEFFREY H. JACKSON, age 53, is the President and Chief Executive Officer of the Corporation and the Bank. He formerly served as Senior Executive Vice President and Chief Operating Officer of the Corporation and President and Chief Operating Officer of the Bank from August 15, 2022 until August 1, 2023. Mr. Jackson formerly served as Executive Vice President and Chief Operating Officer of Regional Banking for First Horizon Bank based in Memphis, TN and also served as Regional President for the State of Florida and Market President for Southeast Tennessee and Atlanta. Prior to his career in banking, he spent 15 years with IBM in a variety of positions. Mr. Jackson is a graduate of Auburn University and received a Certificate of Corporate strategy from Columbia University.

JAYSON M. ZATTA, age 65, has served as Senior Executive Vice President – Chief Banking Officer since February of 2020. Prior to that, he served as Executive Vice President – Chief Banking Officer from April of 2017 and Executive Vice President – Chief Lending Officer from March 2015 and Executive Vice President of Commercial Banking, overseeing the commercial lending function for all markets, since joining the Corporation in 2008. Prior to joining the Corporation, Mr. Zatta was employed by Huntington Bank as President of the Ohio Valley Region and was formerly Executive Vice President and Senior Credit Officer at Sky Bank. He has over 38 years’ experience in various lending and leadership capacities.

DANIEL K. WEISS, JR., age 44, has served as Senior Executive Vice President and Chief Financial Officer since January 1, 2022. He previously served as Senior Vice President & Chief Accounting Officer since January, 2021 and previously served as Senior Vice President and Corporate Controller, as well as working in various other roles, since joining the Corporation in 2008. Prior to joining the Corporation, Mr. Weiss was employed by Deloitte & Touche LLP, in the audit practice, where he obtained a diverse background working as a public accountant in the financial services, manufacturing, healthcare and retail industries. Mr. Weiss has 21 years of experience and is a licensed Certified Public Accountant.

MICHAEL L. PERKINS, age 60, is the Senior Executive Vice President - Chief Risk Officer of the Corporation and has served in enterprise risk management responsibilities since 2001. Prior to that, he was Senior Vice President and Chief Auditor of the Corporation. Mr. Perkins has 36 years’ experience in banking, working in the financial services industry as a public accountant prior to joining the Corporation in 1995. Mr. Perkins is a licensed Certified Public Accountant.

Kimberly L. Griffith age 57, was appointed Senior Executive Vice President Chief Human Resources Officer in July 2024 after being named and serving as Interim Senior Executive Vice President beginning in April 2024. She oversees Human Resources and Corporate Training for the bank. She previously served as Executive Vice President Human Resources since May 2023. Ms. Griffith joined the organization in 2006 and has held roles of increasing responsibility for the bank. She has 26 years of experience in human resources strategy and management. Ms. Griffith is a graduate of West Virginia University and holds a Senior Professional Human Resources (SPHR) Certification.

Jan M. Pattishall-Krupinski, age 46, was appointed Senior Executive Vice President and Chief Administrative Officer in October 2024 after serving as the Director of Operations since 2019. She oversees banking and lending operations, as well as facilities, procurement, and enterprise strategy. Ms. Pattishall-Krupinski joined the organization in 2011 and has held various leadership positions in Information Technology, Project Management, and Risk Management. Prior to joining Wesbanco, she worked as a technical consultant in Pittsburgh, PA. Ms. Pattishall-Krupinski holds a B.S. From the Pennsylvania State University and is a graduate of Harvard Business School's Advanced Management program.

Alisha K. Hipwell, age 55, has served as Senior Executive Vice President and Chief Communications Officer since January 2025, overseeing corporate communications, marketing and foundation related activities. She joined the Corporation in 2023 as Senior Vice President, Corporate Communications and has more than 26 years of experience as a journalist, consultant and strategic communications leader for global companies, including Alcoa, Arconic and Kennametal. Ms. Hipwell is a graduate of Miami University.

RICHARD K. LAWS, age 52, has served as Senior Executive Vice President and Chief Legal Officer since August of 2025. He has more than 25 years of legal experience spanning private practice and executive in-house roles with financial services organizations, including ING Bank, fsb and most recently Northwest Bank. Mr. Laws oversees all legal matters for the Corporation, including corporate governance and coordination of external counsel. He earned his law degree cum laude from Widener University School of Law, where he served as External Managing Editor of the Journal of Public Law, and a bachelor’s degree with Dean's Honors from Juniata College.

SCOTT A. LOVE, age 49, is the Executive Vice President, Wealth Management. He formerly served as Executive Vice President, Chief Investment Strategist and Chair of the Chief Investment Office. He has been with the Corporation since 2012 and has more than 22 years of investment research and portfolio management experience. Mr. Love is a Chartered Alternative Investment Analyst and a Chartered Investment Management Analyst. He is a graduate of Baldwin Wallace College and received a master’s degree in Business Administration from Case Western Reserve University.

ROBERT H. FRIEND, age 62, has served as Executive Vice President – Chief Credit Officer since June of 2022. Prior to that, he served as Executive Vice President – Regional Credit Officer. Mr. Friend joined the Corporation in July 2012. He has over 32 years of banking experience in lending, credit and management roles, beginning with PNC Bank in Pittsburgh, Pennsylvania. Mr. Friend began his career in public accounting with Touche Ross & Co. in Cincinnati, Ohio.

Stephen J. Lawrence, age 68, has served as Executive Vice President & Chief Internal Auditor since May of 2016. Prior to that, he served as Senior Vice President while continuing as Chief Internal Auditor since 2001. He also served as Audit Manager and Regional Bank Operations Manager since joining the Corporation in 1994 through the acquisition of First Fidelity Bancorp, Inc. Mr. Lawrence has more than 42 years of experience in the banking industry and is a Certified Bank Auditor.

Management Succession

The executive officers of the Corporation engage in a formal process of management succession which includes both an annual review and assessment of talent, skills, leadership and diversity in a series of meetings in the spring or early summer, and an assessment of promotability and depth at key positions within the Corporation. This meeting is followed with a formal presentation to the full Board of Directors of key executive officer positions with an assessment of the depth of leadership at each such position, proximity to retirement of key executives and identification of whether the position can be filled internally or externally.

Executive Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our 2025 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information. Our named executive officers (“NEOs”) for the year ended December 31, 2025, were as follows:

Name	Position
Jeffrey H. Jackson	President & Chief Executive Officer (“CEO”)
Daniel K. Weiss, Jr.	Sr. Executive Vice President & Chief Financial Officer (“CFO”)
Jayson M. Zatta	Sr. Executive Vice President & Chief Banking Officer
Michael L. Perkins	Sr. Executive Vice President & Chief Risk Officer
Jan M. Pattishall-Krupinski [1]	Sr. Executive Vice President & Chief Administrative Officer
Brent E. Richmond [2]	Former Executive Vice President – Treasury

(1)
Ms. Pattishall-Krupinski was promoted to Senior Executive Vice President and Chief Administrative Officer in November 2024 and became an NEO for the first time in 2025.
(2)
On April, 21, 2025, Mr. Richmond and the Corporation entered into a Confidential Separation Agreement and Release (“Separation Agreement”) outlining the terms applicable to Mr. Richmond’s separation and retirement from the Corporation, effective June 30, 2025.

Business and Compensation Overview

2025 Select Business Highlights. 2025 was another year of disciplined growth and strong execution for the Corporation as we continued our transformation into a regional financial services partner through our successful acquisition and integration of Premier and its customers. We delivered strong total and organic loan growth fully funded by deposits, strengthened our balance sheet, meaningfully expanded our net interest margin, and achieved record levels of fee income. Together, these underscore the strength of our organic growth-oriented business model and position us well to continue delivering value for our customers and stakeholders. We achieved the following key financial and operational results during 2025:

•
Solid Return on Assets and Equity. Returns on average tangible assets and tangible common equity, excluding certain adjustments related to the acquisition of Premier (non-GAAP measures), were 1.19% and 16.89%, respectively, for 2025, compared to 0.81% and 11.03%, respectively, for 2024. (For a reconciliation of these ratios to GAAP financial measures, please see "Non-GAAP Measures" in the Corporation's Annual Report on Form 10-K filed with the SEC on March 2, 2026.)
•
Deposit Increase and Funded Strong Loan Growth. Deposits grew organically across our footprint by more than $661 million year-over-year, fully funding our organic loan growth of $657 million or 5.2% in 2025.
•
Net Interest Margin. For 2025, net interest income totaled $814 million and the net interest margin was 3.53% compared to net interest income of $478 million and a net interest margin of 2.96%, for 2024, representing a 70% increase in net interest income and a 57 basis point improvement in net interest margin year over year.
•
Overall Credit Quality Remains Stable. Ratios of criticized and classified loans to total portfolio loans and nonperforming assets to total assets remained steady at 3.15% and 0.33%, respectively, as of the end of 2025.
•
Wesbanco Trust and Investment Services demonstrated record growth. Assets under management increased to a record $7.9 billion and securities brokerage account values (including annuities) increased to a record $2.5 billion.
•
Strong focus on expense management and positive operating leverage. Efficiency ratio of 52.9% improved 11 percentage points year-over-year from 63.5%.

Key Aspects of 2025 Executive Compensation. We have had a transformative year for 2025 with the successful acquisition and integration of Premier and its customers, which increased our assets by approximately 50%. To ensure that our executive compensation remains competitive with the market to attract and retain key talent, the Compensation Committee approved a new peer group of companies that are aligned with our larger asset size. The Compensation Committee referenced, among other things, the amounts and structures of the compensation of executive officers at the companies in the new peer group in determining competitive pay levels for our NEOs.

To gradually bring our NEOs’ compensation in alignment with the market, the Compensation Committee approved certain increases for our NEOs’ 2025 compensation, including increases in base salary for all of our NEOs, except Mr. Richmond, and increases in the target opportunities under the annual cash incentive and long-term equity awards for some of the NEOs. After the increases, our CEO’s and CFO’s total direct compensation remains below the median of the new peer group.

Our 2025 executive compensation program maintains a strong link between pay and performance for all of our NEOs. A minimum of 85% of target performance must be achieved on each of the annual cash incentive goals. All our financial targets for annual cash incentive goals are significantly higher than last year’s targets and are rigorous and challenging levels. For the 2023-2025 performance equity awards, the TSR of the Corporation’s common stock was equal to 13th percentile of the TSR Peer Group, resulting in no shares being earned for this award. This demonstrates the rigor of our targets and alignment of pay and performance.

2025 Say-on-Pay Vote and Shareholder Engagement. At the 2025 Annual Meeting of Shareholders, 93.7% of the votes cast were in favor of the advisory vote to approve executive compensation, commonly known as “say-on-pay.” This vote is largely consistent with recent vote results received over the past several years. The Compensation Committee believes its compensation practices are properly aligned with the interests of shareholders, and that the high level of shareholder support of our 2025 say-on-pay proposal indicates that most shareholders share the Compensation Committee’s view.

Executive Compensation Philosophy and Objectives

Compensation Philosophy. The Compensation Committee has adopted a philosophy statement on executive compensation. The philosophy statement expresses our desire to become the employer of choice and to be viewed as a model of best practices for executive compensation. Applying that philosophy, our compensation programs are designed to provide the appropriate mix of compensation and benefits in order to promote the interests of the Corporation and its stockholders while enabling us to attract and retain top-quality executive talent. The primary objectives of the compensation policies for executive officers are to:

•
Attract and retain executive officers by offering base salary that is competitive with that offered by similarly situated banks in the markets in which we compete and by rewarding outstanding individual performance;
•
Promote and reward the achievement of short-term and long-term objectives set by the Board (after taking into consideration management's recommendations) without encouraging unnecessary and excessive risk taking by our executive officers; and
•
Align the interests of executive officers with those of our stockholders by making incentive compensation an important aspect of our executive’s compensation.

The philosophy statement delineates the following four fundamental principles in establishing executive compensation: (i) the Corporation’s performance both in terms of the attainment of short-term and long-term goals; (ii) the competitiveness of the Corporation’s executive officers’ salaries to that of similarly qualified and situated officers in markets in which it competes; (iii) the individual performance of each executive officer and (iv) the recommendations of the CEO regarding all executive officers other than himself.

Compensation Program Governance. The Compensation Committee assesses the effectiveness of our executive compensation program from time to time and reviews risk mitigation and governance matters, which includes maintaining the following best practices:

What We Do	☑	The majority of total executive compensation opportunity is variable and at-risk, with a substantial portion tied to performance goal achievement.
☑

The allocation of incentives among the annual cash incentive plan and long-term equity awards incentivizes performance to reach shorter-term goals without over-emphasizing short-term performance at the expense of achieving long-term goals.

	☑	To ensure that no single measure affects compensation disproportionately, we use a diverse set of financial and operational performance goals in the design of our compensation program.
	☑	To provide information and advice for use in Compensation Committee decision-making, our compensation committee has engaged an independent compensation consultant.
☑

For compensation decisions, we maintain and reference a peer group of companies based on industry, asset size and geography, reviewing and updating this compensation peer group periodically and as necessary or appropriate.

	☑	Our executive officers and directors are subject to guidelines to maintain certain levels of stock ownership.
	☑	We maintain a clawback policy to recoup incentive-based compensation paid to executive officers earned based on a material error in the financial statements
What We Don’t Do	✘	We prohibit employees and non-employee directors from engaging in short sales, hedging or pledging transactions in our securities.
	✘	No excise tax gross ups in employment or change in control agreements.
	✘	No “single trigger” change in control payments and benefits
	✘	No dividends or dividend equivalents are paid out on shares or units that a participant has not yet earned or that have not vested.
	✘	No strict benchmarking of compensation to a specific percentile of our compensation peer group
	✘	No excessive perquisites for executive officers.

Determination of Named Executive Officer Compensation

Role of the Compensation Committee. In considering appropriate levels of compensation for executives, the Compensation Committee considers the Corporation’s performance and individual NEO performance and experience, as well as peer and broader financial services industry comparisons and affordability analysis. When deemed appropriate, the Compensation Committee requests that its independent compensation consultant provide it with survey data of executive compensation for financial services companies that are comparable to the Corporation. The Compensation Committee generally does not request such market data from the compensation consultant every year.

The CEO and Human Resources department interface with the Compensation Committee in connection with the Compensation Committee’s executive compensation decision-making, providing comparative market data as well as making recommendations. The Compensation Committee periodically meets with the CEO and members of the Human Resources department to assess progress toward meeting objectives set by the Board for both annual and long-term compensation. The Compensation Committee also meets in executive session without management present when appropriate. The Compensation Committee approves, or recommends to the Board for approval, the corporate and individual objectives associated with our incentive programs, as well as assessing the Corporation’s performance against the corporate and individual objectives after the end of the year or making a recommendation to the Board as to the extent to which the Corporation has met those objectives

The Compensation Committee reviews all the components of compensation in making determinations on the mix, amount, and form of executive compensation. While the Compensation Committee does not use any quantitative formula or multiple for comparing or establishing compensation for executive management, it is mindful of internal pay equity considerations and assesses the relationship of the compensation of each executive to other members of executive management.

Role of Management. Our CEO works with the chair of the Compensation Committee in establishing the agenda for Compensation Committee meetings. Our management also prepares meeting information for each Compensation Committee meeting. Our CEO also participates in Compensation Committee meetings at the Committee’s request to provide:

•
Background information regarding the Corporation’s strategic objectives;
•
His evaluation of the performance of the senior executive officers; and
•
Compensation recommendations as to senior executive officers other than our CEO.

Our CEO does not play any role with respect to any matter affecting his own compensation and is not present when the Compensation Committee discusses and formulates the compensation recommendation.

Role of the Independent Compensation Consultant. The Compensation Committee had directly engaged Cowden & Associates (“Cowden”) as its external compensation consultant in the development of the 2024 executive compensation program. Cowden reported to, and received its direction from, the Compensation Committee, and a representative of Cowden regularly attended Compensation Committee meetings as its independent advisor. Cowden helped facilitate the executive officer compensation process, including the creation of a compensation peer group for comparing our NEOs’ compensation to the market and provided advice and information on other executive compensation matters.

In considering Cowden’s engagement, the Compensation Committee evaluated Cowden’s independence and any conflicts of interest in accordance with applicable SEC rules and Nasdaq listing requirements. The Compensation Committee requested and received a report from Cowden addressing the independence of Cowden and its senior advisors. The Compensation Committee considered Cowden’s provision of other services to the Corporation, the fees paid by the Corporation to Cowden as a percentage of Cowden’s total revenue, Cowden’s policies and procedures to prevent conflicts of interest, and the confirmation by Cowden that it and its representatives have no business or personal relationship with any member of the Compensation Committee, do not own any stock of the Corporation, and have no business or personal relationship with any executive officer of the Corporation. The Compensation Committee concluded that Cowden was independent of the Compensation Committee and of Corporation management and had no conflicts of interest in its performance of services to the Compensation Committee.

In late 2024 and early 2025, the Compensation Committee engaged in a process to review the services provided by its independent compensation consultant. It interviewed four firms, including Cowden, and decided to engage AON Consulting ("AON") as its independent compensation consultant for the year 2025. Following a similar analysis and criteria noted above, it concluded that AON was independent of the Compensation Committee and of Corporation management and had no conflicts of interest in its performance of services to the Compensation Committee. Thus, the Compensation Committee has utilized AON in the development of the 2025 executive compensation program.

In determining the independence of AON, the Compensation Committee considered AON’s independence in light of the independence factors set forth in the SEC rules and Nasdaq listing standards. In total, fees paid to AON during 2025 for services not related to AON’s work with the Compensation Committee, such as investment advisory services and retirement actuarial services, were approximately $451,371.34. Fees paid to AON during 2025 for services related to recommending the amount and form of executive and director compensation and compensation survey data were approximately $223,443.85.

In terms of assessing independence, the Compensation Committee gave credit to the safeguards that AON’s executive compensation practice has put in place to maintain its independence. The Compensation Committee also considered that no business or personal relationships exist between any members of the consultants’ teams advising the Corporation on the one hand, and the Corporation, any members of the Compensation Committee or any executive officers on the other hand, other than in connection with the services provided. Therefore, the Compensation Committee has concluded that AON is independent, as no conflict of interest exists between AON and the Corporation.

Peer Group. The Compensation Committee believes that obtaining relevant market and peer group data is very important to making determinations about executive officer compensation. Such information provides a reference point for making decisions.

The Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources, when making decisions about the structure and component mix of our executive compensation program. The Compensation Committee also considers the practices of our competitors and the broader industry for recruiting and retaining talent.

The Compensation Committee updates the peer group periodically based on a process that includes recommendations from internal sources, including the Finance and Human Resources departments, and external sources such as our independent compensation consultant, to reflect the companies against which the Corporation competes for executive talent or for shareholder investment. In November 2024, the Compensation Committee, with the assistance of external advisors, developed a new peer group for certain compensation decisions in 2025 due to the anticipated 50% increase in our asset size from the pending acquisition of Premier. The new peer group was defined using the following criteria: public bank holding companies with assets between $18 and $48 billion, headquartered in the Midwest, Mid-Atlantic, and Southeast. The chosen criteria reflect the anticipated 50% increase in our asset size from the acquisition of Premier. Based on these criteria, the Compensation Committee removed eight companies from the peer group and eight new companies met these criteria and were added to the peer group.

The 2025 compensation peer group consisted of the following companies:

Ameris Bancorp (ABCB)	F.N.B. Corporation (FNB)	Provident Financial Services, Inc. (PFS)
Associated Banc-Corp (ASB)	First Financial Bancorp (FFBC)	Renasant Corporation (RNST)
Atlantic Union Bankshares Corp. (AUB)	Fulton Financial Corp. (FULT)	Simmons First National Corp. (SFNC)
BankUnited, Inc (BKU)	Hancock Whitney Corp. (HWC)	United Bankshares Inc. (UBSI)
Commerce Bancshares, Inc. (CBSH)	Prosperity Bancshares, Inc. (PB)	United Community Banks Inc. (UCB)

Elements of 2025 Compensation

The Compensation Committee has structured our executive compensation program to ensure that our NEOs are compensated in a manner consistent with shareholder interests, competitive pay practices, and applicable requirements of regulatory bodies.

The components of our 2025 executive compensation program consist primarily of elements that are generally available to our employees, including base salary, annual cash incentive, long-term incentive, and broad benefits.

Element	Description	Purpose
Base Salary	Fixed cash compensation based on each executive officer’s role, individual skills, experience, performance, geography, and positioning relative to market and internal equity	Base salaries are intended to provide stable compensation to executives, allows us to attract and retain superior executive talent and maintain a consistent, stable leadership team
Short-Term Incentives: Annual Cash Incentive	Variable cash compensation based on the level of achievement of pre-determined annual corporate goals and individual performance

Annual cash incentive opportunities are designed to align our executive officers in achieving short-term goals; payout levels are generally determined based on actual financial results and the degree of achievement of Corporation and individual performance

Long-Term Incentives: Equity-Based Compensation

Four distinct equity awards:

Stock Options: Right to purchase shares at a price equal to the stock price on the grant date that vest over 18 months

Restricted Stock: Time-based awards that cliff vest at three years

Performance-Based Restricted Stock: Earned based on two financial measures relative to a peer group over a three-year performance period

Performance-Based Restricted Stock: Earned based on TSR performance relative to a peer group for a three-year performance period

Equity based compensation is designed to motivate and reward executives to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders, as well as to attract and retain executive officers for the long-term

Links with stockholder value creation; aligns with stockholders; filters out macroeconomic and other factors not within management’s control

2025 Target Pay Mix. The target pay mix supports the core principles of our executive compensation philosophy and objectives of compensating for performance and aligning executive officers’ interests with those of shareholders, by emphasizing both annual and long-term incentives. The graphics below illustrate the mix of fixed, target annual cash incentive, and target long-term equity incentive compensation based on the grant date fair value we provided to our CEO and the average of the other NEOs for 2025, excluding the value of any separation benefits for Mr. Richmond.

Base Salaries. Base salaries provide executives with fixed cash compensation to attract and retain highly qualified executives. The base salaries for the Corporation’s NEOs are typically effective in the second quarter of the year after the Corporation’s financial information and performance results from the previous year are available, although other adjustments are made occasionally to reflect changes in responsibility or other developments. In establishing base salaries for our NEOs, the Compensation Committee has relied on external market data obtained from outside sources and the salaries for comparable positions in the new peer group. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

•
Each NEO’s scope of responsibility
•
Each NEO’s years of experience
•
Types and amount of the elements of compensation to be paid to each NEO
•
Overall financial performance and performance with respect to other aspects of our operations, such as growth, asset quality, profitability, and other matters, including the status of our relationship with the banking regulatory agencies; and
•
Each NEO’s individual performance contributions to our Corporation-wide performance, including leadership, teamwork, and community service.

For 2025, the Compensation Committee determined that base salaries for our NEOs would be increased. The Committee considered the fact that our size has grown after the acquisition of Premier, reviewed the competitive marketplace in the new peer group, current economic conditions and the individual pay factors, and determined that the increased base salaries were aligned with market practice in the industry and among peer companies. The Compensation Committee approved salary increases in 2025 for all NEOs, except for Mr. Richmond, after considering the factors listed above.

Name	2024 Base Salary	2025 Base Salary	% Change
Jeffrey H. Jackson	$900,056	$990,000	10%
Daniel K. Weiss, Jr.	$450,002	$495,000	10%
Jayson M. Zatta	$550,818	$575,054	4.4%
Michael L. Perkins	$369,699	$400,015	8.2%
Jan M. Pattishall-Krupinski (1)	$359,000	$425,056	18.4%
Brent E. Richmond (2)	$322,180	$322,180	0%

(1)
Ms. Pattishall-Krupinski received a 2025 base salary increase in connection with her promotion to Senior Executive Vice President and Chief Administrative Officer.
(2)
Mr. Richmond did not receive a 2025 base salary increase due to the negotiated Separation Agreement.

Annual Cash Incentives. Annual incentive awards, in the form of annual cash bonuses, are made to our NEOs under the amended and restated Wesbanco, Inc. Key Executive Incentive Bonus, Option and Restricted Stock Plan, which we refer to as the Incentive Plan and which was most recently approved by our stockholders on April 17, 2024. Our annual cash bonus is a short-term, non-equity incentive plan that is intended to motivate and reward the NEOs’ performance and contributions to our success and focus each NEO’s attention on specific goals. The plan provides an annual cash incentive based on the achievement of Corporation performance metrics and the execution of key initiatives for each NEO. Under the annual cash incentive, the amount of each NEO’s target bonus opportunity is determined as a percentage of the NEO’s base salary, with the actual payout amount determined based on corresponding performance and payout curves.

Target Opportunities. The 2025 target annual cash incentive opportunities for our NEOs, expressed as a percentage of their base salary and a dollar amount, are detailed in the table below. The total annual bonus award paid to each NEO is determined based on the extent to which Corporation and individual goals are achieved with potential payouts ranging from 50% to 150% of each NEO’s target annual incentive award opportunity. There are no payouts for below-threshold performance. Performance between payout levels (i.e., threshold, target and maximum) is calculated using straight line interpolation. The CEO recommends the target annual cash incentive opportunity levels for each NEO other than the CEO to the Compensation Committee. The Compensation Committee reviews the CEO’s recommendations along with, as applicable, market data to ensure that proposed target opportunity levels provide an appropriate opportunity to earn bonuses and are competitive with the companies in the Corporation’s peer group. The Compensation Committee then approves the target opportunity levels for each NEO. The 2025 target annual cash incentive opportunity percentages for the CEO and Messrs. Weiss and Zatta were increased from 75% to 110%, 75% to 80%, and 75% to 80%, respectively, and for each of the other NEOs remained unchanged from 2024 based on the factors discussed above. The increased target opportunities were aligned with market practices given the growth in our size after the acquisition of Premier Financial Corp.

Name	Target Opportunity (% of base salary)	Target Opportunity ($)
Jeffrey H. Jackson	110%	$1,089,000
Daniel K. Weiss, Jr.	80%	$396,000
Jayson M. Zatta	80%	$460,043
Michael L. Perkins	75%	$300,011
Jan M. Pattishall-Krupinski	75%	$318,792
Brent E. Richmond (1)	40%	$128,872

(1)
As discussed further below in the section entitled “Mr. Richmond’s Separation of Service,” following Mr. Richmond’s separation from the Corporation, he is eligible for a target bonus payment in 2025, conditioned on the Corporation meeting incentive thresholds and if Mr. Weiss meets his target thresholds for 2025. If Mr. Weiss receives a bonus above or below target, Mr. Richmond is eligible to receive, on a pro-rated basis, up to 115% of target or as low as 0% of target, calculated as a percentage of what Mr. Weiss receives.

Eligibility for Annual Incentive Awards. In general, the following thresholds must be satisfied for an executive to be eligible to receive an annual incentive award: (i) the executive must receive a “fully competent” performance rating; and (ii) the Corporation must meet the threshold level of the “overall corporate goal.”

Performance Rating. Our CEO annually rates the performance of each of our other NEOs and assigns a performance rating to the executives based on the executive’s performance during the fiscal year, which is reviewed and approved by the Compensation Committee. The Compensation Committee evaluates the performance of our CEO and assigns his performance rating. For 2025, all of our NEOs received “fully competent” performance ratings.

Performance Goals. The Compensation Committee determines payouts under the annual cash incentive program utilizing a structured, objective approach based upon the achievement of performance goals that include an overall corporate goal and individual performance goals for each of our NEOs. At the beginning of each year, the CEO recommends the Corporation performance goals to the Compensation Committee, and the Compensation Committee reviews the CEO’s recommendations and then makes a recommendation to the Board for approval. The Compensation Committee retains discretion to adjust the Corporation performance goals during and following the end of the year.

Overall Corporate Goal. The Corporation’s overall corporate goal is based on our earnings per share (“EPS”) for a given fiscal year. The Compensation Committee set target performance levels based on management’s confidential business plan and budget, industry expectation, market opportunities and other factors the Compensation Committee believes are relevant. The EPS goal target for 2025 was increased compared to 2024 to reflect the full integration of Premier. The Compensation Committee may adjust the EPS goal, in its sole discretion, for items attributed to non-GAAP operating events impacting the Corporation’s operating results, such as mergers and acquisitions, unusual gains or losses, significant asset sales or other out-of-the ordinary or one-time events which significantly impact the normal operations, such as the non-recurring earnings impacts resulting from the acquisition.

The Corporation must achieve at least the threshold for the overall corporate goal for NEOs to be eligible for an annual bonus payout. If the minimum overall corporate goal is not satisfied in a fiscal year, the Compensation Committee has the discretion to grant annual incentive awards for NEOs and may adjust individual performance targets, and determine the amount of an incentive award, accordingly. The Compensation Committee did not exercise discretion for the 2025 incentive bonus since the actual result was above the threshold minimum.

For the 2025 fiscal year, the Compensation Committee reviewed the EPS results using both GAAP and non‑GAAP earnings and elected to use non-GAAP earnings in its analysis and determination. The Compensation Committee determined that the use of non-GAAP earnings was the appropriate benchmark for incentive bonuses for the year as there were one-time merger expenses included in GAAP earnings as well as the impact of a day one provision for credit losses on the acquired Premier loans, which is considered a non-recurring earnings impact. The threshold EPS for the “overall corporate goal” in 2025 was $2.397. Our non-GAAP EPS was $3.40 and we met the overall corporate goal. For a reconciliation of non-GAAP financial measures, please see "Non-GAAP Measures" in the Corporation's Annual Report on Form 10-K filed with the SEC on March 2, 2026.

Because the overall corporate goal and the individual performance ratings have been satisfied at the eligibility threshold level as discussed above, the Compensation Committee determined the amount of an executive’s annual cash incentive award based on the executive’s target incentive award and the performance on the individual performance goals discussed below.

Individual Performance Goals. The Compensation Committee also sets individual performance targets and weighting assigned to each target. For 2025, all our NEOs’ performance targets and their respective weightings were the same and were based on the following Corporation measures: core EPS, pre-tax, pre-provision EPS, nonperforming assets ratio of less than 1.5%, net charge offs to total average loans of less than 0.30%, and regulatory/compliance results. These goals are established through the business planning process which develops an annual budget and are then recommended to the Compensation Committee by our CEO. The Compensation Committee then establishes the performance targets based in part on such recommendations.

The targets are set so that they are attainable if the Corporation meets its budgeted goals for the year. The 2025 goal targets were adjusted compared to 2024 to reflect the full integration of Premier. The individual performance also include a Committee discretion portion with 30% assigned weighting. The Committee discretion portion is determined by the Compensation Committee utilizing a number of factors, including: (i) attainment of goals, (ii) opportunities for attainment, (iii) marketplace impact, (iv) competition, (v) effectiveness in performance and (vi) individual performance. Committee discretion represents 30% of the total annual bonus calculation and the Compensation Committee awarded the maximum performance level of 115% for that portion based on total results for 2025.

All our NEO's individual performance goals were achieved at 115% of the target metrics for 2025 as shown in the following chart with a detailed schedule of the performance metrics targets, and weighted performance level on each metric:

Performance Goals	Weighting	Threshold	Target	Maximum	2025 Actual Result	2025 Performance Level	2025 Weighted Performance %
Core EPS (1)	15%	$2.397	$2.82	$3.243	$3.40	Maximum	17.25%
Pre-Tax Pre-Provision EPS (2)	15%	$3.468	$4.08	$4.692	$4.75	Maximum	17.25%
Nonperforming Assets <1.5% of Total Gross Loans	15%	1.73%	1.50%	1.28%	0.48%	Maximum	17.25%
Net Charge Offs to Total Average Loans	15%	0.58%	0.50%	0.43%	0.01%	Maximum	17.25%
Regulatory Compliance Results	10%	85%	100%	115%	115%	Maximum	11.5%
Committee Discretion	30%	85%	100%	115%	115%	Maximum	34.5%
Total	100%						115%

(1)
Core EPS is net income available to common shareholders, excluding after-tax restructuring and merger related expenses and the day 1 provision for credit losses divided by diluted average common shares outstanding. For additional details and a reconciliation of Core EPS to GAAP financial measures, please see “Non-GAAP Measures” in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 2, 2026.
(2)
Pre-Tax Pre-Provision EPS is income before provision for income taxes less restructuring and merger-related expenses and provision for credit losses divided by diluted average common shares outstanding. For additional details and a reconciliation of pre-tax pre-provision EPS to GAAP financial measures, please see “Non-GAAP Measures” in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 2, 2026.

Payout Determination. Our Compensation Committee determined the cash incentive compensation payout for 2025 performance based on achievement of the Corporation and individual performance elements described above, in accordance with the weighting for each element. Because the Corporation did meet the minimum level of each budgeted goal for 2025, our NEOs were eligible for bonuses, without the exercise of discretion by the Compensation Committee.

Under our annual incentive program, the payout amounts are 50%, 100%, or 150% of Target Opportunity if the performance goals are achieved at threshold, target, or maximum, respectively. The performance goals were achieved at 115% maximum for 2025. As a result, the total annual cash bonus paid to each NEO for 2025 performance is at maximum 150% as set forth in the following table.

Name	Annual Incentive Opportunity	Achievement	Actual Payout

	2025 Base Salary	Target (% of base salary)	Target ($)	Actual Performance %	2025 Earned Award	As a % of Target
Jeffrey H. Jackson	$990,000	110%	$1,089,000	115%	$1,633,500	150%
Daniel K. Weiss, Jr.	$495,000	80%	$396,000	115%	$594,000	150%
Jayson M. Zatta	$575,054	80%	$460,043	115%	$690,065	150%
Michael L. Perkins	$400,015	75%	$300,011	115%	$450,017	150%
Jan M. Pattishall-Krupinski	$425,056	75%	$318,792	115%	$478,188	150%

As discussed further below in the section entitled “Mr. Richmond’s Separation of Service,” Mr. Richmond’s 2025 annual bonus payout is determined in accordance with the Separation Agreement. Based on the terms of the Separation Agreement, Mr. Richmond’s annual bonus payout was $148,204, which is based on the annual bonus achievement and payout Mr. Weiss received for 2025 and representing 115% of Mr. Richmond's target bonus of $128,872.

The Compensation Committee, at its discretion, may allocate a portion of the annual cash bonus award to a deferred payout period. The deferred payout portion is then spread ratably over a three-year period beginning in the third year following the award of compensation. Thus, the annual bonus may include both a currently paid portion and a deferred portion. The Compensation Committee believes the deferral serves as an executive retention incentive in that an executive terminating his or her employment before deferred amounts are paid out forfeits such unpaid amounts. The Compensation Committee did not allocate any portion to a deferred payment period for 2025.

Long-Term Incentive Awards. Our Compensation Committee believes that long-term incentive compensation is an important component of our compensation program because it has the effect of retaining and motivating executives, aligning executives’ financial interests with the interests of stockholders, and rewarding the achievement of the Corporation’s long-term strategic goals.

For 2025, the Compensation Committee continued its historical practice of granting all NEOs stock options, time-based restricted stock, and performance-based restricted stock awards. In consultation with our outside advisors and based on market data and NEO individual performance, the Compensation Committee determined the 2025 target long-term incentive opportunities as a percentage of base salary for each NEO. The target restricted stock opportunities, consisting of time-based restricted stock awards and shares of Performance-Based Stock Plan ("PBSP"), for Mr. Jackson, Mr. Weiss, and Mr. Zatta were increased in 2025 as a percentage of their respective base salary from 90% to 200%, 90% to 110%, and 90% to 110%, respectively, to provide market competitive pay and aligned with the range of the median, as determined by reference to comparable positions at the peer group companies. The number of equity awards is based on the dollar amount of the opportunities divided by the grant date fair value of the awards.

In February 2025, our CEO was granted 2,787 shares of Total Shareholder Return Plan (“TSRP”) awards, and in May 2025, our CEO was granted 5,000 stock option awards, 49,593 shares of time-based restricted stock awards, and 12,398 shares of PBSP awards. In February 2026, we realized such annual grants inadvertently exceeded the 60,000-share calendar year individual limit imposed by our Incentive Plan. Accordingly, the excess shares of 12,565 time-based restricted stock were null and void. In addition, dividends accrued in his 2025 awards will be paid in cash when vested.

The stock options granted in 2025 for executive officers, including all of the NEOs, vest one half on May 21, 2026, and the remaining one half on December 31, 2026, and are exercisable for a period of seven years. The time-based restricted stock granted in 2025 cliff vests in three years on May 21, 2028.

As discussed further below, NEOs received two performance-based restricted stock awards in 2025 under our PBSP and TSRP that are each earned based on a three-year measurement period. The PBSP awards are earned based on the Corporation’s Return on Average Assets (“ROA”) and Return on Average Tangible Common Equity (“ROATCE”) compared to the 2025 Peer Group. The TSRP awards are earned based on the total shareholder return (“TSR”) of the Corporation relative to the TSR of a group of publicly traded companies deemed comparable by the Compensation Committee to the Corporation (the “TSR Peer Group”).

2025 Grant Summary

NEO	Options		Restricted Stock		PBSP		TSRP
	# Granted	Fair Value ($)	# Granted	Fair Value ($)	# Granted at	Fair Value ($)	# Granted at	Fair Value ($)

					Target		Target
Jeffrey H. Jackson	5,000	$29,300	37,028	$1,182,674	12,398	$395,992	2,787	$106,854
Daniel K. Weiss, Jr.	2,250	$13,185	13,638	$435,598	3,410	$108,915	1,394	$53,446
Jayson M. Zatta	2,250	$13,185	15,176	$484,721	3,794	$121,180	1,706	$65,408
Michael L. Perkins	2,250	$13,185	8,334	$266,188	2,083	$66,531	1,145	$43,899
Jan M. Pattishall-Krupinski	2,250	$13,185	8,093	$258,490	2,023	$64,615	1,112	$42,634
Brent E. Richmond	2,000	$11,720	6,052	$193,301	1,513	$48,325	998	$38,263

TSRP Awards. The 2025 TSRP awards may be earned and vest upon the achievement of the Corporation’s TSR during a performance period from January 1, 2025, through December 31, 2027, relative to the companies in our TSR Peer Group. The TSR Peer Group for the 2025 - 2027 performance period is the 2025 peer group which is the peer group as described on page 19. As detailed in the chart below, the actual number of TSRP awards earned will be based on the percentile rank of the Corporation’s TSR relative to the TSRs of the companies in the TSR Peer Group. To prevent distortions, the opening values and closing values of a share of common stock for the TSRP, both of the Corporation and for each member of the TSR Peer Group, are determined using the sixty (60) day trailing average of trading prices of the common stock of the Corporation and of the common stock of each member of the TSR Peer Group immediately preceding the opening and closing of the performance period, respectively. Only dividends actually paid are included in determining TSR for the common stock of the Corporation and for the common stock of the members of the TSR Peer Group.

TSR Percent Rank	Earned Percentage of Target
Below 50th percentile	0%
Equal to or greater than 75th percentile	200%
Between 50th and 75th percentiles	Straight-line interpolation between 0% and 200%

PBSP Awards. The PBSP awards made in May 2025 are for the performance period beginning January 1, 2026, and will have a three-year performance period based on the Corporation’s Return on Average Assets (“ROA”) and Return on Average Tangible Common Equity (“ROATCE”) compared to the 2025 peer group. Each NEO will earn 1/6 of his or her target share award each year of the performance period in which the Corporation’s ROA equals or exceeds the 2025 peer group average. Similarly, each NEO will earn 1/6 of his or her target share award for each year of the performance period in which the Corporation’s ROATCE equals or exceeds the 2025 Peer Group average. Earned performance based restricted stock will also be subject to additional service-based vesting – 50% of the shares earned will vest following the end of the three-year performance period on May 15, 2029, after results have been certified by the Compensation Committee, with the other 50% of the earned shares vesting on May 15, 2030. If awards are not earned for a fiscal year, the corresponding shares are forfeited.

The performance target for 2025 PBSP awards was 75% (at threshold) or 100% (at target) of the average ROA and ROATCE of the 2025 Peer Group, for each year in the three-year performance period with 1/6th eligible to be earned for each category for each year. Generally, non-GAAP measures (core) will be used to determine ROA and ROATCE for the 2025 Peer Group with an adjusted formula used for determining the 2025 Peer Group and the Corporation’s performance. For each target year and for each target, if the Corporation’s performance is 100% or greater, the award will be 100% of the shares that are performance based. For any target year or category in which 75% of the average is achieved through 99%, an award will be linearly interpolated proportionate to the percentage achieved. Awarded shares will receive credit for dividends in the form of additional shares of the Corporation stock beginning with the quarter in which they have been earned and awarded after each measured performance period and dividends will be subject to the same vesting conditions as the award. If the shares of the PBSP awards lapse, the dividends accrued on these shares will also lapse.

2023-2025 Performance Results. The TSR of the Corporation’s common stock for the 2023-2025 Performance Period was equal to the 13th percentile of the TSR Peer Group. Accordingly, no TSRP shares were earned for the 2023-2025 Performance Period. The target goal for the TSRP award for the 2023-2025 Performance Period was equal to or greater than the 50th percentile of the TSR Peer Group. If the TSR of Corporation common stock was less than the 50th percentile of the TSR Peer Group TSR, all TSRP shares would be forfeited. If the TSR of Corporation common stock is equal to or greater than the 75th percentile of the TSR Peer Group, 200% of the target number of TSRP shares would have been earned. If the TSR of the Corporation common stock is between the 50th and 75th percentiles, the number of shares of Corporation common stock earned would have been determined using straight-line interpolation.

The PBSP awards granted in 2022 will be certified and distributed once peer performance is known by March 2026. As of this proxy filing, we cannot determine the relative performance on the 2022 PBSP awards.

New 2026 Annual Incentive Plan and 2026 Long-Term Incentive Plan. As we have continued to evolve and grow as a public company, the Compensation Committee has correspondingly sought to evolve the executive program as appropriate for a company of our size. The Compensation Committee, considering feedback from its shareholders, and with the assistance of its independent compensation consultant, has adopted a new annual and long-term incentive program for NEOs, subject to shareholder approval.

New 2026 Annual Incentive Plan. For the 2026 Annual Cash Incentive, the weights for the performance goals are rebalanced, increasing the overall proportion attributed to revenue and profitability and reducing weights for credit quality and qualitative goals. The Committee Discretion portion is reduced from 30% to 20% and the performance goal for Regulatory/Compliance Results is removed. The maximum payout under the plan is increased from 150% of target to 200% of target.

2025 Performance Goals and Weights		2026 Performance Goals and Weights
Performance Goals	Weight	Performance Goals	Weight
Pre-Tax Pre-Provision EPS	15%	Core Pre-Tax, Pre-Provision Earnings net of Charge Offs	20%
Core Earnings Per Share	15%	Core Earnings Per Share	20%
Non-performing Assets of Total Gross Loans	15%	Operating Expense Management	20%
Net Charge Offs to Total Average Loans	15%	Net Charge Offs to Total Average Loans	20%
Regulatory/Compliance Results	10%	Committee Discretion	20%
Committee Discretion	30%

New 2026 Long-Term Incentive Plan. Performance-based restricted stock units (“PRSUs”) for 2026 under the long-term incentive plan will be measured relative to peers and will be based on 3-year average ROATCE. Performance on this core goal will result in an initial number of PRSUs, if any, earned between 50% and 200% of target. The initial result will be modified by the relative TSR performance up or down by up to 20%.

Relative ROATCE	25th percentile	50th percentile	75th percentile
Initial Payout (% of Target)	50%	100%	200%
Initial Payout is Multiplied by the Relative TSR Modifier
Relative TSR	25th percentile	50th percentile	75th percentile
Modifier (% of Initial Payout)	80%	100%	120%

Retirement Plans. The Corporation maintains a defined benefit pension plan, which we refer to as the Defined Benefit Plan, for all employees employed prior to August 1, 2007, a 401(k) Plan for all employees, and a Supplemental Employee Retirement Plan, which we refer to as the SERP, for certain executive officers, including our NEOs.

Defined Benefit Plan. Under the Defined Benefit Plan, which is compulsory and noncontributory, the compensation covered is the salary of a participant as limited by applicable IRS regulations. The benefit payable under the Defined Benefit Plan is a function of a participant’s highest consecutive five-year average annual covered compensation during the ten years immediately prior to retirement and credited years-of-service while a plan participant. The Corporation closed the Defined Benefit Plan to new participants effective August 1, 2007, and the plan has not accepted new participants since that date.

Mr. Jackson, Mr. Weiss, Mr. Zatta and Ms. Pattishall-Krupinski are not eligible to participate in the Defined Benefit Plan. Mr. Perkins does and Mr. Richmond did participate in the Defined Benefit Plan. The Defined Benefit Plan has a maximum individual annuity payout of $60,000 per year. Under current IRS rules only annual compensation of $350,000 (for 2025) or less is considered covered compensation for Defined Benefit Plan purposes. The Defined Benefit Plan is administered by a Committee appointed by the Board of the Corporation.

Wesbanco 401(k) Plan. The Wesbanco 401(k) Plan (the “401(k) Plan”) is a deferred savings plan under Section 401(k) of the Internal Revenue Code (the "Code"). The previous employee stock ownership feature of the 401(k) Plan (the “ESOP”) was adopted by the Corporation on December 31, 1986, and the 401(k) Plan was amended in 2023 to eliminate that feature. All employees of the Corporation, together with all employees of our subsidiary companies which adopt the 401(k) Plan, are eligible to participate in the 401(k) Plan on the first day of the month following completion of sixty (60) days of service and attaining age 21. The 401(k) Plan is administered by a Committee appointed by the Board of the Corporation.

SERP. The Corporation maintains a supplemental executive retirement plan (the “SERP”) for certain of its executive officers, but excluding the NEOs, except for Mr. Jackson, Mr. Weiss and Mr. Richmond. Although benefits under the SERP are unsecured, the Corporation funds payment of certain of such benefits through bank owned life insurance arrangements where appropriate or available. The SERP is a non-qualified retirement benefit. See the "Pension Benefit Table" on page 39.

The SERP provides for payment of a scheduled annual benefit at normal retirement age of 65 of a fixed amount which was set at the time of adoption, payable annually for a period of 10 years. The plan further provides, pursuant to a schedule, for (i) a reduced early retirement benefit, (ii) a disability retirement benefit, and (iii) for certain officers, a benefit payable upon a termination of employment other than due to death, disability or retirement within three years after a change of control (as defined in the plan) of the Corporation. Each of these annual benefits is payable in monthly installments for a period of 10 years beginning with the month following the later of (i) date that the executive attains age 65, or (ii) retires.

Death benefits also are payable under the SERP. If the executive dies prior to any termination of employment with the Corporation, the executive’s designated beneficiary is entitled to a payment of a death benefit under a split dollar life insurance agreement. If the executive dies after payment of retirement benefits under the SERP has commenced, any remaining benefit payments will be paid to the executive’s designated beneficiary in the same manner as they would have been paid to the executive. In addition, if the executive dies after termination of employment with the Corporation and prior to the commencement of any payment of retirement benefits under the SERP, the executive’s designated beneficiary will be entitled to receive payment of the executive’s retirement benefit under the SERP beginning with the month following the executive’s death.

The SERP agreements provide for an annual benefit of $500,000 for Mr. Jackson and $250,000 for Mr. Weiss beginning at age 65 for a period of ten years. Both agreements provide a reduced early retirement option at age 60 that is reduced by 10% per year for each year from the normal retirement age. Additionally, both agreements provide for an immediate disability benefit from inception through normal retirement at 50% of the annual benefit then accrued. They also provide for an immediate death benefit equivalent to 50% of the total SERP benefit payable for the ten-year period. The agreements each contain a change in control double trigger provision. If there is a change in control, and a qualifying without cause or for good reason termination, the benefit is fully vested at normal or early retirement as provided in the agreement.

Why We Maintain the Defined Benefit Plan, 401(k) Plan and SERP. The Corporation is a product of an active mergers and acquisitions program and we have evolved and grown from a local community bank into a regional bank holding company over a period of years. Historically, we maintained a single form of pension benefit, which is the Defined Benefit Plan. Many of our long-term employees have significant vested benefits under the Defined Benefit Plan and, therefore, the plan has been viewed as an important source of financial security to the vast majority of long-term employees.

However, due to the costs of administration of the Defined Benefit Plan and the caps in benefits payable under the plan, its flexibility in meeting the retirement needs of our executive officers became problematic. Additionally, as acquisitions and recruitment brought into the Corporation new employees with limited vesting opportunities under the Defined Benefit Plan and experience with more flexible salary replacement retirement programs, the need to offer a broader array of retirement benefits became a competitive necessity. The Executive Committee recommended the closure of the Defined Benefit Plan to new participants in 2007, which was approved by the Board and implemented by plan amendment.

Additionally, the limitations and costs of our Defined Benefit Plan caused us to pursue other strategies designed to provide salary replacement programs for retirement planning for our executive officers. Recruitment of experienced executive officers also required more flexible benefit programs to offset career change disadvantages and to offer offsetting benefit programs. The Corporation adopted an employee stock ownership plan in 1986, which evolved into a 401(k) benefit plan, and which was enhanced in 2005 to make it more competitive. The Compensation Committee believes that the benefit plans offered are competitive with those provided by other banks with which we compete for executive talent.

Deferred Compensation Opportunities. Another aspect of our executive compensation program is the Wesbanco, Inc. Deferred Compensation Plan, which we refer to as the Deferred Compensation Plan. The Deferred Compensation Plan is a voluntary, non-tax qualified, deferred compensation plan available to our directors and employees specifically named by our Compensation Committee, which employees include all of our NEOs, to enable them to save for retirement by deferring from 1% to 100% of their base salary and bonus or director fees. The Deferred Compensation Plan permits, but does not require, the Corporation to make matching contributions with respect to participating employees, but not for directors. Balances for participating employees and directors are deemed invested in investment vehicles permitted from time to time by the Board in advance and credits (or debits) for investment experience may be made from time to time based on individual fund elections similar to what participants in the 401(k) Plan are permitted to make. One of the purposes of the plan is to permit the Corporation to supplement retirement benefits for executive officers, including the NEOs, who will not, because of age or service requirements, realize any significant benefits under the Corporation’s retirement plans. In addition, the Compensation

Committee believes that the Deferred Compensation Plan is competitive with that provided by other banks with which we compete for executive talent. During 2025, the Corporation made matching contributions for several of our NEOs. See the “Nonqualified Deferred Compensation” table on page 40 for additional information about the Deferred Compensation Plan for our NEOs.

Perquisites and Other Benefits. In addition to the annual and long-term compensation described above, NEOs receive other benefits and items of compensation. Such benefits and other items of compensation include, among others: group life insurance, club dues and supplemental group life insurance. These benefits are provided to increase the availability of the executives to focus on the business of the enterprise. The costs associated with providing these benefits and other items of compensation for our NEOs are reflected in the “Summary Compensation Table” on page 31. A chart disclosing the value of these additional items is found on page 32 entitled “All Other Compensation”.

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. These plans include medical, dental, group life insurance and group disability programs, as well as health savings accounts for reimbursement of medical expenses. Our Compensation Committee has requested that we disclose all perquisites provided to our NEOs in the “Summary Compensation Table” on page 31 even if the perquisites fall below the disclosure thresholds under the SEC rules.

Bank-Owned Life Insurance Program. In 2002, the Corporation implemented a bank-owned life insurance program which was primarily designed to offset the cost of certain employee benefit plans. The policies purchased are primarily Modified Endowment Contracts, and it is the Corporation’s intention to hold the insurance until the ultimate death of each insured. The Corporation addressed West Virginia’s insurable interest requirements by offering the program only to officers, required their written consent to participate in the program, and irrevocably assigned a $25,000 death benefit for each insured to be paid to the insured’s beneficiary upon the death of the insured directly from the Corporation’s general accounts.

Specifically, the 2002 program insures approximately 86 current or former officers, at the level of assistant vice president or higher. Each officer has consented to participate in the program. Each officer has also been irrevocably assigned a $25,000 death benefit in the policy proceeds on the employee’s life which is payable to the insured’s designated beneficiary upon the death of the insured. On average, the death benefit payable to the Corporation as a multiple of salary is approximately nine times annual salary. Two of the NEOs have such a policy for the primary benefit of the Corporation against his life, namely, Mr. Perkins and Mr. Richmond.

The Corporation purchased additional bank-owned life insurance in 2021 on 106 officers not previously insured by the 2002 plan or any bank-owned life insurance acquired through an acquisition. The policies are Modified Endowment Contracts, and it is the Corporation’s intention to hold the insurance until the ultimate death of each insured. Insurable interest requirements and Internal Revenue Code Section 101(j) requirements were met, as all insured officers were employed as Vice President or above at the time of issuance, were the highest paid 35% of all employees and consented to participate in the program. In addition, each officer insured was offered participation in the Survivors’ Benefit Plan, which provides a $75,000 benefit to the insured’s beneficiaries, payable from the Corporation’s general accounts, should the insured die while actively employed by the Corporation. On average, the death benefit payable to the Corporation as a multiple of salary is approximately four times annual salary. Of the NEOs, Mr. Weiss, Mr. Zatta, and Mr. Perkins have such a policy for the primary benefit of the Corporation against their lives, and only if the officer is actively employed, and such policy remains in force by the Corporation at their death, would the above noted $75,000 supplemental benefit be paid to their respective beneficiaries.

Mr. Richmond’s Separation of Service. As noted above, the Bank and Mr. Richmond entered into the Separation Agreement on April 21, 2025, and Mr. Richmond agreed to retire on June 30, 2025. Under the Separation Agreement, Mr. Richmond is entitled to receive: (a) $778,604 in a lump sum that is equal to the balance of his Amended Employment Agreement dated November 30, 2001, through November 30, 2027, (ii) $187,939 in a lump sum that is equal to seven (7) additional months of salary, (iii) health, dental, and vision insurance coverage through the Corporation for himself and dependents and the Corporation will pay the Employer portion of health, dental, and vision insurance premiums through the month in which Employee turns age 65, (iv) full target bonus payments for 2025, 2026, 2027, and half of 2028 (3.5 years), at 40%, equating to a bonus amount per annum of $128,873, conditioned on the Corporation meeting incentive thresholds, and more particularly, if Mr. Weiss meets his target thresholds for each calendar year, then Mr. Richmond will receive a 40% bonus made payable in the first quarter of the following calendar year, (v) $483,272 in a lump sum that is equal to stock awards for 2026 and 2027, (vi) eligible to receive 2025 stock awards valued at seventy-five percent (75%) of compensation, in the normal course, prior to June 30, 2025, (vii) all unvested shares previously awarded, including time-based restricted stock and stock options will be vested in accordance with the original time-based vesting schedules, (viii) any unvested performance-based restricted stock previously awarded will continue to vest in accordance with the original performance-based schedule and only awarded upon achievement of the required performance metrics thereunder, and (iv) entitled to supplemental benefits over and above the benefits provided under the Defined Benefit Plan and at age 65, Mr. Richmond is scheduled to receive $12,000 from the SERP annually for ten (10) years.

As consideration for the foregoing, Mr. Richmond agreed to a general release of all claims against the Bank and any of its parents, subsidiaries, and affiliates, as well as to be bound by customary covenants relating to confidentiality, return of property, and non-disparagement.

Additional Compensation Policies and Practices

Tax Deductibility of Compensation. Under Section 162(m) of the Code (“Section 162(m)”), publicly held corporations generally may not take an income tax deduction for compensation in excess of $1 million paid to certain individuals, including NEOs during any fiscal year. There was an exception to the $1 million limitation for performance-based compensation meeting certain requirements which was eliminated by the Tax Cuts and Jobs Act of 2017 for tax years beginning January 1, 2018. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. However, the Compensation Committee considers deductibility under Section 162(m) with respect to compensation arrangements for executive officers.

Accounting for Stock-Based Compensation. We follow The Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share- based payment awards made to employees and directors, including stock options, restricted stock unit awards and performance unit awards (including PSUs), based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below for equity awards to our NEOs as required by the applicable SEC rules. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that the recipient of such compensation is required to render service in exchange for the option or other award. For performance-based awards (including PSUs), stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-set objectives.

Our Policies With Respect to Granting Equity Awards. Equity awards may be granted by either the Compensation Committee or the full Board. The Board generally does not grant equity awards, although the Compensation Committee regularly reports its activity, including approval of grants, to the Board.

Timing of Grants. Equity awards are granted at a regularly scheduled meeting of the Compensation Committee. With the exception of TSR awards granted under the TSRP, which are usually granted at the Compensation Committee’s meeting in February, other equity awards are typically granted at the Compensation Committee meeting occurring approximately one month after our annual stockholders meeting and the Compensation Committee also approves salary adjustments at this meeting. On limited occasions, grants may occur at an interim meeting of the Compensation Committee, primarily for the purpose of approving a compensation package for newly hired or promoted executives. The timing of these grants is driven solely by the activity related to the need for the hiring or promotion and not our stock price or the timing of any release of corporate information. The Compensation Committee does not take material non-public information into account when determining the timing and terms of equity awards. The Compensation Committee does not time the release of material non-public information to effect the value of executive compensation.

Stock Option Exercise Price. The exercise price of a newly granted stock option (that is, not an option assumed in, or granted in connection with, an acquisition) is the closing price on the Nasdaq on the day before the date of grant as set forth in the Incentive Plan.

Incentive-Based Compensation Clawback Policy. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), we maintain a clawback policy which requires that certain incentive compensation paid to any current or former executive officer, including our NEOs, will be subject to recoupment if (x) the incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements, without regard to any fault or misconduct, and (y) that noncompliance resulted in overpayment of the incentive compensation within the three fiscal years preceding the fiscal year in which the restatement was required. Incentive compensation subject to the clawback policy consists of compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure (as defined in the rules implementing such requirement), including stock price and total shareholder return, on and after October 2, 2023.

Stock Ownership Guidelines. The Compensation Committee has adopted shareholding guidelines for those officers participating in the TSR Plan, including the NEOs. Under the guidelines the target for the CEO is to hold shares of Corporation common stock worth three times his annual base salary and each other NEO hold one and one half times his or her annual base salary. Each executive officer generally has five years to achieve the minimum ownership requirement. In addition to shares held outright, unvested restricted stock subject only to a time-vesting condition counts towards the ownership threshold. Performance-based awards and unexercised options do not count towards the ownership threshold. As of year-end 2025, all of our NEOs exceed their current ownership requirement.

Anti-Hedging and Anti-Margin Account Policies. The Corporation’s Insider Trading Policy prohibits the Corporation’s directors, officers and other employees from engaging in hedging transactions designed to offset decreases in the market value of the Corporation’s securities, including certain forms of hedging and monetization transactions, such as “zero-cost collars” and “prepaid variable forward contracts.” The Corporation’s Insider Trading Policy also prohibits the Corporation’s directors, officers, and other employees from purchasing the Corporation’s securities on margin and borrowing against any account in which the Corporation’s securities are held.

Compensation Risk Assessment. The Compensation Committee, with the assistance of its independent compensation consultant, assesses and considers potential risks when reviewing and approving our compensation programs, policies and practices for our executive officers and our employees. We design our compensation programs, including our incentive compensation plans, with features to address potential risks while rewarding employees for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. Based upon its assessment, the Committee believes that any risks arising from our compensation programs do not create disproportionate incentives for our employees to take risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The Compensation Committee of the Corporation has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Rosie Allen-Herring, Chairperson

Lisa A. Knutson

Gregory S. Proctor, Jr.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jeffrey H. Jackson	2025	$962,325	$—	$1,685,520	$29,300	$1,633,500	$167,942	$205,393	$4,683,980
President & Chief	2024	$913,497	$—	$838,786	$34,300	$767,262	$—	$110,095	$2,663,940
Executive Officer	2023	$855,508	$637,500	$691,584	$26,350	$—	$—	$52,877	$2,263,819

Daniel K. Weiss, Jr.	2025	$481,155	$—	$597,946	$13,185	$594,000	$28,838	$95,893	$1,811,017
Sr. Executive Vice	2024	$424,215	$—	$344,516	$15,435	$383,609	$—	$55,105	$1,222,880
President & Chief	2023	$342,475	$261,105	$330,740	$11,858	$—	$—	$37,544	$983,722
Financial Officer

Jayson M. Zatta	2025	$565,733	$—	$671,308	$13,185	$690,065	$—	$138,808	$2,079,099
Sr. Executive Vice	2024	$560,906	$—	$519,147	$15,435	$469,550	$—	$88,842	$1,653,880
President & Chief	2023	$516,052	$393,441	$498,341	$11,858	$—	$—	$54,447	$1,474,139
Banking Officer

Michael L. Perkins	2025	$388,355	$—	$376,629	$13,185	$450,017	$33,249	$88,323	$1,349,758
Sr. Executive Vice	2024	$376,470	$—	$348,462	$15,435	$315,154	$—	$52,984	$1,108,505
President & Chief	2023	$346,365	$264,071	$334,487	$11,858	$—	$41,134	$39,413	$1,037,328
Risk Officer

Jan M. Pattishall-Krupinski	2025	$399,650	$—	$365,734	$13,185	$478,188	$—	$64,334	$1,321,091
Sr. Executive Vice	2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
President & Chief	2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Administrative Officer

Brent E. Richmond	2025	$190,262	$—	$279,899	$11,720	$148,204	$43,569	$1,502,272	$2,175,926
Former Executive	2024	$328,082	$—	$256,763	$13,720	$124,247	$6,028	$41,325	$770,165
Vice President	2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Treasury & Profitability

1.
Includes amounts deferred under the Deferred Compensation Plan, which is described on page 40. The amounts reported reflect mid-year base salary adjustments.
2.
Amounts for 2025 reflect the dollar amount of the aggregate grant date fair value of restricted stock awards granted during 2025 (including PBSP with a performance period 2026-2028) and TSR awards granted in 2025 with respect to the 2025-2027 performance period, computed in accordance with Financial Accounting Standards Codification Topic 718 ("ASC Topic 718"). However, as prescribed by SEC rules, these amounts exclude estimates of forfeitures related to service-based vesting conditions. Refer to Note 13 under Part II, Item 8, "Financial Statements and Supplementary Data" of our Form 10-K for the year ended December 31, 2025 for the relevant assumptions used to determine the valuation of restricted stock awards and TSR awards. These time based restricted stock awards cliff vest on May 21, 2028, the PBSP awards will 50% vest on May 21, 2029 and 50% on May 19, 2030, and the TSRP awards will cliff vest on December 31, 2027.
3.
Amounts in this column reflect the dollar amount of the aggregate grant date fair value of stock option awards granted during the applicable fiscal year, computed in accordance with ASC Topic 718. However, as prescribed by SEC rules, these amounts exclude estimates of forfeitures related to service-based vesting conditions. Refer to Note 13 under Part II, Item 8, "Financial Statements and Supplementary Data" of our Form 10-K for the year ended December 31, 2025 for the relevant assumptions used to determine the valuation of stock option awards. Unvested options will vest 50% on May 21, 2026 and vest 50% on December 31, 2026.
4.
Amounts in this column reflect annual cash incentive awards pursuant to the Key Executive Incentive Bonus, Option and Restricted Stock Plan. Certain of these amounts have been deferred under the Wesbanco, Inc. Deferred Compensation Plan and are reported in the "Executive Contributions in Last Fiscal Year" column of the Nonqualified Deferred Compensation table on page 40.
5.
The amounts in this column reflect the actuarial increase in the present value of the named executive officer's benefits under all of our pension plans, except the 401(k) plan, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements, except that retirement age is assumed to be normal retirement age as defined in the applicable plan, and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.
6.
Includes all other compensation as described in the table entitled “All Other Compensation” on page 32.

Perquisites and Other Benefits

Perquisites and other benefits represent a small part of the Corporation’s compensation package and are offered only after consideration of business need. The primary perquisites are matching contributions to amounts deferred from compensation by the Corporation’s executive officers, club dues, group life insurance and split dollar benefits. The following chart lists the perquisites and personal benefits and other miscellaneous compensation elements which are included in the “Summary Compensation Table” as “All Other Compensation”, found on page 31 and the dollar value of the Corporation’s aggregate incremental cost of each.

ALL OTHER COMPENSATION

	401(k) Company Match	Group Life Insurance Imputed Income	Country Club Dues	Dividend Reinvestment	Split Dollar Insurance Imputed Income	Deferred Compensation Company Match	Supplemental Life Insurance Value	Severance	Total Perquisites[1]
Jeffrey H. Jackson	$14,000	$1,243	$—	$160,450	$—	$29,700	$—	$—	$205,393
President & Chief Executive Officer
Daniel K. Weiss, Jr	$14,000	$540	$—	$66,503	$—	$14,850	$—	$—	$95,893
Sr. Executive Vice President & Chief Financial Officer
Jayson M. Zatta	$14,000	$7,122	$3,791	$96,643	$—	$17,252	$—	$—	$138,808
Sr. Executive Vice President & Chief Banking Officer
Michael L. Perkins	$14,000	$2,322	$—	$63,454	$—	$8,000	$547	$—	$88,323
Sr. Executive Vice President & Chief Risk Officer
Jan M. Pattishall-Krupinski	$14,000	$810	$—	$36,772	$—	$12,752	$—	$—	$64,334
Sr. Executive Vice President & Chief Administrative Officer
Brent E. Richmond	$3,367	$1,919	$—	$46,449	$61	$—	$661	$1,449,815	$1,502,272
Former Executive Vice President Treasury & Profitability

1.
Perquisites Total includes 401(k) Company Match, Group Life Insurance Imputed Income, Country Club Dues, Dividend Reinvestment, Split Dollar Insurance Imputed Income, Deferred Compensation Company Match, Supplemental Life Insurance Value and Severance payout.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[6]			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[4]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)		(i)		(j)		(k)	(l)

Jeffrey H. Jackson		$544,500	$1,089,000	$1,633,500
President & Chief	5/21/2025										37,028	[1]				$1,182,666
Executive Officer	5/21/2025				9,299	[2]	12,398	[2]	12,398	[2]						$396,000
	5/21/2025												5,000	[3]	$31.94	$29,300
	2/21/2025				0		2,787	[5]	5,574	[5]						$106,854

Daniel K. Weiss, Jr		$198,000	$396,000	$594,000
Sr. Executive Vice	5/21/2025										13,638	[1]				$435,600
President & Chief	5/21/2025				2,557	[2]	3,410	[2]	3,410	[2]						$108,900
Financial Officer	5/21/2025												2,250	[3]	$31.94	$13,185
	2/21/2025				0		1,394	[5]	2,788	[5]						$53,446

Jayson M. Zatta		$230,021	$460,043	$690,065
Sr. Executive Vice	5/21/2025										15,176	[1]				$484,720
President & Chief	5/21/2025				2,845	[2]	3,794	[2]	3,794	[2]						$121,180
Banking Officer	5/21/2025												2,250	[3]	$31.94	$13,185
	2/21/2025				0		1,706	[5]	3,412	[5]						$65,408

Michael L. Perkins		$150,005	$300,011	$450,017
Sr. Executive	5/21/2025										8,334	[1]				$266,183
Vice President &	5/21/2025				1,563	[2]	2,083	[2]	2,083	[2]						$66,546
Chief Risk Officer	5/21/2025												2,250	[3]	$31.94	$13,185
	2/21/2025				0		1,145	[5]	2,290	[5]						$43,899

Jan M. Pattishall-Krupinski		$159,396	$318,792	$478,188
Sr. Executive Vice	5/21/2025										8,093	[1]				$258,480
President & Chief	5/21/2025				1,517	[2]	2,023	[2]	2,023	[2]						$64,620
Administrative Officer	5/21/2025												2,250	[3]	$31.94	$13,185
	2/21/2025				0		1,112	[5]	2,224	[5]						$42,634

Brent E. Richmond		$64,436	$128,872	$193,308
Former Executive Vice	5/21/2025										6,052	[1]				$193,308
President Treasury	5/21/2025				1,135	[2]	1,513	[2]	1,513	[2]						$48,327
& Profitability	5/21/2025												2,000	[3]	$31.94	$11,720
	2/21/2025				0		998	[5]	1,996	[5]						$38,263

1.
Restricted stock grants cliff vest 100% on May 21, 2028. All grants in this table were made under the Incentive Plan.
2.
Performance based restricted shares. Performance based measurement period 2026-2028. See "Description of PBSP" under "Compensation Discussion and Analysis" above for more information.
3.
Options vest 50% on May 21, 2026 with the remaining 50% vesting on December 31, 2026.
4.
Amounts in this column reflect the dollar amount of the aggregate grant date fair value of restricted stock, performance based restricted stock, stock option, and TSRP awards granted during the applicable fiscal year, computed in accordance with Financial Accounting Standards Board ASC Topic 718. Refer to Note 13 under Part II, Item 8, "Financial Statements and Supplementary Data" of our Form 10-K for the year ended December 31, 2025 for the relevant assumptions used to determine the valuation of restricted stock, stock option, and TSR awards.
5.
Represents TSRP award shares for the 2025-2027 performance period. See "Description of TSRP" under "Compensation Discussion and Analysis" above for more information.
6.
Represents annual cash incentive compensation opportunities. The actual amounts paid to our named executive officers are set forth in the “Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in “Compensation Discussion and Analysis” above.

Key Executive Incentive Bonus, Option and Restricted Stock Plan

Key Executive Awards

General. The current Key Executive Incentive Bonus, Option and Restricted Stock Plan, which we also refer to as the Incentive Plan, generally has four portions under which key executives may be granted awards: an Annual Bonus Portion, a Long Term Bonus Portion, a Stock Option Portion and a Restricted Stock Portion. The Annual Bonus Portion offers Participants opportunities for incentive compensation generally denominated in cash, based on the degree of attainment of corporate and/or personal goals over one fiscal year. The Long Term Bonus Portion offers Participants opportunities for incentive compensation denominated generally in cash and shares of the Corporation’s common stock, based on the degree of attainment of corporate and/or personal goals over more than one fiscal year. The Stock Option Portion permits the Committee to award non-qualified stock options which will become vested, if at all, based on attainment of performance goals or the completion of a specified period of time. The Restricted Stock Portion permits the Committee to award shares of the Corporation’s common stock subject to forfeiture restrictions that will lapse, if at all, upon the attainment of performance and/or personal goals, or the completion of a specified period of employment.

In recognition that certain executives may be in a position to have more influence over attainment of certain goals, the Incentive Plan does not require the use of uniform performance goals or performance levels for all participants. Accordingly, opportunities to earn incentive compensation as well as the individual and collective goals to be met to realize incentive compensation, as Annual Bonus or Long Term Bonus or to vest Stock Options or Restricted Stock under the Incentive Plan, may vary from one participant to another.

Annual Bonus Portion. The Annual Bonus Portion focuses on the business plan for a specified fiscal year and sets goals to be achieved in that year. If the goals are met, incentive compensation for the Annual Bonus Portion is paid primarily in cash.

Long Term Bonus Portion. The Long Term Bonus Portion focuses on the business plan over several successive fiscal years. If goals are met over the measurement period, Long Term Bonus is paid in the form of a combination of stock and cash. The typical number of years applicable to measure performance with respect to a Long Term Bonus award is generally three years, but the Incentive Plan allows the Compensation Committee to elect, in its discretion, to include more or fewer years in an incentive period.

Awards under the Long Term Bonus Portion are denominated in “Units.” Each basic Unit is expressed in terms of dollars and whole or fractional shares of the Corporation’s stock. Generally, the appropriate composition of each Unit should be a combination of shares and cash so that any income tax obligations of the participant in connection with the award may be settled without requiring a sale of shares. We did not grant awards under this portion in 2025.

Stock Option Awards. Stock Options are granted at the discretion of the Compensation Committee, each with an exercise price equal to the then fair market value of a share of Corporation stock. The Compensation Committee determines the applicable vesting schedule based upon attainment of performance goals set for each year under the Annual Bonus Plan (or if no Annual Bonus Plan is in effect for that year, performance goals set specifically for the Stock Option Portion). The Compensation Committee may also award options that vest over a specific period of time, with a minimum vesting period of one year.

Restricted Stock Awards. Restricted Stock is granted at the discretion of the Compensation Committee and the Committee determines the applicable vesting schedule reflecting attainment of designated performance goals and/or continuous employment over a period of years specified in the award documents. The Committee may provide for the payment of any applicable dividends paid with respect to any shares of common stock subject to a Restricted Stock award during the period prior to the lapse of the restrictions.

Total Shareholder Return Plan Awards. TSRP awards are a type of Restricted Stock award granted under the Restricted Stock Portion of the Incentive Plan. TSRP awards are made at the discretion of the Compensation Committee and generally measure the change in trading prices of a share of Corporation common stock plus dividends paid over a measurement period, typically three years, relative to the TSR of a group of publicly traded companies deemed comparable by the Compensation Committee to the Corporation over the same measurement period. The Compensation Committee sets the various thresholds of TSR and the corresponding resulting Corporation common stock awards at each level.

Performance-Based Stock Plan Awards. PBSP awards are a type of Restricted Stock award under the Restricted Stock Portion of the Incentive Plan. PBSP awards are made at the discretion of the Compensation Committee and generally measure the Corporation’s Return on Average Assets and Return on Average Tangible Common Equity compared to a peer group of financial institutions over a three-year measurement period.

Granting of Awards. The Board of Directors, in consultation with management and in connection with the Corporation’s ongoing business planning processes, will direct which goals are to be achieved over the applicable time period with respect to each type of award granted. The Compensation Committee will determine and set the following to be consistent with the Board’s directions:

(a)
Performance goals appropriate to the Board’s directions;
(b)
The composition of Units used to denominate incentive compensation opportunities for the Long Term Bonus Portion;
(c)
Threshold, target and maximum levels of achievement with respect to performance goals for the Annual and Long Term Bonus Portions, respectively;
(d)
Amounts of potential awards, expressed in Units for the Long Term Bonus Portion and dollars for the Annual Bonus Portion, which may be distributed to a participant, in the event threshold, target or maximum performance levels are achieved; and
(e)
Whether awards of Stock Options or Restricted Stock will be granted in that year and, if so, in what amount and to which participants, provided, however, that the maximum number of equity awards that may be granted in any calendar year to a single participant is limited to 60,000 shares of common stock and no award may vest in whole or in part prior to the passage of twelve full calendar months from the date of the grant.

Determination of and Payment of Awards. Incentive compensation for both the Annual Bonus and the Long Term Bonus will be determined by the Compensation Committee based on a review of the achievement of the applicable performance goals within 75 days of the end of the fiscal year or other specified incentive period. Amounts earned as an Annual Bonus will be paid in a single sum as soon as practicable after its determination. Historically, it has generally been the Compensation Committee’s practice to limit the amount of Annual Bonus to a maximum of 75% of base salary for the Chief Executive Officer and the Senior Executive Vice Presidents, and a somewhat lesser percentage of base salary for other executive officers. The Compensation Committee in February of 2021 approved a change in the Incentive Plan rules which permits an executive officer the ability to earn up to 115% of such limits based on actual performance above the target level. For 2025, the Compensation Committee increased that limit to 150% of such limits. Amounts earned as Long Term Bonus will be distributed in three substantially equal annual installments. The payment of these bonus amounts and of each installment is contingent upon the participant being an employee of the Corporation on the date of distribution, except if the cessation of employment is related to his or her death, disability or retirement. No payments were made under the Long Term Bonus provisions of the Plan in 2025.

The Compensation Committee also will determine the extent to which any performance goals applicable to an award have been achieved, resulting in the vesting of all or a portion of such award. Stock Options, to the extent vested and exercisable, can be exercised in accordance with the terms and conditions set forth in the stock option agreement which evidences those Stock Options. Restricted Stock will become vested on the terms and conditions set forth by the Compensation Committee at the time of grant. TSRP awards and PBSP awards will become vested on the terms and conditions set forth by the Compensation Committee at the time of grant after the Compensation Committee has certified the applicable performance results. Generally, awards under the Incentive Plan will be deemed payable (and any applicable performance goals will be deemed to have been met at the greater of (i) Target or (ii) the level of achievement which would have been attained if actual performance to such time continued until the end of such period), if a “change in control” of the Corporation (as provided in the Incentive Plan) occurs, and the participant’s employment with the Corporation or any of its Subsidiaries is terminated without Cause or by the participant for Good Reason within 60 days prior to or within two years after such change in control.

Eligibility

The Compensation Committee may grant awards to any “Key Executive” or “Non-Employee Director” of the Corporation. For purposes of the Incentive Plan, the term “Key Executive” means any executive level employee of the Corporation (as well as executive level employees of any subsidiary of the Corporation) who are in a position to directly influence the achievement of performance goals designated by the Board. For purposes of the Incentive Plan, the term “Non-Employee Director” means any member of the Corporation’s Board of Directors who has not been an employee of the Corporation for a period of at least one year prior to the relevant date. Employees designated as Key Executives for Annual Bonus and/or Long Term Bonus purposes, may or may not, in the discretion of the Compensation Committee, be eligible for awards under other portions of the Incentive Plan. Designation as a Key Executive for one year or incentive period does not entitle the individual to be designated as a Key Executive for any other year or incentive period. It is presently contemplated that approximately 860 persons, which includes all of the Corporation’s current Non-Employee Directors, will be eligible to receive awards under the Incentive Plan.

2025 Awards Summary

The annual bonus portion provides a participating Key Employee an opportunity to earn incentive compensation, if any, based on the actual achievement of performance goals set for that Key Employee over a fiscal year of the Corporation. Under this program a total of $8,641,763 in cash was allocated and paid for such bonuses in 2025, of which $3,993,974 was paid to the named executive officers. For more information on these bonuses, see “Annual Cash Incentive Awards” on page 21.

During 2025, the Compensation Committee awarded 53,250 stock options to executive officers of the Corporation of which 16,000 options were awarded to the named executive officers. For more information on these awards see “Grants of Plan-Based Awards” on page 33. For outstanding options for the named executive officers see the table titled “Outstanding Equity Awards at Fiscal Year-End” on page 37. The maximum holding period is seven years from the date of the grants.

In 2025, the Compensation Committee granted time-vesting restricted stock. The Committee currently provides for the accrual of any applicable dividends paid with respect to any shares of common stock subject to a Restricted Stock Award in the form of additional shares during the period prior to the lapse of the restrictions. In 2025, the Compensation Committee granted performance-based restricted stock in the form of TSRP awards to certain executive officers with a 2025-2027 performance measurement period and also granted performance-based restricted stock in the form of PBSP awards to certain executive officers with a 2026-2028 performance measurement period.

During 2025, the Compensation Committee awarded 171,212 shares of time-vested restricted stock to executive officers of the Corporation of which 88,321 shares were granted to the named executive officers. The Restriction Period for the shares is three years from the date of the award. The Compensation Committee also awarded 12,000 shares under the TSRP and 45,944 shares under the PBSP during 2025, of which 9,142 and 25,221, respectively were awarded to the named executive officers. See “Grants of Plan-Based Awards” on page 33. The grants are subject to certain accelerated vesting provisions, which are described below.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)[8]	(i)		(j)[8]

Jeffrey H. Jackson	5,000	—		—	$24.91	5/24/2030	22,588	[2]	$750,825	2,664	[9]	$88,551
President & Chief	5,000	—		—	$28.60	5/15/2031	22,699	[3]	$754,515	2,787	[10]	$92,640
Executive Officer	—	5,000	[1]	—	$31.94	5/21/2032	37,887	[4]	$1,259,356	4,885	[13]	$162,366
										5,350	[14]	$177,834
										12,398	[15]	$412,118

Daniel K. Weiss, Jr.	1,500	—		—	$38.93	5/15/2026	10,810	[2]	$359,324	1,091	[9]	$36,265
Sr. Executive Vice	750	—		—	$21.55	5/27/2027	9,299	[3]	$309,099	1,394	[10]	$46,337
President & Chief	750	—		—	$38.78	5/19/2028	13,954	[4]	$463,831	604	[11]	$20,066
Financial Officer	2,250	—		—	$32.30	5/18/2029	187	[5]	$6,216	1,613	[13]	$53,605
	2,250	—		—	$24.91	5/24/2030	1,026	[6]	$34,104	2,191	[14]	$72,829
	2,250	—		—	$28.60	5/15/2031	677	[7]	$22,503	3,410	[15]	$113,332
	—	2,250	[1]	—	$31.94	5/21/2032

Jayson M. Zatta	2,250	—		—	$38.93	5/15/2026	16,290	[2]	$541,480	1,644	[9]	$54,647
Sr. Executive Vice	2,250	—		—	$38.78	5/19/2028	14,011	[3]	$465,726	1,112	[10]	$36,963
President & Chief	2,250	—		—	$32.30	5/18/2029	15,528	[4]	$516,151	884	[11]	$29,384
Banking Officer	2,250	—		—	$24.91	5/24/2030	739	[5]	$24,564	2,429	[13]	$80,751
	2,250	—		—	$28.60	5/15/2031	1,503	[6]	$49,960	3,302	[14]	$109,758
	—	2,250	[1]	—	$31.94	5/21/2032	1,020	[7]	$33,905	3,794	[15]	$126,112
							445	[12]	$14,792

Michael L. Perkins	2,250	—		—	$38.93	5/15/2026	10,933	[2]	$363,413	1,104	[9]	$36,697
Sr. Executive Vice	2,250	—		—	$38.78	5/19/2028	9,404	[3]	$312,589	1,112	[10]	$36,963
President & Chief	2,250	—		—	$32.30	5/18/2029	8,527	[4]	$283,437	593	[11]	$19,722
Risk Officer	2,250	—		—	$24.91	5/24/2030	496	[5]	$16,487	1,631	[13]	$54,203
	2,250	—		—	$28.60	5/15/2031	1,009	[6]	$33,539	2,216	[14]	$73,660
	—	2,250	[1]	—	$31.94	5/21/2032	685	[7]	$22,769	2,083	[15]	$69,254
							298	[12]	$9,906

Jan M. Pattishall-Krupinski	750	—		—	$38.93	5/15/2026	5,425	[2]	$180,327	862	[9]	$28,653
Sr. Executive Vice	500	—		—	$21.55	5/27/2027	4,896	[3]	$162,743	1,112	[10]	$36,963
President & Chief	2,000	—		—	$38.78	5/19/2028	8,281	[4]	$275,260	292	[11]	$9,695
Administrative	2,250	—		—	$32.30	5/18/2029	313	[5]	$10,404	809	[13]	$26,902
Officer	2,250	—		—	$24.91	5/24/2030	496	[6]	$16,487	1,154	[14]	$38,359
	2,250	—		—	$28.60	5/15/2031	340	[7]	$11,302	2,023	[15]	$67,250
	—	2,250	[1]		$31.94	5/21/2032	235	[12]	$7,811

Brent E. Richmond	2,000	—		—	$38.93	5/15/2026	7,939	[2]	$263,892	962	[9]	$31,977
Former Executive Vice	2,000	—		—	$38.78	5/19/2028	6,829	[3]	$226,996	1,145	[10]	$38,060
President Treasury	2,000	—		—	$32.30	5/18/2029	6,192	[4]	$205,822	422	[11]	$14,038
& Profitability	2,000	—		—	$24.91	5/24/2030	466	[5]	$15,490	1,185	[13]	$39,378
	2,000	—		—	$28.60	5/15/2031	718	[6]	$23,866	1,609	[14]	$53,483
	—	2,000	[1]	—	$31.94	5/21/2032	498	[7]	$16,554	1,513	[15]	$50,294
							280	[12]	$9,307

1.
Options vest 50% on May 21, 2026 with the remaining 50% vesting on December 31, 2026.
2.
Restricted stock cliff vests on May 24, 2026.
3.
Restricted stock cliff vests on May 15, 2027.
4.
Restricted stock cliff vests on May 21, 2028.
5.
Represents shares achieved under PBSP awards that are currently restricted and will cliff vest on May 19, 2026.
6.
Represents shares achieved under PBSP awards that are currently restricted of which 50% will cliff vest on May 18, 2026 and 50% will cliff vest on May 18, 2027.
7.
Represents shares achieved under PBSP awards that are currently restricted of which 50% will cliff vest on May 24, 2027 and 50% will cliff vest on May 24, 2028.
8.
Stock price as of close of business on December 31, 2025 used to value the restricted stock was $33.24 per share.
9.
Represents the number of shares that would be awarded if target performance was achieved under TSRP awards for the 2024-2026 performance measurement period, which vest in three equal tranches as of December 31, 2026, December 31, 2027 and December 31, 2028.
10.
Represents the number of shares that would be awarded if target performance was achieved under TSRP awards for the 2025-2027 performance measurement period, which cliff vests as of December 31, 2027.

11.
Represents the number of shares that would be awarded if target performance was achieved under PBSP awards for the 2023-2025 performance measurement period, which vest in two equal tranches as of May 18, 2026 and May 18, 2027, respectively.
12.
Represents shares achieved under TSRP that are currently restricted and cliff vest on February 21, 2026.
13.
Represents the number of shares that would be awarded if target performance was achieved under PBSP awards for the 2024-2026 performance measurement period, which vest in two equal tranches as of May 24, 2027 and May 24, 2028, respectively.
14.
Represents the number of shares that would be awarded if target performance was achieved under PBSP awards for the 2025-2027 performance measurement period, which vest in two equal tranches as of May 15, 2028 and May 15, 2029, respectively.
15.
Represents the number of shares that would be awarded if target performance was achieved under PBSP awards for the 2026-2028 performance measurement period, which vest in two equal tranches as of May 21, 2029 and May 21, 2030, respectively.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)[1]	Value Realized on Vesting ($)[2]
(a)	(b)	(c)	(d)	(e)
Jeffrey H. Jackson	—	$—	14,223	$479,315
President & Chief Executive Officer

Daniel K. Weiss, Jr	—	$—	8,672	$278,336
Sr. Executive Vice President & Chief Financial Officer

Jayson M. Zatta	—	$—	14,311	$460,588
Sr. Executive Vice President & Chief Banking Officer

Michael L. Perkins	—	$—	9,604	$309,093
Sr. Executive Vice President & Chief Risk Officer

Jan M. Pattishall-Krupinski	—	$—	4,870	$157,292
Sr. Executive Vice President & Chief Administrative Officer

Brent E. Richmond	—	$—	10,553	$335,235
Former Executive Vice President Treasury & Profitability

1.
Shares which vested during 2025. Includes dividends vested during 2025.
2.
Based on the closing stock price on the date of vesting (or if the vesting date is not a trading date, the immediately preceding trading day).

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Defined Benefit Plan, determined using interest rate and mortality rate assumptions consistent with those used in the Corporation’s financial statements. Information regarding the Defined Benefit Plan and the SERP can be found in the text following the table and in the section titled "Potential Payments Upon Termination or Change in Control - SERP" section beginning on page 40.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	( c )	(d)	(e)
Jeffrey H. Jackson	Executive Officer	1	$195,127	$27,185
President & Chief Executive Officer	Supplemental Retirement Plan
Daniel K. Weiss, Jr	Executive Officer	1	$33,506	$4,668
Sr. Executive Vice President & Chief Financial Officer	Supplemental Retirement Plan
Jayson M. Zatta	—	0	$—	$—
Sr. Executive Vice President & Chief Banking Officer
Michael L. Perkins	Wesbanco, Inc.	30.5	$517,227	$—
Sr. Executive Vice President & Chief Risk Officer	Defined Benefit Pension Plan
Jan M. Pattishall-Krupinski	—	0	$—	$—
Sr. Executive Vice President & Chief Administrative Officer
Brent E. Richmond	Wesbanco, Inc.	23.83	$605,566	$—
Former Executive Vice President	Defined Benefit Pension Plan
Treasury & Profitability	Executive Officer	20	$77,075	$—
	Supplemental Retirement Plan

The Corporation maintains the Defined Benefit Plan for all employees employed prior to August 1, 2007, and for certain executive officers. The preceding pension benefits table lists the actuarial present value of the retirement benefits an executive officer would receive if he or she retired at age 65. Amounts are based on a full life annuity form for the defined benefit plan. The values reflected in the “Present Value of Accumulated Benefit” column of the “Pension Benefits” table are equal to the actuarial present value of each officer’s accrued benefit under the applicable plan as of December 31, 2025, using the same actuarial factors and assumptions used for financial statement reporting purposes. These assumptions are described in Note 12 under Part II, Item 8, “Financial Statements and Supplementary Data” of our Form 10-K for the year ended December 31, 2025.

Under the Defined Benefit Plan, a participant’s compensation covered by the Corporation’s pension plan is cash compensation reported on the Form W-2 plus 401(k) Plan elective deferrals and Section 125 contributions made by the employee (as reported in the “Summary Compensation Table”), for the 60 consecutive months out of the last 120 consecutive months of the participant’s career for which such average is the highest, or in the case of a participant who has been employed for less than 60 months, the period of his employment with the Corporation. The plan benefit is not subject to any offset for social security benefits. Under current IRS rules only annual compensation of $350,000 (for 2025) or less is considered covered compensation for defined benefit plan purposes. However, the plan benefit has a maximum individual annuity payment of $60,000 per year.

The Corporation closed the Defined Benefit Plan to new participants effective August 1, 2007, and the plan has not accepted new participants since that date.

For additional information regarding the Supplemental Retirement Plan, see page 26 in the "Compensation Discussion and Analysis" above.

Deferred Compensation Plan

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)[1]	(c)[1]	(d)[2]	(e)	(f)[3]

Jeffrey H. Jackson	$129,999	$29,700	$1,201	$—	$135,963
President & Chief Executive Officer
Daniel K. Weiss, Jr.	$—	$14,850	$28,839	$—	$349,305
Sr. Executive Vice President & Chief Financial Officer
Jayson M. Zatta	$114,305	$17,252	$201,658	$—	$3,464,642
Sr. Executive Vice President & Chief Banking Officer
Michael L. Perkins	$22,501	$8,000	$—	$—	$107,552
Sr. Executive Vice President & Chief Risk Officer
Jan M. Pattishall Krupinski	$63,874	$12,752	$21,141	$—	$332,479
Sr. Executive Vice President & Chief Administrative Officer
Brent E. Richmond	$—	$—	$—	$—	$108,641
Former Executive Vice President Treasury & Profitability

1.
Entire amounts listed in both the "Executive Contributions in Last FY($)" and "Registrant Contributions in Last FY($)" were included in "Summary Compensation Table" on page 31.
2.
These amounts were not included in the "Summary Compensation Table" on page 31.
3.
Of the aggregate balances presented in this column, the following amounts were reported as compensation in the Summary Compensation Table in prior years: $76,088 (Mr. Jackson), $55,696 (Mr. Weiss), $1,226,712 (Mr. Zatta), $20,598 (Mr. Perkins), $88,669 (Mr. Richmond); Ms. Pattishall-Krupinski had no previous contributions reported.

The Corporation’s non-qualified Deferred Compensation Plan permits voluntary participation by employees specifically named by the Compensation Committee, including the named executive officers. The plan was adopted to meet the requirements of the American Jobs Creation Act of 2004 and its implementing regulations.

The plan permits participating executive officers to elect in advance to defer from 1% to 100% of base salary and bonus into the plan on an annual basis. The plan permits, but does not require, the Corporation to make matching contributions with respect to participating employees. Employer contributions to the plan for individual participants require the approval of the Compensation Committee. Balances for participating employees and directors are deemed invested in investment vehicles permitted from time to time by the Board of Directors in advance and credits (or debits) for investment experience may be made from time to time. One of the purposes of the plan is to permit the Corporation to supplement retirement benefits for executive officers who will not, because of age or service requirements, realize any significant benefits under the Corporation’s defined benefit pension plan. Matching contributions were made for the named executive officers for 2025 as disclosed in the “Nonqualified Deferred Compensation” table above.

Distributions are made at either the applicable date selected by participating officers at the time they made their election to defer or after separation from service.

Potential Payments Upon Termination or Change in Control

The table below entitled “Executive Benefits and Payments Upon Termination” on page 45 summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a named executive officer, or a change in the named executive officer’s responsibilities, following a change in control. However, in accordance with SEC regulations, we do not report in this table any amount to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the following table does not repeat information disclosed above under the deferred compensation table, or the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the named executive officer would be enhanced by the termination event.

For the purpose of the quantitative disclosures in the below table, and in accordance with SEC regulations, we have assumed that the termination took place on December 31, 2025, the last business day of our most recently completed fiscal year, and that the price per share of our Common Stock is the closing market price as of that date - $33.24.

Employment Contracts

The Corporation and its subsidiaries provide certain executive officers, including our NEOs, with written employment contracts. Other than for Mr. Jackson, as described below, these contracts are all substantially the same and are structured on a revolving three-year term which is annually renewable. The contracts provide for discharge for cause and terminate in the event of the death of the employee. Cause is generally defined as an act of dishonesty or fraud, neglect of duties, breach of contract and intentional or gross misconduct. If terminated by reason of the death of the employee, the Corporation is obligated to pay to the employee’s estate an amount equal to six months of the base salary in a lump sum payment. If terminated without cause, the employee is entitled to a severance payment amount equal to the greater of (i) six months of the employee’s base salary, or (ii) the base salary the employee would have received had he continued to be employed throughout the end of the then-existing term of the agreement in a lump sum. There are no golden parachute type provisions, change in control provisions, tax gross up provisions or other similar provisions contained in the contracts. See the section entitled “Potential Payments Upon Termination or Change in Control,” including the related tables, beginning on page 40 for an estimate of the benefits that our NEOs would be entitled to receive pursuant to their respective employment agreements under various employment termination scenarios.

Although the employment contracts for each executive officer contain termination provisions which would permit salary continuation under certain circumstances in the event the contracts are terminated by the Corporation, the Change in Control Agreements, described in a succeeding section, contain provisions that, if the employee so elects, supersede and replace the termination benefits under an employee’s employment contract in the event of a termination or severance of such an executive officer’s employment subsequent to a change in control.

The Corporation also entered into an employment agreement with Mr. Jackson which is slightly different. On July 21, 2023, Mr. Jackson, the Corporation and the Bank entered into an amended and restated employment agreement (the “Jackson Employment Agreement”) in connection with Mr. Jackson’s appointment as President and CEO of the Corporation. As provided in the Jackson Employment Agreement, Mr. Jackson’s base salary will be no less than $850,000 per year, and he will be eligible to participate in the Corporation’s Key Executive Incentive Bonus, Option and Restricted Stock Plan (the “Incentive Plan”). Under the Incentive Plan, Mr. Jackson will be eligible to earn Annual Cash Incentive Awards of 75% of his base salary, subject to adjustment based on performance, prorated for the first year and on a calendar year basis thereafter, and will be eligible to receive Annual Stock Option and Restricted Stock awards, with the Restricted Stock award target at 90% of base salary and with a mixture of performance based and time based grants as determined by the Compensation Committee each year. Mr. Jackson will be eligible to receive other miscellaneous benefits as the Corporation provides to its executive employees generally. For 2025, Mr. Jackson's base salary was $990,000, his Annual Cash Incentive Award was 150% of his base salary and his equity awards were 159% of base salary.

If Mr. Jackson’s employment is terminated other than for cause, death or mutual agreement, Mr. Jackson will be entitled to an amount equal to the greater of (i) six months of base salary at his then current base rate, or (ii) the base salary he would have received had he continued to be employed pursuant to the Jackson Employment Agreement through the end of the term of the Jackson Employment Agreement. If Mr. Jackson’s employment is terminated due to death, his surviving spouse or, in lieu thereof, his estate, will be entitled to an amount equal to six months of the base salary of his then current base rate.

The Jackson Employment Agreement has a term commencing August 1, 2023, and continuing until July 31, 2026. Thereafter, the term of the Jackson Employment Agreement automatically will be extended on each August 1 for an additional one year, thereby creating a new three-year term, unless written notice of termination is given.

Change in Control Agreements

On July 5, 2022, the Corporation and the Bank entered into a change in control agreement with Mr. Jackson (the “Change in Control Agreement”). The Change in Control Agreement is for a term of three years, with automatic one-year extensions. The Change in Control Agreement sets forth certain terms and conditions upon the occurrence of a “change in control event.” Absent a “change in control event” (as defined in the Change in Control Agreement and summarized below), the Change in Control Agreement does not require the Corporation or the Bank to retain the executive in its employ or to pay any specified level of compensation or benefits.

The Change in Control Agreement provides that if a change in control event of the Corporation or the Bank which employ the employee occurs, the Corporation and the Bank will be obligated to either continue to employ the executive during the time period starting upon the occurrence of a change in control event and ending two years thereafter (the “Term of Employment”) or provide severance as per the Change in Control Agreement as described below.

If, during the Term of Employment, the executive is discharged by the Corporation or the Bank without cause or resigns for good reason, then the executive shall receive a lump sum payment equal to two times (i) the highest rate of the executive’s annual base salary in effect prior to the date of termination, and (ii) the greater of the executive’s average annual bonus over the most recent two years ending prior to the date of termination, or the executive’s target bonus established for the annual bonus plan year in which the date of termination occurs. Cause is generally defined as an act of dishonesty or fraud, neglect of duties, breach of contract and intentional or gross misconduct. If the executive is terminated during the Term of Employment for any reason other than cause, then for a period of 18 months from the date of termination, the executive and/or the executive’s family will continue to receive insurance and health care benefits as of the effective date of the change in control event, subject to reduction to avoid duplication with benefits of a subsequent employer. Under a superseding clause in the Change in Control Agreement, in the event of a termination or severance of the executive’s employment subsequent to a change in control event, benefits under the Change in Control Agreement will supersede and replace the benefits under the executive’s employment agreement described above.

Generally, and subject to certain exceptions, a “change in control event” is deemed to occur if (a) final regulatory approval is obtained for a party to acquire securities of the Corporation or the Bank representing 20% or more of the combined voting power of the Corporation or the Bank’s then outstanding securities; (b) during any two consecutive years, there is a significant change in the Corporation’s or the Bank’s Board of Directors not approved by the incumbent Board; or (c) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of the Corporation’s or the Bank’s assets or certain significant reorganizations, mergers and similar transactions involving the Corporation or the Bank.

If an excise tax under Section 4999 of the Code applies to these payments, the Corporation will either pay the executive a reduced amount as a lump sum or over an extended period of years such that the net present value of such payments would not cause an excise tax to become due.

The Corporation has entered into change in control agreements with all of our NEOs and with certain other officers to encourage those key officers not to seek other employment because of the possibility of another entity’s acquisition of the Corporation. These agreements were designed to secure the executives’ continued service and dedication to the best interests of stockholders in the face of the perception that a change in control could occur, or of an actual or threatened change in control. Because of the amount of acquisition activity in the banking industry, the Board of Directors believed that entering into these agreements was in our stockholders’ best interests.

The agreements operate only upon the occurrence of a “change in control” as defined in the agreements. Absent a change in control, the agreements do not require us to retain the executives or to pay them any specified level of compensation or benefits. Each agreement provides that if a change in control of the Corporation or the Bank which employs the employee occurs, we will be obligated to continue to employ the executive during the time period starting upon the occurrence of a change in control and ending two years thereafter (or, if earlier, at the executive’s retirement date under established rules of the Corporation’s tax-qualified retirement plan).

Generally, and subject to certain exceptions, a “change in control” will be deemed to have occurred if (i) final regulatory approval is obtained for any party to acquire securities of the Corporation and/or the Bank representing 20% or more of the combined voting power of the Corporation’s or the Bank’s then outstanding securities; (ii) during any two consecutive years, there is a significant change in the Corporation’s or the Bank’s Board of Directors not approved by the incumbent Board; or (iii) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of the Corporation’s or the Bank’s assets or certain significant reorganizations, mergers and similar transactions involving the Corporation or the Bank.

If during this two-year period the executive is discharged without cause or resigns for good reason, then the executive will receive a lump sum payment equal to a multiple from one to three times (i) the highest rate of the executive’s annual base salary in effect prior to the date of termination, (ii) the greater of the executive’s average annual bonus over the one to three year period ending prior to the date of termination, or the executive’s bonus established for the annual bonus year in which the date of termination occurs, and (iii) continuation of all medical benefits for the executive and/or the executive's family for eighteen months from the termination with premium payments and healthcare benefits the same as existed at the time of the change in control. If an excise tax under Section 4999 of the Code applies to these payments, the Corporation will either pay the executive a reduced amount as a lump sum or over an extended period of years such that the net present value of such payments would not cause an excise tax to become due.

The Board considered both so-called “single trigger” change in control arrangements, which generally entitle an executive to benefits if the executive’s employment is terminated upon, or for any reason during a specified period after a change in control, and “double trigger” change in control arrangements, which typically require the executive’s termination to be involuntary or the executive’s resignation to be for good reason. The Board elected “double trigger” change in control agreements because the Board was of the view that requiring the executive’s employment termination to be involuntary or for good reason would adequately mitigate the personal concerns of executives in connection with potential change in control scenarios and satisfy the purpose of the agreements.

See the section entitled “Potential Payments Upon Termination or Change in Control,” including the related table, beginning on page 40 for an estimate of the benefits that our NEOs would be entitled to receive under certain scenarios pursuant to their respective change in control agreements as a result of a change in control.

Taxation of “Parachute” Payments and Deferred Compensation

We do not provide our NEOs with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant equity interests in our Corporation, and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of our Corporation that exceeds certain prescribed limits, and that the Corporation, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also imposes additional significant taxes on an executive officer, director or other service provider to the Corporation in the event that he or she receives “deferred compensation” that does not meet certain requirements of Section 409A of the Code.

Incentive Plan

The Incentive Plan contains certain acceleration provisions which apply to benefits, options and restricted stock granted thereunder. In the event of the retirement or disability of an employee, each installment of incentive compensation earned for cycles completed prior to such retirement or disability shall be paid to the employee on the date such amounts would be distributable without regard to such retirement or disability and no installment shall be forfeited. Retirement is defined in the plan as cessation of employment with the Corporation after fifteen years of service. In addition, the Compensation Committee may, in its sole discretion, permit such employee to receive a pro rata portion of the annual bonus or long-term bonus which otherwise would have been distributable to such employee if the performance level actually achieved as of the date of his or her termination of employment had continued for the remainder of the incentive cycle and the Compensation Committee may, in its discretion, permit the exercise of any then outstanding stock option, to the extent then vested, for a period not to exceed two years after such retirement or disability. In the event of the death of an employee, each installment of incentive compensation earned for a given year completed prior to the employee’s death shall be paid to his or her beneficiary within one hundred twenty days following the date of death. In addition, the Compensation Committee may, in its discretion, permit the employee’s beneficiary to receive a pro rata portion of the cash as annual bonus or long-term bonus which would otherwise have been distributable to the employee with respect to those open fiscal year and incentive cycles as if the performance level actually achieved as of the date of his or her death had continued for the remainder of the fiscal year or incentive cycle. Additionally, the Compensation Committee may, in its discretion, permit the exercise of any then outstanding stock option, to the extent then vested, for a period not to exceed one year after such death. Restricted stock fully vests in the event of the death, disability, or retirement of the employee.

The Incentive Plan also contains a change in control trigger provision. Under this provision, if (i) there is in fact a change in control and (ii) within sixty days prior to or within two years after the change in control, a person holding an award is terminated without cause from service to or employment with the Corporation or terminates their employment for good reason, then all fiscal year or incentive cycles then formed shall be deemed completed and the performance goals for each period shall be deemed to be met at the greater of (i) the target level or (ii) the level of achievement which would have been attained if actual performance to such time continued until the end of such period. Additionally, all stock options granted under the Plan shall be deemed vested and completely exercisable and all restricted stock fully vests. All unpaid installments of incentive compensation earned in prior years shall be vested and distributable and, in the case of deferred installments, as if the deferral period elected by the employee had been completed. Additionally, in general, all incentive compensation of each employee shall be distributed within ten days of the happening of the applicable triggering event.

In the event of a termination of an employee for cause, the Compensation Committee may, in its discretion, determine that the employee has forfeited the right to receive any installment of incentive compensation under the Incentive Plan, any stock option, whether or not then vested, shall be void and no longer exercisable and all restricted stock shall be forfeited, upon the occurrence of a termination for cause.

SERP

There are two versions of the SERP agreement used currently, one with a change in control provision and one without. Two of the six named executive officers have a SERP agreement, namely, Mr. Jackson and Mr. Weiss. Both of them have change in control provisions in their respective SERP agreements.

Both forms of agreement provide for an actuarially reduced benefit in the event of early termination or retirement (i.e. prior to age 65) equivalent to 100% of the accrued benefit payable to the employee at the time of such early termination or retirement. In each case, the benefit is payable at normal retirement age except that the Corporation has discretion to make a lump sum payment in lieu of the annual benefit payable for a term of ten years, discounted to present value. Both forms of agreement also provide for a disability benefit occurring prior to normal retirement age. In the event of disability, the employee is vested in his normal retirement benefit commencing in the month following his normal retirement age.

Additionally, both forms of agreement provide a death benefit. If the employee dies while in the active service of the Corporation, the employee’s beneficiary is entitled to receive the split dollar death benefit payable under the terms of the policy. If the employee dies after any lifetime benefit payments have commenced, but before receiving all such payments, the Corporation is required to pay the remaining benefits to the employee’s beneficiary at the same time and in the same amounts they would have been paid to the employee had the employee survived. If the employee dies after termination of employment but before lifetime benefit payments have commenced, the Corporation shall pay the benefit payments to the employee’s beneficiary that the employee was entitled to prior to death except that the benefit payment shall commence on the 1st day of the month following the date of the employee’s death. Mr. Jackson's annual benefit at age 65 would be $500,000, and Mr. Weiss' annual benefit would be $250,000.

Retirement Plans

Presently, employees eligible to participate in the Defined Benefit Plan become vested in their Defined Benefit Plan after five years of service. Employees become vested in the 401(k) Plan immediately with respect to elective contributions and immediately with respect to matching contributions by the Corporation. In addition, employees are eligible for a reduced retirement benefit under the terms of the Defined Benefit Plan after fifteen years of service and attaining age 60. Once vested, employees are entitled to pension benefits upon retirement. The benefits payable under both the 401(k) Plan and the Defined Benefit Plan are not enhanced based on the circumstances regarding termination, or in the event of a change in control. Because the Corporation would not enhance the benefits payable under any of these plans if the employment of one of its named executive officers terminate, the Corporation does not report any amount in respect of these plans in the table below. For more information about our Defined Benefit Plan, please see the section of our Compensation Discussion and Analysis entitled “Retirement Plans – Defined Benefit Plan” on page 44.

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION

Executive Benefits and Payments Upon Termination	Involuntary or Good Reason Termination within 24 months of Change in Control[1]	Involuntary Not for Cause Termination[2]	Death	Disability
Jeffrey H. Jackson
Base Salary	$-	$2,557,500	$495,000	$-
Severance	$4,158,001	$-	$-	$-
Stock Options	$6,500	$-	$-	$-
Restricted Stock and Earned PSUs	$2,850,895	$-	$2,850,895	$2,850,895
PSUs	$933,509	$-	$842,232	$842,232
Post-Employment Health Care	$42,041	$-	$-	$-
Salary Continuation Agreement (SERP)[3]	$2,005,917	$-	$2,500,000	$1,918,697
CIC Parachute Payment Reduction[4]	$(3,546,720)	$-	$-	$-
Total	$6,450,143	$2,557,500	$6,688,127	$5,611,824

Daniel K. Weiss, Jr.
Base Salary	$-	$990,000	$247,500	$-
Severance	$1,782,001	$-	$-	$-
Stock Options	$2,925	$-	$-	$-
Restricted Stock and Earned PSUs	$1,208,041	$1,208,041	$1,208,041	$1,208,041
PSUs	$342,434	$299,454	$299,454	$299,454
Post-Employment Health Care	$42,041	$-	$-	$-
Salary Continuation Agreement (SERP)[3]	$586,411	$-	$1,250,000	$959,348
CIC Parachute Payment Reduction[4]	$(1,526,577)	$-	$-	$-
Total	$2,437,275	$2,497,496	$3,004,996	$2,466,844

Jayson M. Zatta
Base Salary	$-	$1,250,743	$287,527	$-
Severance	$2,089,208	$-	$-	$-
Stock Options	$2,925	$-	$-	$-
Restricted Stock and Earned PSUs	$1,663,994	$1,663,994	$1,663,994	$1,663,994
PSUs	$437,615	$394,758	$394,758	$394,758
Post-Employment Health Care	$36,006	$-	$-	$-
Salary Continuation Agreement (SERP)	$-	$-	$-	$-
CIC Parachute Payment Reduction4	$(95,911)	$-	$-	$-
Total	$4,133,838	$3,309,495	$2,346,279	$2,058,752

Michael L. Perkins
Base Salary	$-	$850,031	$200,007	$0
Severance	$1,430,337	$-	$-	$0
Stock Options	$2,925	$-	$-	$0
Restricted Stock and Earned PSUs	$1,053,143	$1,053,143	$1,053,143	$1,053,143
PSUs	$290,500	$253,626	$253,626	$253,626
Post-Employment Health Care	$36,006	$-	$-	$-
Salary Continuation Agreement (SERP)	$-	$-	$-	$-
'CIC Parachute Payment Reduction[4]	$-	$-	$-	$-
Total	$2,812,912	$2,156,800	$1,506,776	$1,306,768

Jan M. Pattishall-Krupinski
Base Salary	$-	$1,263,362	$212,528	$-
Severance	$1,487,697	$-	$-	$-
Stock Options	$2,925	$-	$-	$-
Restricted Stock and Earned PSUs	$671,382	$-	$671,382	$671,382
PSUs	$207,822	$-	$173,629	$173,629
Post-Employment Health Care	$42,041	$-	$-	$-
Salary Continuation Agreement (SERP)	$-	$-	$-	$-
CIC Parachute Payment Reduction[4]	$(860,941)	$-	$-	$-
Total	$1,550,926	$1,263,362	$1,057,539	$845,011

1.
Amounts included in this column reflect the applicable limits pursuant to Section 280G of the Code for each named executive officer.
2.
For Involuntary Not for Cause Termination equity awards would forfeit for non-retiree eligible NEOs. For retiree eligible NEOs, we have assumed the Corporation would approve retirement eligible treatment of equity awards.
3.
Messrs. Jackson and Weiss' amounts included in the CIC column are the present value payments of $500,000 and $250,000, respectively, for 10 years starting at age 65 using a discount rate of 5.76%. The death benefit is based on their current age and would be paid to their beneficiary. The disability amounts are the present value payments of $250,000 and $125,000, respectively, for 10 years with payments starting immediately using a discount rate of 5.76%.

4.
The CIC agreements require a cutback of parachute payments to avoid excess parachute payments under Section 280G of the Code. These amounts represent the estimated cutback to avoid the excess parachute payments. The cutback amounts are based on facts and circumstances as of December 31, 2025 and any actual amounts can only be calculated at time of an actual transaction.

CEO Pay Ratio

As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Jeffrey H. Jackson, our President and Chief Executive Officer (our “CEO”).

For 2025, our last completed fiscal year:

•
the annual total compensation of our median employee was $70,378; and
•
the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $4,683,980.

Based on this information, for 2025 the ratio of the annual total compensation of Jeffrey H. Jackson, our President and Chief Executive Officer, to the annual total compensation of our median employee was approximately 67 to 1.

We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO.

1.
We determined that, as of October 1, 2025, our employee population consisted of approximately 3,018 individuals. This population consisted of our full-time, part-time, and temporary employees employed with us as of the determination date.
2.
To identify the “median employee” from our employee population, we used the amount of “gross wages” for the identified employees as reflected in our payroll records for the nine-month period beginning January 1, 2025 and ending October 1, 2025. We included former Premier employees from the date of the merger on February 28, 2025. For gross wages, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding. We did not use any statistical sampling techniques.
3.
For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x), resulting in annual total compensation of $70,378.
4.
For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table included in this proxy statement.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to certain individuals by the Corporation and certain financial performance of the Corporation. For further information concerning the Corporation’s pay-for-performance philosophy and how the Corporation aligns executive compensation with the Corporation’s performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary compensation table total for PEO (Jackson) [1]	Summary compensation table total for PEO (Clossin) [1]	Compensation actually paid to PEO (Jackson) [2]	Compensation actually paid to PEO (Clossin) [2]	Average summary compensation table total for non-PEO named executive officers [3]	Average compensation actually paid to non-PEO named executive officers [4]	Total shareholder return [5]	Peer group total shareholder return [6]	Net income [7]	Core Earnings per Share [8]
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	$4,683,980	$-	$4,788,624	$-	$1,747,378	$1,763,944	$138.23	$145.48	$223,105	$3.40
2024	$2,663,940	$-	$2,849,416	$-	$1,147,017	$1,201,293	$107.94	$122.17	$151,510	$2.34
2023	$2,263,819	$2,534,148	$2,694,287	$2,054,422	$1,131,531	$976,754	$99.22	$102.56	$159,032	$2.56
2022	$-	$3,033,062	$-	$3,523,605	$1,287,725	$1,419,787	$111.34	$110.80	$192,113	$3.04
2021	$-	$2,706,287	$-	$3,061,694	$1,035,766	$1,165,212	$101.33	$129.98	$242,260	$3.62

1.
This is from the Summary Compensation Table for the applicable year.
2.
This column represents the amount of “compensation actually paid” to Mr. Jackson in 2025, 2024 and 2023 and Mr. Clossin in 2023, 2022 and 2021, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Jackson or Mr. Clossin during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Jackson’s total compensation for 2025 to determine the "compensation actually paid" (and illustrate the methodology used for Mr. Jackson and Mr. Clossin in prior years):

Year	Reported Summary Compensation Table Total for PEO(a)	Reported Summary Compensation Table Value of PEO Equity Awards (b)	Adjusted Value of Equity Awards(c)	Reported Change in the Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid to PEO

PEO (Jackson)
2025	$4,683,980	$(1,714,820)	$1,819,464	$-	$-	$4,788,624

(a)
This column represents the amount of total compensation reported for Mr. Jackson in 2025 in the “Total” column of the Summary Compensation Table. Please refer to the Executive Compensation Tables section of this Proxy Statement.
(b)
This column represents the grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. Please refer to the Executive Compensation Tables section of the Corporation’s Proxy Statement.
(c)
This column represents an adjustment to the amounts in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for 2025 (the “Subject Year”). For the Subject Year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for Mr. Jackson to arrive at “compensation actually paid” to Mr. Jackson for the Subject Year. The adjusted amount is determined by adding (or subtracting, as applicable) the following for the Subject Year: (i) the year-end fair value of any equity awards granted in the Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the Subject Year; (iii) for awards that are granted and vest in the Subject Year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year. [The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.] The amounts added or subtracted to determine the adjusted amount are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Year	Adjusted Value of Equity Awards
PEO (Jackson)
2025	$1,777,733	$54,252	$-	$-	$(12,521)	$-	$1,819,464

3.
This column represents the average of the amounts reported for the Corporation’s named executive officers (NEOs) as a group (excluding Mr. Jackson in 2025, 2024 and 2023 and Mr. Clossin in 2023, 2022 and 2021) in the “Total” column of the Summary Compensation Table in each applicable year. Please refer to the Executive Compensation Tables section of the Corporation’s Proxy Statement for the applicable year. The names of each of the NEOs (excluding Mr. Jackson in 2025, 2024 and 2023 and Mr. Clossin in 2023, 2022 and 2021) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Mr. Weiss, Mr. Zatta, Ms. Pattishall-Krupinski, Mr. Perkins and Mr. Richmond, (ii) for 2024, Mr. Weiss, Mr. Zatta, Mr. Perkins, Anthony F. Pietranton and Mr. Richmond; (iii) for 2023, Mr. Weiss, Mr. Zatta, Mr. Pietranton and Mr. Perkins; (iv) for 2022, Mr. Weiss, Mr. Jackson, Mr. Zatta and Mr. Pietranton; and (v) for 2021, Mr. Young, Mr. Zatta, Mr. Pietranton and Mr. Perkins.
4.
This column represents the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Jackson in 2025, 2024 and 2023 and Mr. Clossin in 2023, 2022 and 2021), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Jackson in 2025, 2024 and 2023 and Mr. Clossin in 2023, 2022 and 2021) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Jackson in 2025) for 2025 to determine the compensation actually paid, using the same adjustment methodology described above in Note 2(c):

Year	Average Reported Summary Compensation Table Total for non-PEO(a)	Average Reported Summary Compensation Table Value of Non-PEO NEO Equity Awards(b)	Average Non-PEO NEO Adjusted Value of Equity Awards(c)	Average Reported Change in the Actuarial Present Value of Pension Benefits(d)	Pension Benefit Adjustments(e)	Average Compensation Actually Paid to Non-PEO NEOs

2025	$1,747,378	$(471,195)	$501,385	$(15,364)	$1,739	$1,763,944

(a)
This column represents the average of the amounts reported for the Corporation’s named executive officers (NEOs) as a group (excluding Mr. Jackson) in the “Total” column of the Summary Compensation Table in 2025. Please refer to the Executive Compensation Tables section of the Corporation’s Proxy Statement for 2025.
(b)
This column represents the average of the total amounts reported for the NEOs as a group (excluding Mr. Jackson) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in 2025. Please refer to the Executive Compensation Tables section of the Corporation’s Proxy Statement for 2025.
(c)
This column represents an adjustment to the average of the amounts reported for the NEOs as a group (excluding Mr. Jackson) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in 2025 determined using the same methodology described above in Note 2(c). For 2025, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each NEO (excluding Mr. Jackson) to arrive at “compensation actually paid” to each NEO (excluding Mr. Jackson) for 2025, which is then averaged to determine the average “compensation actually paid” to the NEOs (excluding Mr. Jackson) for 2025. The amounts added or subtracted to determine the adjusted average amount are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted in the Year and Vested in the Year	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Year	Adjusted Average Value of Equity Awards

2025	$487,206	$24,554	$-	$(4,204)	$(6,171)	$-	$501,385

(d)
The amounts included in this column are the average amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for 2025 for the NEOs as a group (excluding Mr. Jackson ). Please refer to the Summary Compensation Table of the Corporation’s Proxy Statement for 2025.
(e)
This column represents the average total pension benefit adjustments for 2025, which includes the aggregate of two components: (i) Service Cost, calculated as the actuarial present value of each NEO’s (other than Mr. Jackson) benefit under all defined benefit and actuarial pension plans attributable to services rendered during 2025; and (ii) Prior Service Cost, calculated as the average entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the covered fiscal year that are attributed by the benefit formula to services rendered in periods prior to the amendment, in each case averaged for the NEOs (excluding Mr. Jackson) and calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments

2025	$1,797	$(58)	$1,739

5.
This column represents cumulative Corporation total shareholder return (TSR). TSR is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (12/31/2020-12/31/2021, 12/31/2020-12/31/2022, 12/31/2020-12/31/2023, 12/31/2020-12/31/2024, 12/31/2020-12/31/2025), assuming dividend reinvestment, and the difference between the Corporation’s share price at the end and the beginning of the measurement period by the Corporation’s share price at the beginning of the measurement period.
6.
This column represents cumulative peer group TSR computed in accordance with Note 5. The peer group used for this purpose is the following published industry index: S&P Regional Banks Select Industry Index.
7.
This column represents the amount of net income in thousands reflected in the Corporation’s audited financial statements for the applicable year.
8.
The Corporation selected measure is core earnings per share, excluding after-tax restructuring and merger-related expenses and after-tax day one provision for credit losses on acquired loans. This is a non-GAAP measure, and is disclosed in Form 10-K for the year ended December 31, 2025.

Year	2025	2024	2023	2022	2021
Net income per common share – diluted (“EPS”)	$2.23	$2.26	$2.51	$3.02	$3.53
Add: After-tax restructuring and merger-related expenses per common share - diluted (9)	0.66	0.08	0.05	0.02	0.09
Add: After-tax day one provision for credit losses on acquired loans (9)	0.51	-	-	-	-
Core EPS	$3.40	$2.34	$2.56	$3.04	$3.62

9.
Tax effected at 21% for all periods presented.

Performance Measures

As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Corporation’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Corporation uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Corporation to link executive compensation actually paid to the Corporation’s NEOs, as a matter of policy, to the Corporation’s performance are as follows (all as described in further detail in the Compensation Discussion and Analysis above):

•
Core Earnings Per Share
•
Pre-Tax, Pre-Provision Earnings Per Share
•
Non-Performing Assets Ratio
•
Net Charge Off Ratio
•
TSR
•
Corporation's Return on Average Assets
•
Return on Average Tangible Common Equity

Analysis of the Information Presented in the Pay Versus Performance Table

As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Corporation’s executive compensation program reflects a pay-for-performance philosophy. While the Corporation utilizes several performance measures to align executive compensation with Corporation performance (as described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement), not all of those Corporation measures are presented in the Pay versus Performance table. Moreover, the Corporation generally seeks to incentivize long-term performance, and therefore does not specifically align the Corporation’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Corporation is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following table compares (i) the amount of compensation actually paid to Mr. Clossin in 2023, 2022 and 2021 and Mr. Jackson in 2025, 2024 and 2023, and the average amount of compensation actually paid to the Corporation’s NEOs as a group (excluding Mr. Jackson in 2025, 2024 and 2023 and Mr. Clossin in 2023, 2022 and 2021), to (ii) the Corporation’s cumulative TSR over the five years presented in the table.

Compensation Actually Paid and Net Income

The following table compares (i) the amount of compensation actually paid to Mr. Clossin in 2023, 2022 and 2021 and Mr. Jackson in 2025, 2024 and 2023, and the average amount of compensation actually paid to the Corporation’s NEOs as a group (excluding Mr. Jackson in 2025, 2024 and 2023 and Mr. Clossin in 2023, 2022 and 2021), to (ii) the Corporation’s net income (in thousands) over the five years presented in the table.

Compensation Actually Paid and Core EPS

The following table compares (i) the amount of compensation actually paid to Mr. Clossin in 2023, 2022 and 2021 and Mr. Jackson in 2025, 2024 and 2023, and the average amount of compensation actually paid to the Corporation’s NEOs as a group (excluding Mr. Jackson in 2025, 2024 and 2023 and Mr. Clossin in 2023, 2022 and 2021), to (ii) Core EPS over the five years presented in the table.

Cumulative TSR of the Corporation and Cumulative TSR of the Peer Group

The following table compares (i) the Corporation’s cumulative TSR over the five-year period presented in the table and (ii) the cumulative TSR of the S&P Regional Banks Select Industry Index over the five-year period presented in the table.

Environmental, Social and Governance Practices

The Corporation is mindful of its responsibilities in addressing environmental, social and governance practices that promote sustainability, social responsibility, and sound governance. In that context, the following sections highlight steps taken by the Corporation in these areas, though they are not all inclusive and do not delineate all of such initiatives. The Corporation has posted its full sustainability report on its website at www.wesbanco.com.

Environmental

In the broad context, the Corporation has focused on technology to drive revenue and save costs, which has the added benefit of reducing our carbon footprint. Due to its acquisitive history, the Corporation has focused on building scalable infrastructure with its technology platform and has developed a thin client technology for utilization among the more than 220 branch locations. It has also provided an online budgeting tool and enhanced technology applications for customers, including online deposit account opening and P2P payment technology. It has also implemented online residential mortgage applications and continuously works to enhance its online delivery channels. The Corporation also participates in the Zelle®, Samsung Pay, Apple Pay and G Pay networks.

The Corporation has also worked extensively on workplace safety, use of video conferencing to reduce travel and time away from home for employees, enhance its cybersecurity controls, and information security infrastructure, among other steps to maintain customer privacy. More details on these efforts can be found in its full sustainability report posted on its website at www.wesbanco.com/sustainability.

Social Responsibility

The Corporation has numerous initiatives in this area including, but not limited to, the following items. The Corporation would note that its banking subsidiary, the Bank, has received eight consecutive, Outstanding ratings on its federal CRA examination since 2003. In that context, it supports its communities through community development loans, investments, philanthropic donations, and volunteer services.

To ensure a continued level of success in serving the needs of its community, upon the acquisition of Premier in 2025, the Bank increased the staff of its Community Development Department to twelve employees. Of note was the addition of six Regional

Community Development Officers to work within designated geographical areas of the expanded footprint to promote and execute community development and CRA programs. These regional officers also lead the market community development councils, assigned to direct CRA and community development activities and provide local engagement at the market level.

The Bank has been a leader in community development lending within its CRA assessment areas. In the past five years, the Bank has originated nearly $2.2 billion in community development loans, including over $228 million in 2025. These loans returned credit and capital to communities throughout its footprint in support of vital community initiatives such as complex affordable housing projects, support to businesses that created and retained hundreds of jobs, funds for hospitals and clinics in medically underserved areas, and funds for municipal, state, and regional governments for infrastructure improvement. Additionally, the Bank utilizes strategic partnerships to provide innovative financing options for its customers and to engage in initiatives that transform and revitalize communities. For example, the Bank leverages its membership in the Federal Home Loan Bank Pittsburgh (“FHLBank”) to offer impactful programs that provide critical funding and support for communities, including small businesses and vulnerable populations. Through the FHLBank Affordable Housing Program, the Bank sponsors applications for non-profit organizations and housing developers to provide grants for the construction or rehabilitation of housing units for eligible populations. The FHLBank First Front Door and First Front Door Keys programs provide down payment assistance for home mortgage borrowers, and its Banking on Business program provides flexible financing options for small businesses.

The Bank also operates the Wesbanco Bank Community Development Corporation (“WBCDC”), an affiliate that provides business loans utilizing the New Markets Tax Credit Program (“NMTC”) in low-income distressed communities. The NMTC funds are awarded from the United States Department of Treasury’s Community Development Financial Institutions Fund. The New Markets Loan Program is used to finance businesses and revitalize neglected, underserved and distressed communities. Funds have supported a wide range of businesses including manufacturing, food, retail, housing, health, technology, energy, education, and childcare. The WBCDC has received four allocations of New Markets Tax Credits to fund the New Markets Loan Program, and has leveraged those funds to originate over 250 loans totaling in excess of $188 million for the benefit of businesses located in low-income, economically distressed communities, and creating nearly 8,000 jobs. As evidence of the success and innovativeness of this program, the Corporation was a recipient of the American Bankers Association Foundation’s Community Commitment Award in the Community and Economic Development Category for its WBCDC’s New Markets Loan Program.

The Bank's community development investment strategy provides additional financial support to communities through tactical investments that provide affordable housing, including investment in Low-Income Housing Tax Credit projects, equity investments that provide capital for small businesses, and municipal bonds that fund a variety of projects including community schools, water and sewer projects, and road construction and improvement. In 2025, the Bank added over $33 million in new investments to meet community needs. This included a significant investment in a minority depository institution that will expand access to financial resources and promote economic vitality in low- and moderate-income neighborhoods in Cincinnati, Ohio.

In furtherance of its commitment to the communities it serves, the Corporation provided over $3.5 million dollars in philanthropic donations and community sponsorships in 2025. These contributions provided critical support to address issues such as employment, housing, education, financial literacy, healthcare, and community and social services including food insecurity.

Lastly, through 2025, the Bank employees provided over 17,800 volunteer hours in qualified community development services to over 845 unique schools and community organizations. Employees provided technical assistance or financial education to organizations and agencies that promoted affordable housing, economic development, revitalization or stabilization of low-income and other distressed communities, and services for low- and moderate-income persons and other disenfranchised populations.

In 2024, the Corporation hosted three Workplace Community Inclusion Symposiums. Over the years, these symposiums have evolved from two distinct events—one focused on career development for women officers and another on leadership for minority employees—into a unified event celebrating all aspects of our diverse workforce. The symposiums featured guest speakers on topics relevant to creating and sustaining top talent through inclusion and engagement. Additionally, the Corporation introduced Employee Resource Groups, focusing on its diverse community, to assure a sense of belonging and accountability as part of our organization's employee engagement initiative.

The online budgeting tool for customers gives them an electronic methodology for managing their spending and engaging in responsible account management. In addition, the Bank offers numerous webinars on its website for both customers and noncustomers, covering various financial wellness topics, cybersecurity, and debt management, among other topics. The Bank was also recognized during 2025 for the tenth consecutive year with the America Saves Designation of Savings Excellence. This award is recognition for its efforts to encourage customers to save money and is presented annually to financial institutions that succeed in getting people to open and add to wealth-building accounts.

Governance

In addition to the following sections which detail specific corporate governance practices, we would initially summarize that through established policies the Corporation currently has a ratio of independent directors of 78% and will have a ratio of 80% based on the nominees recommended for election at this year’s annual meeting. The Corporation also considers diversity in its selection of directors and currently has 25% of its Board represented by women and minorities which will increase to 27% based on the nominees recommended. In addition, the Board engages in a separate self-assessment annually, which consists of a comprehensive survey and a review of the results by the full Board. The Board also engages in regular semi-annual meetings of its independent directors, conducted by an independent director, and it has adopted a comprehensive Code of Business Conduct and Ethics applicable to both the Board of Directors and the employees and officers of the Corporation.

Insider Trading Policies and Procedures

We have adopted and maintain insider trading policies and procedures governing the purchase, sale, and other dispositions of Corporation securities that are applicable to the Corporation itself, all of our directors, officers and employees of the Corporation and all members of their immediate families and households. Our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. Our insider trading policy prohibits our directors, officers and employees from trading in Corporation securities while in possession of material, nonpublic information. Our insider trading policy also prohibits our directors, officers and employees from disclosing material, nonpublic information of the Corporation to others, unless such disclosure is made in accordance with the Corporation’s policies regarding the protection and external disclosure of information regarding the Corporation. In addition, directors, officers and certain other designated persons of the Corporation are required to obtain approval in advance of engaging in transactions in Corporation securities and comply with additional trading restrictions. This summary of our insider trading policies and procedures does not purport to be complete and is qualified in its entirety by reference to our insider trading policy, a copy of which can be found as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Corporate Governance

The Corporation is committed to maintaining strong corporate governance practices that allocate rights and responsibilities among stockholders, the Board of Directors and management, in a manner that benefits the long-term interests of the Corporation’s stockholders. Accordingly, the Corporation’s corporate governance practices are designed not just to satisfy regulatory requirements, but to provide for effective oversight and management of the Corporation.

In conjunction with these requirements, the Corporation previously adopted a Code of Business Conduct and Ethics which it reviews and approves annually. It most recently reviewed and approved the policy at its regular meeting on January 22, 2026. The Code applies to all officers, employees and directors of the Corporation and includes a Code of Ethics and a formal statement of policy requiring all employees of the Corporation to adhere to high standards of ethical business conduct and it details a number of those standards. The Code of Ethics is available on the Corporation’s website at www.wesbanco.com under the “Investor Relations” section.

The Corporation has a Nominating Committee, a Compensation Committee, and an Audit Committee, all the members of which are independent, as that term is defined in the Nasdaq listing standards. In addition, all Audit Committee members are also independent under the independence standards of Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee has adopted an Audit Committee Charter which was last approved by the Audit Committee on February 20, 2026. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. The Nominating Committee has adopted a written charter which was last approved by the Nominating Committee on February 17, 2026. The Nominating Committee approved the slate of directors nominated for election as described herein under the caption “Election of Directors”. (The selections were recommended by the Chief Executive Officer and Executive Committee of the Corporation and approved by the Nominating Committee.) The Compensation Committee has also adopted a written charter which was last reviewed and approved on February 18, 2026. The charters for the Corporation’s Nominating Committee, Compensation Committee and Audit Committee are available on the Corporation’s website at www.wesbanco.com under the “Investor Relations” section.

The Corporation has also adopted a written policy for employee complaint procedures for reporting of accounting irregularities which provides a specific confidential reporting mechanism available to all employees of the Corporation.

The independent directors meet in executive sessions without management at least two times per year and held their most recent executive session on October 22, 2025. The Board of Directors has expressed an intention of maintaining a regular schedule of such meetings as part of its regular meeting agenda.

Stockholders may communicate with the Board by mailing written communications to the attention of the Corporate Secretary at the principal office of the Corporation at One Bank Plaza, Wheeling, WV 26003. All such communications are reviewed by the Secretary of the Corporation and submitted to the Board unless they are determined to be non-substantive.

Board Size and Separate Chairman

The Board of Directors has adopted a policy that its size should be in the range of 15 to 25 members. In establishing its size, the Board considers a number of factors, including (i) resignations and retirements from the current Board, (ii) the availability of candidates, and (iii) balancing the desire of having a small enough Board to facilitate deliberations with, at the same time, having a large enough Board to have the diversity of backgrounds, professional experience and skills so that the Board and its committees can effectively perform their responsibilities in overseeing the Corporation’s businesses.

Since 1990, the Corporation has separated the position of chief executive officer and Chairman. The Board has determined that this structure is beneficial since it utilizes a non-management Board member to balance the interests of all constituencies in the overall governance structure. The Chairman presides over all meetings of the Board and works with the chief executive officer in establishing agendas, developing policy initiatives, and communicating priorities established by the Board. Christopher V. Criss serves as Chairman.

The Board is active in addressing risk oversight of the Corporation. The chief risk officer reports directly to the CEO and submits a quarterly risk assessment report which is reviewed quarterly with the Board by the chief risk officer. Additionally, the Board has established a Disclosure Committee of executive management, including the Chairman of the Board and the Chairman of the Audit Committee, which meets quarterly with internal audit, risk management and representatives of the Corporation’s independent auditor to review material disclosures in the Corporation’s financial statements prior to their release. In April 2017, a separate Enterprise Risk Management Committee was created, and additional board members were added to the committee. The Board also receives regular reports from the chairs of the Audit Committee and the Loan Review Committee of the Bank. Additionally, routine reports are provided by the Corporation’s counsel and its chief compliance officer. The internal auditor also reports directly to the Board of Directors.

Criteria for Membership on the Board

While a significant amount of public attention has been focused on the need for a majority of members of a Board to be “independent” - a requirement that the Board fully supports and, indeed, is committed to exceeding - independence is just one of the important factors that the Board and its Nominating Committee take into consideration in selecting nominees for director. The Nominating Committee and the Board of Directors apply the same criteria to all candidates, regardless of whether the candidate is proposed by a stockholder or some other source.

Overall Composition. As a threshold matter, the Board of Directors believes it is important for the Board as a whole to reflect the appropriate combination of skills, professional experience, market geographic diversity and diversity of backgrounds in light of the Corporation’s current and future business needs. Diversity is further defined to include gender, ethnic and geographic diversity.

Personal Qualities. Each director must possess certain personal qualities, including financial literacy and a demonstrated reputation for integrity, judgment, business acumen, and high personal and professional ethics. In addition, each director must be at least 21 years of age at the commencement of service as a director and less than 70 years of age at the time of election.

Commitment to the Corporation and its Stockholders. Each director must have the time and ability to make a constructive contribution to the Board, as well as a clear commitment to fulfilling the director’s fiduciary duties and serving the interests of all the Corporation’s stockholders.

Other Commitments. Each director must satisfy the requirements of antitrust and banking laws that limit service as an officer or director of a significant competitor of the Corporation. In addition, in order to ensure that directors have sufficient time to devote to their responsibilities, the Board determined that directors should generally serve on no more than two (2) other public company boards.

Additional Criteria for Incumbent Directors. During their terms, all incumbent directors on the Corporation’s Board are expected to prepare for (by carefully reading any materials distributed in advance of meetings) and attend the meetings of the Board and committees on which they serve and the annual meetings of stockholders; to stay informed about the Corporation and its businesses; to participate in discussions; to comply with applicable Corporation policies; and to provide advice and counsel to the Corporation’s management.

Stock Ownership. All Directors and Nominees must own in their own name, common stock sufficient to meet the ownership requirements for bank directors under West Virginia Code Annot. § 31A-4-8.

Additional Criteria for New Directors. As a result of its assessment of the Board’s current composition and in light of the Corporation’s current and expected business needs, the Nominating Committee has identified additional criteria for new members of the Board. The following attributes may evolve over time depending on changes in the Board and the Corporation’s business needs and environment and may be changed at any time.

•
Professional Experience. New candidates for the Board should have significant experience in areas such as the following: (i) chief executive officer of a corporation (or a comparable position in the government or non-profit sector); (ii) chief financial officer of a corporation (or a comparable position in the government or non-profit sector); (iii) other substantive business experience or expertise; or (iv) a high-level position and expertise in one of the following areas - financial services, investment banking, accounting, legal, cyber security or artificial intelligence and public relations.
•
Diversity. The Nominating Committee also believes it would be desirable for new candidates for the Board to enhance the gender, ethnic, and/or geographic diversity of the Board.
•
Committee Eligibility. In addition to satisfying the independence requirements that apply to directors generally (see below), the Nominating Committee believes that it would be desirable for new candidates for the Board to satisfy the requirements for serving on the Board’s committees, as set forth in the charters for those committees and applicable regulations.
•
Director Experience. The Nominating Committee believes it is also generally desirable, although not critical, for candidates for the Board to have experience as a director of a public corporation.

Independence. In addition to the foregoing criteria, the Board of Directors and Nominating Committee have established a policy that a majority of the directors must be “independent” under applicable Nasdaq and SEC standards. In addition, the Board has established the goal that a substantial majority of the Board should be independent. The Board has determined that fifteen of the nineteen current directors (or 78% of the Board), and three of the nominees for director, are independent in accordance with Nasdaq and SEC standards. If all of the nominees are elected, the resulting Board will have twelve independent directors out of a total of fifteen or 80%. The Board applies Nasdaq stock market criteria in making its independence determinations. Specifically, under the Nasdaq standards, a director would not be viewed as independent if he or she:

•
is employed by the corporation or a consolidated parent or subsidiary of the corporation or has been so employed at any time during the past three years;
•
has a “family member” who is, or within the past three years was, employed as an executive officer by the corporation or any parent or subsidiary of the corporation;
•
is, or has a family member who is, a partner in, or a controlling shareholder or executive officer of any organization, including any nonprofit organization, to which the corporation made, or from which the corporation received, payments for property or services in the current or any of the past three fiscal years, that exceed 5% of the recipient’s consolidated gross revenues for the year or $200,000, whichever is more, other than payments arising solely from investments in the corporation’s securities or payments under non-discretionary charitable contribution matching programs;
•
has received (or has a family member who has received) payments in excess of $120,000 from the listed corporation or any parent or subsidiary of the listed corporation during any period of twelve consecutive months within the past three years, other than compensation for board or board committee service, non-compensatory payments arising solely from investments in the corporation’s securities, compensation paid to a family member who is a non-executive employee of the corporation or its parent or subsidiary, or benefits under a tax-qualified retirement plan or non-discretionary compensation;
•
is, or has a family member who is, employed as an executive officer of another entity where, at any time during the past three years, any of the executive officers of the listed corporation served on the compensation committee of such other entity; or
•
is, or has a family member who is, a current partner of the corporation’s outside auditor, or was a partner or employee of the corporation’s outside auditor who worked on the corporation’s audit at any time during any of the past three years.

Director Nomination Process

There are a number of different ways in which an individual may be nominated for election to the Board of Directors.

Nominations Developed by the Nominating Committee. The Nominating Committee may identify and propose an individual for election to the Board. This involves the following steps:

•
Assessment of Needs. As described above, the Nominating Committee conducts periodic assessments of the overall composition of the Board in light of the Corporation’s current and expected business needs and, as a result of such assessments, the Nominating Committee may establish specific qualifications that it will seek in Board candidates. The Nominating Committee reports on the results of these assessments to the full Board of Directors.
•
Identifying New Candidates. In light of such assessments, the Nominating Committee may seek to identify new candidates for the Board (i) who possess the specific qualifications established by the Nominating Committee and (ii) who satisfy the other requirements for Board service. In identifying new director candidates, the Nominating Committee seeks advice and recommendations of candidates from Nominating Committee members, other members of the Board, members of management, and other public and private sources, including stockholders.
•
Reviewing New Candidates. The Nominating Committee reviews the potential new director candidates identified through this process. This involves reviewing the candidates’ qualifications as compared to the specific criteria established by the Nominating Committee and the more general criteria established by the Corporation’s Bylaws and Nasdaq listing requirements. The Nominating Committee may also select certain candidates to be interviewed by one or more Nominating Committee members.
•
Reviewing Incumbent Candidates. On an annual basis, the Nominating Committee also reviews incumbent candidates for re-nomination to the Board. This review involves an analysis of the criteria set forth above that apply to incumbent directors.
•
Recommending Candidates. The Nominating Committee recommends a slate of candidates for the Board of Directors to submit for election by the Corporation’s stockholders at the annual stockholders meeting. This slate of candidates may include both incumbent and new nominees. In addition, apart from this annual process, the Nominating Committee may, in accordance with the Bylaws, recommend that the Board elect new members of the Board to fill vacancies who will serve until the next annual stockholders meeting.

Stockholder Nominations Submitted to the Nominating Committee. Stockholders may also submit names of director candidates to the Nominating Committee for its consideration. The same evaluation procedures apply to all candidates for director nomination, including candidates submitted by stockholders. The process for stockholders to use in submitting suggestions to the Nominating Committee is by written recommendation addressed to the Corporate Secretary, in care of the Corporation at One Bank Plaza, Wheeling, WV 26003. The recommendation must include, among other information, biographical information about the nominee, share ownership of the nominee, business experience of the nominee and the name, address and number of shares owned by the stockholder submitting the request. The Nominating Committee will review and evaluate candidates submitted by stockholders in the same manner that it reviews and evaluates candidates identified by the Nominating Committee. For more information on stockholder nominations, please see the section entitled “Stockholders Intending to Nominate Candidates for Election to Board of Directors Must Give Notice to Corporation” on page 62.

Stockholder Nominations Submitted to Stockholders. Stockholders may choose to submit nominations directly to the Corporation’s stockholders. The Corporation’s Bylaws set forth the process that stockholders may use if they choose this approach, which is described below at “Stockholders Intending to Nominate Candidates for Election to Board of Directors Must Give Notice to Corporation.”

Board Responsibilities

The Board’s primary responsibility is to seek to maximize long-term stockholder value. The Board selects senior management of the Corporation, monitors management’s and the Corporation’s performance, and provides advice and counsel to management. Among other things, at least annually, the Board reviews the Corporation’s strategy and approves a business plan and budget for the Corporation. The Board also reviews and approves transactions in accordance with guidelines that the Board may adopt from time to time. In fulfilling the Board’s responsibilities, directors have full access to the Corporation’s management, internal and external auditors, and outside advisors.

Board Meetings

The Board of Directors held regular meetings in the months of January, February, March, April, June, July, September, October and December in 2025. At a meeting held on October 22, 2025, the Board conducted an annual corporate governance review. The Board of Directors also communicates informally with management on a regular basis.

Committees of the Board

In addition to the Executive Committee, which is comprised of both independent board members and non-independent board members, the Board has three standing committees which consist solely of independent board members: the Audit Committee, the Compensation Committee, and the Nominating Committee. The Corporation also has several other committees which include both directors and management personnel: the Personnel and Post-Retirement Committee, the Insurance Committee, the Asset Liability Committee, and the Marketing Committee. Finally, the Board also has an Enterprise Risk Management Committee and a Disclosure Committee, both of which include the Chairman of the Board and the Chairman of the Audit Committee. The Enterprise Risk Committee oversees both data security and customer privacy issues which are addressed by various operating committees.

Each of the Audit Committee, the Compensation Committee and the Nominating Committee is composed entirely of independent directors. The Chair of each committee is an independent director. Each committee also holds regular executive sessions at which only committee members are present. Each committee is also authorized to retain its own outside counsel and other advisors as it desires.

As noted above, charters for each of the Executive Committee, Audit Committee, Compensation Committee and Nominating Committee are available on the Corporation’s website, but a brief summary of the committees’ responsibilities follows:

Executive Committee. The Executive Committee acts during intervals between meetings of the Board. It also addresses mergers and acquisition initiatives, personnel and human capital, sustainability initiatives, capital expenditures and executive management. The Charter does require that a majority of the directors be independent. The Executive Committee met 3 times in 2025.

Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its responsibilities in connection with the Corporation’s (i) independent auditors, (ii) internal auditors, (iii) financial statements, (iv) earnings releases and guidance, (v) financial and capital structure and strategy, as well as (vi) the Corporation’s compliance program, internal controls and risk management. The Audit Committee met 15 times in 2025.

Nominating Committee. The Nominating Committee is responsible for assisting the Board in relation to (i) director nominations, (ii) committee structure and appointments, (iii) Board performance evaluations, (iv) regulatory matters relating to corporate governance, (v) stockholder proposals and communications, and (vi) management succession. The Nominating Committee met one time in 2025.

Compensation Committee. The Compensation Committee is responsible for (i) approving compensation and employment agreements for, and reviewing benefits provided to, the Corporation’s senior executives, (ii) overseeing the Corporation’s disclosure regarding executive compensation, (iii) reviewing the Corporation’s overall compensation structure and benefit plans, (iv) reviewing officer appointments, (v) overseeing the Corporation’s human development programs designed to attract, retain, develop, and motivate the Corporation’s employees, (vi) reviewing the Corporation’s organization chart, and (vii) compensating directors. The Compensation Committee met six times in 2025.

Board Self-Evaluation

The Board of Directors conducts a self-evaluation of its performance annually, which includes a review of the Board’s composition, responsibilities, structure, processes, and effectiveness.

Director Orientation and Education

Each individual, upon joining the Board of Directors, is provided with an orientation regarding the role and responsibilities of the Board and the Corporation’s operations. As part of this orientation, new directors have opportunities to meet with members of the Corporation’s management. The Corporation is also committed to the ongoing education of its directors. From time to time, the Corporation’s executives, the heads of its business groups and outside experts make presentations to the Board regarding their respective areas.

Non-Employee Director Compensation and Stock Ownership

The Board of Directors is responsible for establishing compensation for the Corporation’s non-employee directors. The Compensation Committee reviews the compensation for non-employee directors, including reviewing compensation provided to non-employee directors at other companies, and makes a recommendation to the Board for its approval.

Our non-employee director compensation program is designed to attract, retain, and reward qualified non-employee directors and align the financial interests of non-employee directors with those of our stockholders. The program addresses the time, effort, expertise, and accountability required of active Board membership. Pursuant to this program, each non-employee member of our Board received the cash and equity compensation described below for fiscal 2025 Board service. We also reimbursed our non-employee directors for expenses incurred in connection with attending Board and committee meetings, assisting with other

Corporation business, such as meeting with potential officer and director candidates, as well as continuing director education. Members of the Board who are our employees are not separately compensated for serving on the Board.

In order to align the interests of directors and stockholders, it is also the Board’s policy that non-employee directors are encouraged to own an amount of the Corporation’s stock that is significant in light of each director’s individual means.

The Corporation also expects all directors to comply with all federal, state, and local laws regarding trading in securities of the Corporation and disclosing material, non-public information regarding the Corporation, and the Corporation has procedures in place to assist directors in complying with these laws. See the section entitled "Insider Trading Policies and Procedures" on page 54.

Meetings of Board of Directors and Committees and Compensation of Members

The Board of Directors of the Corporation meets eight times a year in the months of January, March, April, June, July, September, October and December, and the Executive Committee of the Corporation meets when the Board does not in the months of February, May, August and November. In 2025, fees paid for attendance at each Board meeting and each meeting of the Executive Committee were $1,500 and $1,250, respectively. The Directors (other than the Chairman of the Board and the Chairman of the Audit Committee) also receive an annual retainer fee, payable quarterly, of $50,000. The Chairman of the Board and Chairman of the Audit Committee each received an annual fee of $125,000 and $75,000, respectively. The Directors also receive stock awards in the form of three-year time-vested restricted stock in the amount of $80,000, payable as of the reorganization meeting of the Board in April of each year.

During 2025, the Board of Directors of the Corporation held ten meetings. Directors of the Corporation were also paid a fee of $1,000 for attendance at meetings of other committees of the Corporation. No annual or meeting fees are paid to Directors who are also current officers of the Corporation or any of its affiliates. Fees in the total amount of $1,573,600 were paid to Directors consisting of the annual retainer and fees for attendance at meetings of the Board of Directors of the Corporation and the Bank and at meetings of all committees of the Corporation and Bank during 2025. Fees in the aggregate amount of $217,750 were credited to the accounts of those Directors who elected to participate in the Wesbanco Deferred Compensation Plan, pursuant to which payment of fees for attendance at meetings of the Board of Directors and committees established by the Board may be deferred and deemed invested in various mutual fund investments and Common Stock of the Corporation.

Mr. Jackson did not receive compensation for serving as a Director or member of any committee of the Board of Directors during 2025 since he is an employee Director. Compensation paid to Mr. Jackson for his service as an employee of the Corporation is discussed under "Compensation Discussion and Analysis".

Each director attended at least 75% of the total meetings of the Board of Directors and its committees of which he or she is a member held in 2025. The majority of directors at the time attended the 2025 stockholders’ meeting, except for Zahid Afzal, Rosie Allen-Herring, James Cornelsen and Gregory S. Proctor. Attendance at the annual stockholders meeting is considered in evaluating incumbent directors.

2025 Director COMPENSATION

Name	Fees Earned or Paid in Cash Wesbanco, Inc. ($)	Fees Earned or Paid in Cash Wesbanco Bank, Inc. ($)	Stock Awards ($)[2]	Total ($)
Zahid Afzal[1]	55,250	-	80,000	135,250
Rosie Allen-Herring	71,000	26,800	80,000	177,800
Louis M. Altman[1]	52,500	2,000	80,000	134,500
John L. Bookmyer[1]	60,500	-	80,000	140,500
Lee J. Burdman[1]	49,500	16,800	80,000	146,300
Todd F. Clossin	80,750	4,000	80,000	164,750
James W. Cornelsen	66,000	22,800	80,000	168,800
Michael J. Crawford	85,250	8,000	80,000	173,250
Christopher V. Criss	148,750	4,000	80,000	232,750
Abigail M. Feinknopf	64,500	4,000	80,000	148,500
Robert J. Fitzsimmons	84,750	6,000	80,000	170,750
Denise Knouse-Snyder	76,750	12,400	80,000	169,150
D. Bruce Knox	90,750	-	80,000	170,750
Lisa A. Knutson	118,500	-	80,000	198,500
Jay T. McCamic[3]	29,000	4,000	50,000	83,000
F. Eric Nelson, Jr.	72,750	4,000	80,000	156,750
Gregory S. Proctor, Jr.	73,750	22,800	80,000	176,550
Joseph R. Robinson	72,000	-	80,000	152,000
Kerry M. Stemler	71,750	12,000	80,000	163,750
Total	$1,424,000	$149,600	$1,490,000	$3,063,600

1.
Elected to the Board on February 28, 2025.
2.
Amounts for 2025 reflect the dollar amount of the aggregate grant date fair value of restricted stock awards granted during 2025, computed in accordance with ASC Topic 718. However, as prescribed by SEC rules, these amounts exclude estimates of forfeitures related to service-based vesting conditions. Refer to Note 12 under Part II, Item 8, "Financial Statements and Supplementary Data" of our Form 10-K for the year ended December 31, 2025, for the relevant assumptions used to determine the valuation of restricted stock awards. The following named directors have unvested time based restricted stock awards as follows: Afzal - 2,794; Allen-Herring - 6,995; Altman - 2,794; Bookmyer - 2,794; Burdman - 2,794; Clossin - 4,779; Cornelsen - 6,995; Crawford - 6,995; Criss - 6,995; Feinknopf - 6,995; Fitzsimmons - 6,995; Knouse-Snyder - 6,995; Knox - 6,995; Knutson - 6,995; Libs - 2,216; McCamic - 6,012; Nelson - 6,995; Proctor - 6,995; Robinson - 6,995; Stemler - 6,995 and Tanner - 2,216.
3.
Mr. McCamic served as a Director through April 18, 2025, the date of his death.

Nominating Committee

The Corporation has a standing Nominating Committee. Members of the Corporation’s Nominating Committee included D. Bruce Knox, Chairman, Lisa A. Knutson and F. Eric Nelson, Jr., all of whom are independent directors, as the term is defined in Nasdaq listing standards. The Nominating Committee meets at least annually and when vacancies on the Corporation’s Board of Directors are to be filled and last met on February 17, 2026. The Committee met once in 2025.

Compensation Committee

The Corporation has a standing Compensation Committee. The members of the Corporation’s Compensation Committee included Rosie Allen-Herring, Chairperson, Gregory S. Proctor, Jr. and Lisa A. Knutson, all of whom are independent directors as the term is defined in Nasdaq listing standards and under applicable law. The Compensation Committee met six times during the fiscal year ended December 31, 2025 and once since January 1, 2026.

Compensation Committee Interlocks and Insider Participation

None of the Corporation’s executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of the Corporation’s Board of Directors. None of the Corporation’s executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Board’s Compensation Committee.

Audit Committee

The Corporation has an Audit Committee. All members are considered independent under Nasdaq listing standards and Rule 10A-3 under the Exchange Act and the currently serving members are: Chairperson Lisa A. Knutson, D. Bruce Knox, Michael J. Crawford and Robert J. Fitzsimmons. Certain members of the Audit Committee are partners, controlling stockholders or executive officers of an organization that may have a lending relationship with the banking affiliate of the Corporation, or individually, they maintain such relationships. The Corporation’s Board of Directors has determined that such lending relationships do not interfere with the director’s exercise of independent judgment. The Board of Directors of the Corporation has determined that Lisa A. Knutson, a Certified Public Accountant (inactive), is an “audit committee financial expert” as defined in Item 407 of Regulation S-K and that she is independent as that term is used in Item 7 of Schedule 14A. The Corporation has adopted a formal charter and the Audit Committee has reviewed and assessed the adequacy of the written charter during the past year. The Audit Committee met 15 times in 2025.

Report of Audit Committee

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the registered public accounting firm, Ernst & Young LLP ("E&Y"), who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (United States), the rules of the SEC, and other applicable regulations. The Audit Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent auditors the independent auditors’ independence from management and the Corporation and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Corporation’s internal and independent auditors the overall scope and plans for and results of their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, credit quality and the overall quality of the Corporation’s financial reporting.

The Audit Committee Charter provides that the Audit Committee is responsible for the appointment, compensation, and oversight of the external auditor. It also confirms that the Audit Committee considers non-audit related fees and services when addressing auditor independence. The Charter also provides that the Audit Committee review and evaluate the lead partner of the independent auditor.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC. This report is not deemed “soliciting material” or deemed to be filed with the SEC or subject to Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent requested by the Corporation or specifically incorporated by documents otherwise filed.

Submitted by:

AUDIT COMMITTEE:

Lisa A. Knutson, Chairperson	D. Bruce Knox
Robert J. Fitzsimmons	Michael J. Crawford
John L. Bookmyer

Stockholders Intending to Nominate Candidates for
Election to Board of Directors Must Give Notice to Corporation

Sections 4, 5 and 6 of Article III of the Amended and Restated Bylaws of the Corporation require stockholders intending to make a director nomination at a stockholders’ meeting to have provided the Corporation advance written notice of such nominations, no later than (i) with respect to an election to be held at an annual meeting, 90 days prior to the anniversary of the previous year’s annual stockholders’ meeting, or (ii) with respect to an election to be held at a special meeting of stockholders, the close of business on the 10th day following the date on which notice of such meeting is first given to the stockholders. Sections 4, 5 and 6 of Article III (i) provide that Sections 4, 5 and 6 of Article III are generally the exclusive means for a stockholder to make such nominations and (ii) set forth the required disclosures regarding (A) the stockholders making such nomination, which include, among other things, the class and number of shares of stock of the Corporation owned beneficially by the proposing stockholder and any relationship between the stockholder and the proposed nominee and (B) the nominee, which include, among other things, all information relating to such person that would be required to be disclosed in solicitations of proxies for elections of directors. In addition, the Amended and Restated Bylaws provide that a stockholder making a director nomination at a stockholders’ meeting must not only be a stockholder at the time of the notice, but also at the time of the meeting.

Proposals of Stockholders for Presentation at
Next Year’s Annual Meeting, to be Held April 21, 2027

Proposals which stockholders intend to present at next year’s annual meeting, to be held on Wednesday, April 21, 2027, will be eligible for inclusion in the Corporation’s proxy material for that meeting if they are submitted to the Corporation in writing not later than November 13, 2026. A proponent may submit only one proposal. At the time of the submission of a proposal, a stockholder also may submit a written statement in support thereof for inclusion in the proxy statement for the meeting, if requested by the proponent; provided, however, that a proposal and its supporting statement in the aggregate shall not exceed 500 words.

Additionally, if properly requested, a stockholder may submit a proposal for consideration at next year’s annual meeting, but not for inclusion in the Corporation’s proxy material for that meeting. To make such a proposal, the Corporation must receive from the stockholder a notice in writing of such request no earlier than December 23, 2026, and no later than January 22, 2027.

Further, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than February 14, 2027.

Independent Registered Public Accounting Firm

E&Y served as the independent registered public accounting firm for the Corporation and all affiliates for the year 2025. The services rendered by E&Y during the year 2025 consisted primarily of audit, audit-related and tax services as approved by the Audit Committee or under terms of the Corporation’s audit services pre-approval policy.

The Audit Committee’s pre-approval policies and procedures are detailed in the Audit Committee Charter. Generally, these procedures require the Audit Committee to pre-approve all auditing services to be performed by its independent auditor subject to a de minimis exception. The pre-approval may be delegated to the Chairman subject to review and ratification by the Audit Committee at its next scheduled meeting. Of the 2025 audit fees and expenses of $2,809,000, all were pre-approved by the Audit Committee before commencement of the service. Additionally, 100% of the tax and audit-related fees and expenses totaling $482,700 and $148,000, respectively, were pre-approved by the Audit Committee.

On October 22, 2025, the Audit Committee approved the dismissal of E&Y as our independent registered public accounting firm, effective upon the filing of our Annual Report on Form 10-K for the year ended December 31, 2025. Also on October 22, 2025, the Audit Committee approved the appointment of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending December 31, 2026, effective as of the same time as the dismissal of E&Y.

The audit reports of E&Y on our consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During our fiscal years ended December 31, 2025 and 2024, and through the date of E&Y’s dismissal, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in its report on our consolidated financial statements for such periods, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except that E&Y issued an adverse opinion in their report on internal control over financial reporting as of December 31, 2025 as a result of the material weakness in the Corporation’s internal control over financial reporting that the Corporation reported in Part II, Item 9A of the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 2, 2026, related to the design and operating effectiveness of controls related to the fair value of assets acquired as part of the Premier business combination, including a lack of precision and evidence of reviews of the assumptions supporting the fair value of acquired assets.

We provided E&Y with a copy of our Current Report on Form 8-K reporting the change in auditor, before filing that Form 8-K with the SEC on October 24, 2025, and requested that E&Y furnish us with a letter addressed to the SEC stating whether or not E&Y agreed with the above statements and stating the respects, if any, in which E&Y did not agree with such statements. The letter from E&Y was filed as Exhibit 16.1 to that Form 8-K.

During our two most recent fiscal years ended December 31, 2025 and 2024, and through the date of Deloitte’s appointment, neither the Corporation nor anyone acting on its behalf consulted with Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to the Corporation that Deloitte concluded was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

It is expected that that a representative of both E&Y and Deloitte will be present at the annual stockholders’ meeting. Such representatives will have the opportunity to make a statement if such representatives desire to do so and will be available to respond to appropriate questions from the stockholders who are present. A representative of E&Y attended last year’s annual stockholders’ meeting.

Audit Fees

The aggregate fees of E&Y billed for each of the last two fiscal years for professional services rendered for the audit of the Corporation’s annual financial statements included in Form 10-K filed with the Securities and Exchange Commission, and its internal controls over financial statement preparations, and the quarterly reviews of the Corporation’s financial statements included in Forms 10-Q for 2025 and 2024, respectively, were $2,809,000 and $1,841,580. Also included for both years were professional services rendered for accounting consultation on matters addressed during the audit or interim reviews, services for certain SEC registration statements, audits of the Corporation’s broker-dealer (Wesbanco Securities, Inc.) and Housing and Urban Development (“HUD”) procedures, and business combination procedures for acquisitions.

Audit-Related Fees

E&Y provides other audit-related services to the Corporation from time to time. The aggregate fees for these services billed for each of the last two fiscal years were $148,000 for 2025 and $147,500 for 2024. Audit-related fees in both years were for services rendered in conjunction with various retirement plan audits and an internal control report for the Trust and Investment Services Division.

Tax Fees

E&Y also provides certain tax related services, and the aggregate fees billed for each of the last two fiscal years for such services were $482,700 for 2025 and $478,445 for 2024, respectively. These services for both years included preparation of the Corporation’s tax filings, tax compliance and consultation services and certain acquisition tax planning advisory services and tax compliance work for the Trust and Investment Services Division for client fiduciary tax returns, which for 2025 totaled $385,000 of the above-noted total and for 2024 totaled $350,210.

All Other Fees

“All Other Fees” for the years ended December 31, 2025 and 2024 were $0 for both years.

Proxy Solicitor

The Corporation has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of $9,500, plus expenses. Proxies may also be solicited by employees of the Corporation. Proxies may be solicited by mail and by telephone call.

Item 2

Approval of an Advisory (Non-Binding) Vote on the Corporation’s
Compensation Paid to the Named Executive Officers In 2025

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended the Exchange Act by adding Section 14A. Section 14A(a)(1) requires that not “less frequently than once every 3 years, a proxy or consent or authorization for an annual or other meeting of the stockholders for which the proxy solicitation rules of the Commission require compensation disclosure shall include a separate resolution subject to stockholder vote to approve the compensation of executives,” as disclosed pursuant to Item 402 of Regulation S-K (a “say-on-pay vote”). The say-on-pay vote is not binding on the Corporation or the Board of Directors. Considering the advisory (non-binding) recommendation of the Corporation’s stockholders at the April 17, 2024 Annual Meeting of Stockholders regarding the frequency of the say-on-pay vote, the Board of Directors voted on April 18, 2024 for the Corporation’s non-binding say-on-pay vote to occur every year.

As discussed in detail above, Item 2 is a non-binding say-on-pay vote of the stockholders whereby stockholders are asked to approve the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. The Board of Directors believes the Corporation’s compensation program is reasonable and balanced in comparison to the size and financial performance of the Corporation. It includes appropriate incentives in both annual and long-term performance-based compensation reflecting both short- term and long-term goals without encouraging unnecessary and excessive risk-taking by our executive officers. Importantly, it aligns the interests of our executive officers with those of our stockholders with the inclusion of equity compensation in the form of stock options and restricted stock. The incentive compensation award opportunities for our named executive officers take into account stockholder interests through the establishment of challenging performance targets based on business plans and budgets approved by the Board.

The Board of Directors strongly endorses the Corporation’s executive compensation program and recommends that stockholders vote in favor of the following advisory resolution:

RESOLVED, that the compensation paid to the Corporation’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosures shall include the “Compensation Discussion and Analysis” section and the related compensation tables and narrative discussion, and all disclosures pursuant to Item 402 of Regulation S-K, is hereby APPROVED.

As an advisory vote, this proposal is not binding on the Corporation. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The Board of Directors unanimously recommends a vote “For” Item 2 to approve the advisory proposal to approve the compensation paid to the Corporation’s named executive officers.

Item 3

Advisory (Non-Binding) Vote Ratifying the Appointment
of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is responsible for appointing the Corporation’s independent registered public accounting firm, and the Committee has selected Deloitte to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2026. We are submitting this selection for stockholder ratification at the Annual Meeting. We expect a representative of Deloitte to be present virtually at the Annual Meeting and to have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders. E&Y served as our independent registered public accounting firm for our fiscal year ended December 31, 2025.

Although we are not required to have our stockholders ratify the selection of our independent registered public accounting firm, our Board of Directors has determined to seek this ratification from stockholders as a means of soliciting stockholders’ opinions and as a matter of good corporate governance. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Deloitte, but may retain them, nonetheless. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Corporation and its stockholders.

Item 4

Approval of the Wesbanco, Inc. 2026 Equity Incentive Plan

The Corporation is asking shareholders to approve the 2026 Equity Incentive Plan (the “2026 Equity Incentive Plan” or the “plan”). The 2026 Equity Incentive Plan was adopted by the Board of Directors, subject to shareholder approval, on March 4, 2026, based on the recommendation of the Compensation Committee of the Board of Directors. If approved by the shareholders, the 2026 Equity Incentive Plan will become effective as of April 15, 2026.

The Board of Directors believes that the adoption of the 2026 Equity Incentive Plan is in the best interests of the Corporation and its shareholders. The Corporation believes equity awards constitute an important component in a balanced, comprehensive compensation program. Many of the companies with which we compete for executive officers, employees and directors offer equity compensation as part of their overall compensation programs. By approving the 2026 Equity Incentive Plan, our shareholders will provide us the continued flexibility we need to attract, retain, and motivate highly qualified executive officers, employees, and directors by offering a competitive compensation program with a component linked to the performance of our Common Stock and, therefore, aligned with the interests of our shareholders.

The Corporation currently maintains the Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock Plan as adopted February 13, 1998 and as amended and restated February 25, 2010, February 23, 2017, February 25, 2021 and February 21, 2024, (the “Prior Plan”). Approximately 1,334,954 shares remain available for grant under the Prior Plan as of February 27, 2026. If the 2026 Equity Incentive Plan is approved, the authorized share pool will be comprised of 3,000,000 shares, plus (x) shares underlying awards outstanding under the Prior Plan as of the effective date of the 2026 Equity Incentive Plan that are terminated or cancelled without the issuance of such shares and (y) unvested shares outstanding under the Prior Plan as of the effective date of the 2026 Equity Incentive Plan that are forfeited, cancelled or repurchased by the Corporation due to the failure to vest. As of the date the Corporation’s shareholders approve the 2026 Equity Incentive Plan, no new awards will be granted under the Prior Plan, but existing awards will remain outstanding pursuant to their terms. If the 2026 Equity Incentive Plan is approved, the authorized share pool will be decreased by any shares covered by awards granted under the Prior Plan on or after January 1, 2026 and prior to the effective date of the 2026 Equity Incentive Plan.

Highlights of the 2026 Equity Incentive Plan

The 2026 Equity Incentive Plan includes provisions considered best practice for compensation and corporate governance purposes:

•
No Evergreen Provision. There is no evergreen feature under which shares authorized for issuance under the 2026 Equity Incentive Plan can be automatically increased;
•
Double-Trigger Change-in-Control Provision. The 2026 Equity Incentive Plan does not mandate accelerated vesting of equity awards in connection with a change in control in which such awards are continued or assumed by the post-transaction entity; instead includes a double-trigger change-in-control provision that provides for the accelerated vesting of awards assumed following a change in control upon a qualifying termination within a prescribed period of time;
•
No Liberal Change in Control Definition. The announcement or shareholder approval of (rather than a consummation of) a change in control transaction is not a change in control under the 2026 Equity Incentive Plan.
•
No Discounted Options or SARs. Options and stock appreciation rights (“SARs”) may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date, other than options and SARs assumed in connection with acquisitions;
•
Prohibition on Repricing and Cash Buyouts. The 2026 Equity Incentive Plan prohibits the repricing or exchange of options and SARs without shareholder approval;

•
Limitation on Non-Employee Director Compensation. The 2026 Equity Incentive Plan limits the value of total compensation (including equity awards granted under the 2026 Equity Incentive Plan and any other cash compensation such as cash retainer or fees) that may be made to any non-employee director during any calendar year;
•
No Liberal Share Recycling. Shares used to pay the exercise price of options or SARs, shares withheld or tendered to satisfy tax withholding obligations, shares subject to SARs that are not issued upon settlement (i.e., the gross number of shares covered by the SARs), and shares repurchased by the Corporation with proceeds from option exercises will not be added back to the share reserve;
•
No Payment of Dividend or Dividend Equivalent on Unvested Awards. Dividends and dividend equivalents will be paid only if the underlying awards vest, and no dividends or dividend equivalents may be paid with respect to options or stock appreciation right;
•
One-Year Minimum Vesting Requirement. Except for limited exceptions described below (including a 5% share carve out), awards under the 2026 Equity Incentive Plan (including options, SARs, restricted stock, restricted stock units, Performance Units and Performance Shares) must have a minimum vesting period of at least one year from the grant date;
•
Clawback Policy. Awards granted under the 2026 Equity Incentive Plan are subject to the Wesbanco, Inc. Incentive-Based Compensation Recovery Policy (the “Clawback Policy”);
•
Transfer Restrictions. Awards may not be transferred to financial institutions;
•
Certain Limits Related to Options. The 2026 Equity Incentive Plan prohibits “reload” options, as well as the payment of the exercise price of options with a promissory note; and
•
No Tax Gross-ups. The 2026 Equity Incentive Plan does not provide for any tax gross-ups.

Summary of the Material Plan Terms

The following is a general description of the material features of the 2026 Equity Incentive Plan. This description is qualified in its entirety by reference to the full text of the 2026 Equity Incentive Plan, which is attached to this Proxy Statement as Appendix A and incorporated herein by reference. This description does not purport to be complete. Shareholders are urged to read the full text of the 2026 Equity Incentive Plan carefully before voting on this proposal.

Administration

The 2026 Equity Incentive Plan may be administered by our Board of Directors or, at its discretion, the Compensation Committee of the Board of Directors (in either case, the “Administrator”). The Administrator has broad administrative authority to interpret the 2026 Equity Incentive Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2026 Equity Incentive Plan. Pursuant to its administrative authority, the Administrator may, among other things, select the persons who will receive awards and determine the types of awards to be granted; determine the terms and conditions of those awards, and amend the terms and conditions of outstanding awards. The Administrator may delegate certain day‑to‑day administrative functions to one or more individuals and grant limited authority to officers to execute instruments evidencing awards already approved. Subject to applicable law and certain limitations, the Board may delegate to one or more Corporation officers award-granting authority to service providers who are not subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934. In addition, the 2026 Equity Incentive Plan authorizes certain officers of the Corporation to determine whether a participant’s termination of service constitutes a termination for cause or for good reason (each as defined in the 2026 Equity Incentive Plan) with respect to participants who are not subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Corporation or its affiliates, members of the Board and any officers or employees of the Corporation to whom authority to act for the Board, the Administrator or the Corporation is delegated will be defended and indemnified by the Corporation to the extent permitted by law and the Corporation’s organizational documents, subject to certain limitations.

Eligibility for Awards

Employees, directors, and consultants of the Corporation or its affiliates, as selected by the Administrator in its discretion, are eligible to receive awards under the 2026 Equity Incentive Plan. As of February 27, 2026, approximately 275 individuals were eligible to receive awards under the 2026 Equity Incentive Plan, including 8 executive officers, 15 non-employee directors, 252 officers, no consultants and no non-officer employees. Awards are intended to attract, retain and motivate such individuals by providing them the opportunity to acquire a proprietary interest in the Corporation and to align their interests and efforts to the long-term interests of the Corporation’s shareholders.

Shares Available

Subject to the adjustment and Prior Plan award provisions described below, the maximum aggregate number of shares that may be issued pursuant to all awards under the 2026 Equity Incentive Plan is 3,000,000 shares, all of which may be incentive stock options. If any outstanding award expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an award subject to forfeiture or repurchase are forfeited or repurchased by the Corporation due to the failure to vest, the shares allocable to the terminated portion of the award or the forfeited or repurchased shares will again be available for grant under the 2026 Equity Incentive Plan. In addition, the maximum aggregate share reserve described above will be increased by (x) shares underlying awards outstanding under the Prior Plan as of the effective date of the 2026 Equity Incentive Plan that are terminated or cancelled without the issuance of such shares and (y) unvested shares outstanding under the Prior Plan as of the effective date of the 2026 Equity Incentive Plan that are forfeited or repurchased by the Corporation due to the failure to vest. Notwithstanding the foregoing, shares surrendered or withheld as payment of the exercise price of an award under the 2026 Equity Incentive Plan or withholding taxes in respect of an award under the 2026 Equity Incentive Plan will no longer be available for grant under this 2026 Equity Incentive Plan. Awards assumed in connection with acquisitions will not count against the maximum aggregate share reserve described above. Awards settled in cash will not count against the maximum aggregate share reserve described above. As of the date the Corporation’s shareholders approve the 2026 Equity Incentive Plan, no new awards will be granted under the Prior Plan, but existing awards will remain outstanding pursuant to their terms. The maximum aggregate share reserve described above will be decreased by any shares covered by awards granted under the Prior Plan on or after January 1, 2026 and prior to the effective date of the 2026 Equity Incentive Plan.

Limitations on Awards to Non-Employee Directors

During any single calendar year, the aggregate value of total compensation (including equity awards granted under the 2026 Equity Incentive Plan and any other compensation such as cash retainers or fees that might be made to any non-employee director of the Corporation) may not exceed $400,000 in the case of an incumbent director, $800,000 in the case of the Chairman of the Board who is a non-employee director, or $800,000 in the case of a new non-employee director during his or her first year of service. The Administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, provided that the non-employee director receiving additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Adjustments for Changes in Capitalization

The 2026 Equity Incentive Plan provides that, in the event of any change in the outstanding shares by reason of any stock split, stock dividend, non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the shares the Administrator will make, in its sole discretion, an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2026 Equity Incentive Plan. Such adjustment may include an adjustment to the number and class of shares which may be delivered under the 2026 Equity Incentive Plan, the number, class and price of shares subject to outstanding awards, the number and class of shares issuable pursuant to options, and any numerical limits in contained in the 2026 Equity Incentive Plan.

Awards

The 2026 Equity Incentive Plan permits the Administrator to grant the following types of awards to our employees, directors, and consultants.

Options. The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant (other than options assumed in connection with acquisitions). At the time an option is granted, the Administrator will determine any conditions that must be satisfied before the option may be exercised and the acceptable form of consideration for exercising an option. In no event may a promissory note be used as a form of consideration for exercising an option. The 2026 Equity Incentive Plan does not permit repricing of options, including allowing any stock option to be amended to decrease the exercise price or to be cancelled in exchange for cash or other awards or in conjunction with the grant of any new stock option with a lower exercise price, without the approval of shareholders. Each option grant will be evidenced by an award agreement that specifies the exercise price, the term, the conditions of exercise, and such other terms determined by the Administrator.

Participants will have no rights to dividends, dividend equivalent or distributions or other rights of a shareholder with respect to the shares of common stock subject to an option until the participant has given written notice of exercise and paid the exercise price and applicable withholding taxes.

Unless the award agreement provides otherwise, in the event of a participant’s termination of employment for any reason other than for cause, disability, or death, the participant’s options (to the extent exercisable at the time of such termination) generally will remain exercisable until 90 days after such termination and will then expire. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service due to disability or death, the participant’s options (to the extent exercisable at the time of such termination) generally will remain exercisable until one year after such termination and will then expire. In the event of the participant’s termination of employment for cause, the participant’s outstanding options will expire on the date of such termination

Incentive Stock Options. Incentive stock options may be granted only to our employees and those of our “parent” and “subsidiary” entities (as defined under the Code). The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year under the 2026 Equity Incentive Plan may not exceed $100,000. No incentive stock option may be granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of our stock or any of our “parent” and “subsidiary” entities unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights. SARs may be granted under the 2026 Equity Incentive Plan. SARs granted under the 2026 Equity Incentive Plan will entitle the participant to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price (which will be no less than fair market value at the date of grant). The Administrator may determine to settle the exercise of a SAR in shares of common stock, cash or any combination of both. Each SAR grant will be evidenced by an award agreement that will specify the exercise price, the term, the conditions of exercise, and such other terms determined by the Administrator. The 2026 Equity Incentive Plan does not permit the repricing of SARs without the approval of shareholders. The 2026 Equity Incentive Plan includes terms and conditions governing the exercise of SARs following termination of service that are generally consistent with those applicable to stock options, as described above. The exercise period of a SAR may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant (other than SARs assumed in connection with acquisitions).

Restricted Stock. Restricted stock awards are awards of shares of our common stock that vest in accordance with established terms and conditions established by the Administrator and set forth in an award agreement. The Administrator, in its discretion, may accelerate the time at which any restrictions on restricted stock awards may lapse or be removed. Unless the award agreement provides otherwise, restricted stock will generally have all of the rights of a shareholder of the Corporation during the restricted period including full voting rights and dividend or distribution rights; provided, however, that any dividends or dividend equivalents with respect to restricted stock that are subject to vesting conditions will be credited to a book-entry and be paid only when the underlying restricted stock award vests.

Restricted Stock Units. A restricted stock unit is a right to receive stock or cash equal to the value of a share of stock at the end of a set period or upon the occurrence of designated events. Each award of restricted stock units will be evidenced by an award agreement that specifies the terms, conditions, and restrictions of the award determined by the Administrator.

Performance Units and Performance Shares. Each award of performance units and performance shares will be evidenced by an award agreement that specifies the terms, conditions, and restrictions of the award by the Administrator. The Administrator may set the performance goals or objectives based upon the achievement of company-wide, divisional, or individual goals. After the grant, the Administrator may, in its sole discretion, reduce or waive any performance objectives for the performance units and performance shares. The Corporation may pay a participant for earned performance units and performance shares in cash, common stock, or any combination of cash and common stock, in the sole discretion of the Administrator.

Other Share or Cash Based Awards. The Administrator may grant other share- or cash-based awards upon terms and conditions determined by the Administrator at the date of grant or thereafter, either alone, in addition to, or in tandem with another award, or with cash awards made outside the 2026 Equity Incentive Plan. Other share- and cash-based awards may include, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

Dividend Equivalents. The Administrator may provide for dividend equivalents permitting the grantee to receive equivalent value as dividends are paid on the common stock underlying the award. Dividend equivalents are payable in cash or common stock and are accrued as contingent obligations, subject to and conditioned upon vesting of the underlying award. Dividend equivalents may not be granted with respect to options or SARs.

One-Year Minimum Vesting

Except as described below, awards under the 2026 Equity Incentive Plan must have a minimum vesting period of at least one year from the date of grant. This requirement does not apply to: (i) awards to non-employee directors that vest on the earlier of the one-year anniversary of the grant date or the next annual meeting of shareholders that occurs at least 50 weeks after the prior year’s annual meeting; (ii) shares delivered in lieu of fully vested cash compensation; (iii) substitute awards granted in connection with acquisitions; and (iv) up to 5% of the shares authorized for issuance under the 2026 Equity Incentive Plan, which may be granted without regard to this minimum vesting requirement. The Administrator may also provide for accelerated vesting or exercisability in connection with a participant’s retirement, termination of service, death, disability, or a change in control.

Treatment of Outstanding Awards Upon a Change in Control

The 2026 Equity Incentive Plan provides that, unless otherwise set forth in an award agreement or any other written agreement between the Corporation and the participant, in the event of a change in control (as defined in the 2026 Equity Incentive Plan), the awards granted under the 2026 Equity Incentive Plan will be treated as follows:

• All outstanding awards will be assumed or replaced by the acquirer. If the acquirer chooses to not assume or replace an award, then: (x) if the award is a time-based award, the award will automatically vest immediately prior to the change in control and (y) if the award is subject to performance-based vesting conditions, it will vest at the greater of (1) the target level of performance or (2) the actual level of performance measured through the date of such change in control, provided that if actual performance is not reasonably determinable, performance will be deemed achieved at target level performance; and

• With respect to any award that is assumed or replaced by the acquirer in connection with a change in control, the vesting of such award will accelerate if the participant experiences a termination of service without cause or if the participant resigns for good reason, in either case, within two years after the effective date of a change in control (with awards subject to performance-based vesting conditions vesting at the greater of (x) the target level of performance or (y) the actual level of performance measured through the date of such change in control, provided that if actual performance is not reasonably determinable, performance will be deemed achieved at target level performance).

An award will be considered “assumed” or “replaced” in connection with a change in control only if the award is converted into or replaced with an award of the successor corporation (or a parent thereof) on terms and conditions that substantially preserve the type, value, vesting schedule, and other material terms of the award.

Transferability of Awards

No award can be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or applicable laws of descent and distribution. For the avoidance of doubt, under no circumstances may awards be transferred to financial institutions.

Amendment and Termination

The Board may at any time amend, alter, suspend, or terminate the 2026 Equity Incentive Plan. Notwithstanding the foregoing, the Board will obtain approval of the shareholders of any Plan amendment if required by applicable law. No amendment, alteration, suspension, or termination of the 2026 Equity Incentive Plan will materially and adversely impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator. Notwithstanding the foregoing, or anything in the 2026 Equity Incentive Plan to the contrary, the Administrator will have unilateral authority to amend an Award, without participant consent, to the minimum extent necessary to comply with Section 409A of the Code and such amendment will not be deemed to materially impair the rights of such participant.

Duration of the 2026 Equity Incentive Plan

Unless earlier terminated by the Board of Directors as described above, the 2026 Equity Incentive Plan will terminate on the tenth anniversary of the approval of the 2026 Equity Incentive Plan by the Board of Directors. Notwithstanding any termination of the 2026 Equity Incentive Plan, the terms of the 2026 Equity Incentive Plan will continue to govern until all then outstanding awards granted thereunder have been satisfied or terminated pursuant to the terms of the 2026 Equity Incentive Plan, and all restricted periods and performance periods have lapsed.

Clawback Policy

Any awards under the 2026 Equity Incentive Plan are subject to the Corporation’s Executive Compensation Clawback Policy or any similar policy as the Corporation may adopt.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information as of December 31, 2025, relating to our equity compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	794,268	26.52	1,334,954
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total equity compensation plans	794,268	26.52	1,334,954

Certain Federal Income Tax Consequences

Set forth below is a summary of certain federal income tax consequences of the issuance, receipt, and exercises of options and SARs and the granting and vesting of restricted stock units, restricted stock, performance awards, and cash awards, in each case under the 2026 Equity Incentive Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2026 Equity Incentive Plan, nor does it cover state, local, or non-U.S. taxes. Interested parties should consult their own advisers as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

Non-Qualified Options

A participant generally will not recognize taxable income upon the grant of an option. Rather, at the time of exercise of the option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Corporation generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income, subject to the limitations of Section 162(m) of the Code. If the shares of common stock acquired upon the exercise of a non-qualified option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant), depending upon the length of time such shares were held by the participant. The option must be granted with an exercise price at least equal to the fair market value of a share of common stock on the date of grant to avoid adverse tax consequences under Section 409A of the Code.

Incentive Stock Options

A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (twelve months in the case of permanent disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (the participant will have taxable income for alternative minimum tax purposes for the difference between the option price and the stock’s fair market value). If the participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding requirements are satisfied, the disposition will constitute a “disqualifying disposition” and the participant will generally recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be. The Corporation generally will not be entitled to a tax deduction with respect to an incentive stock option if the participant holds the shares for the required holding periods. In the event of a disqualifying disposition, the Corporation generally will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, subject to the limitations of Section 162(m) of the Code.

Share Appreciation Rights

A participant generally will not recognize taxable income upon the grant or vesting of a SAR. Rather, at the time of exercise of the SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. The Corporation generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income, subject to the limitations of Section 162(m) of the Code. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant. The SAR must be granted with a base price at least equal to the fair market value of a share of common stock on the date of grant to avoid adverse tax consequences under Section 409A of the Code.

Restricted Stock and Performance Shares

A participant generally will not be taxed upon the grant of restricted stock or performance shares, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The participant’s tax basis in the shares will equal the fair market value of the shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted stock or performance shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. If a participant who has made a Section 83(b) election subsequently forfeits the shares, the participant will not be entitled to a deduction or loss for the amount previously recognized as income. The Corporation generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant, subject to the limitations of Section 162(m) of the Code.

Restricted Share Units and Performance Units

A participant does not recognize income, and the Corporation will not be allowed a tax deduction, at the time a restricted stock unit or performance unit is granted. When the restricted stock units or performance units vest and are settled, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares or the amount of cash received on the date of settlement. The Corporation generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income, subject to the limitations of Section 162(m) of the Code. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as long-term or short-term capital gain or loss, depending upon the length of time such shares were held by the participant, for which the Corporation is not entitled to a deduction.

Cash Awards

Cash awards generally are subject to ordinary income tax at the time of payment to a participant, and the Corporation is entitled to a corresponding deduction, subject to the limitations of Section 162(m) of the Code.

Other Stock-Based Awards

The tax effects related to any other stock-based awards under the 2026 Equity Incentive Plan are dependent upon the structure of the particular award. The Corporation generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant, subject to the limitations of Section 162(m) of the Code.

Dividend Equivalent Rights

The grant of a dividend equivalent right will not result in taxable income to the participant. At the time of payment of a cash dividend with respect to shares of common stock underlying a dividend equivalent right, or with respect to a stand-alone dividend equivalent right, the cash received will be taxable to the participant as ordinary income and the Corporation will be entitled to a corresponding tax deduction, subject to the limitations of Section 162(m) of the Code.

Withholding of Taxes

The Corporation may withhold amounts from participants to satisfy tax withholding requirements. Except as otherwise provided by the Administrator, participants may have shares withheld from awards to satisfy the tax withholding requirements.

Tax Effect for the Corporation

We generally will be entitled to a tax deduction in connection with an award under the 2026 Equity Incentive Plan equal to the ordinary income realized by a participant when the participant recognizes such income (for example, the exercise of a nonqualified stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these “covered employees” executives will be deductible only to the extent that it does not exceed $1,000,000.

Section 409A of the Internal Revenue Code

Certain types of awards under the 2026 Equity Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. If an award constitutes deferred compensation and certain requirements set forth in Section 409A of the Code are not satisfied, recipients may have to include in income an amount determined in accordance with Section 409A of the Code and pay an additional 20% tax on the amount and possibly interest penalties.

Parachute Payments

The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may not be deductible by the Corporation, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Accounting Treatment

Under U.S. generally accepted accounting principles, the Corporation is required to recognize compensation expense in its financial statements over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock awards, restricted stock units, performance shares, performance units, and stock appreciation rights). For awards with service-based vesting conditions, the expense is recognized ratably over the vesting period. For awards with performance conditions, the expense is recognized over the performance period when achievement of the performance condition is probable. For awards with market conditions (such as stock price or total shareholder return goals), the grant date fair value reflects the market condition and the expense is recognized regardless of whether the market condition is ultimately achieved.

New Plan Benefits

If shareholders approve the 2026 Equity Incentive Plan, the Administrator will have the discretion to make awards. The Corporation, therefore, cannot predict future awards. For information regarding grants made to our named executive officers in 2025, please see the “Grants of Plan-Based Awards” table included in this proxy statement.

Certain Interests of Executive Officers and Directors

In considering the recommendation of the Board with respect to the 2026 Equity Incentive Plan, shareholders should be aware that members of the Board and our executive officers are eligible to receive awards under the 2026 Equity Incentive Plan and, accordingly, may from time to time have interests that present them with conflicts of interest in connection with this proposal to approve the 2026 Equity Incentive Plan.

Registration with the SEC

If the 2026 Equity Incentive Plan is approved by our shareholders, we intend to file with the U.S. Securities and Exchange Commission a registration statement on Form S-8 covering the shares reserved for issuance under the 2026 Equity Incentive Plan as soon as practicable following such approval.

Other Matters to be Considered at the Meeting

Management has no knowledge of any matters, other than those referred to above, which will be presented for consideration and action at the meeting. As set forth in the Notice of the meeting, however, the stockholders will have the right to consider and act upon such other matters as properly may come before the meeting, and the enclosed form of proxy confers, upon the holders thereof, discretionary authority to vote with respect to such matters. Accordingly, if any such matters are presented, the holders of the proxies will vote the shares of stock represented thereby in accordance with their best judgment.

By Order of the Board of Directors.

CHRISTOPHER V. CRISS
Chairman of the Board

Wheeling, West Virginia
March 13, 2026

APPENDIX A

WESBANCO, INC.

2026 EQUITY INCENTIVE PLAN

WESBANCO, INC.

2026 Equity Incentive Plan

(adopted by the Company’s Board of Directors on March 4, 2026)

(approved by the Company’s shareholders on April __, 2026)

1.
Purposes of the Plan. The purposes of this Wesbanco, Inc. 2026 Equity Incentive Plan (this “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected Employees, Directors and Consultants and to promote the success of the Company’s business. The Plan provides for the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Other Stock or Cash Based Awards.
2.
Definitions. For purposes of this Plan, the following terms shall have the following meanings:

(a) “Administrator” means the Board or, at its direction, the Compensation Committee of the Board, who will administer the Plan in accordance with Section 4 hereof.

(b) “Affiliate” means any entity controlling, controlled by or under common control with the Company, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through the ownership of voting securities, by contract or otherwise. The term “entity” shall include any individual, partnership, corporation, limited liability company, limited partnership, association, joint stock company, trust, joint venture, unincorporated organization and any governmental or any department, agency or political subdivision thereof.

(c) “Applicable Law” means any applicable legal requirements relating to the administration of and the issuance of securities under equity securities-based compensation plans, including, without limitation, the requirements of U.S. state corporate laws, U.S. federal and state securities laws, U.S. federal law, the Code, the laws of the State of West Virginia, and the requirements of any stock exchange or quotation system upon which the Common Stock may then be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are, or shall be, granted under the Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock or Cash Based Awards.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency or conflict between the terms of the Plan and the terms of any Award Agreement, the terms of the Plan shall control and govern, and the Award Agreement shall be interpreted and deemed amended as necessary to comply with the Plan.

(f) “Awarded Stock” means the Common Stock subject to an Award.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to a Participant’s termination by the Company as a Service Provider, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Company, or an Affiliated of the Company, or in the absence of such then-effective written agreement and definition, is based on, in the sole determination of the Administrator, (or, to the maximum extent permitted by Applicable Laws, with respect to Consultants and Employees who are not subject to Section 16(a) of the Exchange Act, in the sole determination of the Company’s chief human resources officer or other person performing that function), the Participant’s: (i) conviction for a felony (or of a lesser included offense following indictment and entry of a guilty plea); (ii) continued failure, after thirty (30) days written notice from the Company or an Affiliate, to render service to the Company or such Affiliates as required under the terms and conditions of his or her employment; or (iii) persistent negligence and dereliction of duty which shall include, but shall not be limited to, the Participant’s frequent failure to perform properly assigned tasks or violation of the Company’s or its Affiliates’ drug and alcohol policies.

(i) “Change in Control” means, except as otherwise defined in an applicable Award Agreement, the occurrence of any of the following events:

(i) the consummation of a transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company’s then outstanding voting securities. For the purposes of this paragraph (i), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate of the Company;

(2) a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock;

(3) the Company; and

(4) a corporation or other entity of which at least a majority of its combined voting power is owned directly by the Company;

(ii) the consummation of the sale, lease, transfer or other disposition by the Company of all or substantially all of the assets of the Company to any third party other than (A) to a person or persons who beneficially own, directly or indirectly, more than eighty percent (80%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale, lease, transfer or other disposition or (B) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock;

(iii) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For the purpose of this paragraph, if any person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same person will not be considered a Change in Control; or

(iv) the consummation of a merger or consolidation of the Company with or into any other entity or any other corporate reorganization, other than a merger, consolidation or other corporate reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than eighty percent (80%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger, consolidation or other corporate reorganization.

Notwithstanding any provision of this Section 2(i) to the contrary, the following transactions shall not constitute a Change in Control for purposes of this Plan or any Award Agreement:

(A) if the transaction’s sole purpose is to change the legal jurisdiction of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the securities of the Company immediately before such transaction; or

(B) a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s or its Affiliates' operations and business activities.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, such transaction or event described in subsections (i), (ii), (iii), and (iv) will not be deemed a Change in Control with respect to such Award (or portion thereof) unless the transaction qualifies as a “change in control event” within the meaning of Section 409A.

The Administrator shall determine, in good faith and consistent with this Section 2(i), whether a Change in Control has occurred pursuant to the foregoing definition, the date of such Change in Control, and any related matters; provided that any determination regarding whether an event constitutes a “change in control event” under Treasury Regulation Section 1.409A3(i)(5) shall be made in a manner consistent with such regulation.

(j) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(k) “Committee” means a committee of Directors or other individuals satisfying Applicable Law appointed by the Board in accordance with Section 4 hereof.

(l) “Common Stock” means the common stock of the Company, par value $2.0833per share.

(m) “Company” means Wesbanco, Inc., a West Virginia corporation, or any successor thereto.

(n) “Consultant” means any person, including an advisor, who is engaged by the Company, or any Affiliate, to render bona fide consulting or advisory services to such entity and who is compensated for those services; provided, however, that the term “Consultant” does not include (i) Employees, (ii) Directors, or (iii) persons ineligible to receive Awards as a “consultant” or “advisor” in reliance on Form S-8 under the Securities Act.

(o) “Date of Grant” means the date an Award is granted to a Participant in accordance with Section 16 hereof.

(p) “Director” means a member of the Board.

(q) “Disability” means a total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its sole discretion may determine whether a total and permanent disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(r) “Dividend Equivalent” means a credit, made at the sole discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant. Under no circumstances shall the payment of a Dividend Equivalent be made with respect to an Option or Stock Appreciation Right.

(s) “Effective Date” means the date upon which the Company’s shareholders approve the Plan.

(t) “Employee” means any person, including officers and Directors, employed by the Company or any Affiliate. A person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any Affiliate, including sick leave, military leave, or any other personal leave, or (ii) transfers between the Company or any Affiliate, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety first (91st) day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company or any Affiliate shall be sufficient to constitute “employment” by the Company or any Affiliate.

(u) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Fair Market Value” means, as of the date of determination, the value of the Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean of the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or any other source as the Administrator deems reliable; or

(iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(w) Good Reason” means as such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Company or an Affiliate of the Company, or in the absence of such then-effective written agreement and definition, will mean the occurrence of any one or more of the following without the Participant’s consent, in the sole determination of the Administrator (or, to the maximum extent permitted by Applicable Laws, with respect to Consultants and Employees who are not subject to Section 16(a) of the Exchange Act, in the sole determination of the Company’s chief human resources officer or other person performing that function): (i) the assignment of the Participant to duties materially inconsistent with the Participant’s authorities, duties, responsibilities, and status (including offices, titles and reporting requirements) with the Company or its Affiliates, or a reduction or an alteration in the nature and status of the Participant’s authorities, duties, or responsibilities from those in effect as of ninety days prior to a Change in Control, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Participant, and other than any such alteration which is consented to by the Participant in writing; (ii) the Company’s requiring the Participant to be based in a location in excess of thirty-five miles from the location of the Participant’s principal job location or office immediately prior a Change in Control event, except for required travel on the Company’s business to an extent substantially consistent with the Participant’s present business obligations; (iii) a reduction by the Company of the Participant’s base salary by at least ten percent from that in effect immediately prior to that reduction; (iv) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company’s obligations under any employment agreement to which the Participant and the Company or its Affiliates is a party; and (v) any purported termination by the Company which is not accomplished by written notice setting forth the basis for that termination or, if the Participant is a party to an employment agreement setting forth a specific procedure for termination of employment, such notice does not comply with the applicable provisions of that employment agreement; provided that none of the foregoing events or conditions will constitute Good Reason unless the Participant provides the Company with written objection to the event or condition within 60 days following the initial occurrence thereof, the Company does not reverse or otherwise cure the event or condition within 60 days of receiving that written objection, and the Participant resigns his or her employment within 60 days following the expiration of that cure period.

(x) “Incentive Stock Option” means an Option intended to qualify and receive favorable tax treatment as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

(y) “Non-Employee Director” means a Director of the Company who is not an Employee.

(z) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(aa) “Option” means an option to purchase Common Stock granted pursuant to the Plan.

(bb) “Other Stock or Cash Based Awards” means a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 12, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

(cc) “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Participant” means a Service Provider who has been granted an Award under the Plan.

(ee) “Performance Goals” means the performance goals established in writing by the Administrator for the Performance Period in connection with the grant of an Award.

(ff) “Performance Period” means the time period during which the Performance Goals or performance objectives must be met.

(gg) “Performance Share” means Shares issued pursuant to a Performance Share Award under Section 10 of the Plan.

(hh) “Performance Unit” means, pursuant to Section 10 of the Plan, an unfunded unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.

(ii) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals or other target levels of performance, or the occurrence of other events as determined by the Administrator.

(jj) “Prior Plan” means Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock Plan as adopted February 13, 1998, and as amended and restated February 25, 2010, February 23, 2017, February 25, 2021 and February 21, 2024.

(kk) “Prior Plan Award” means an award outstanding under the Prior Plan as of the Effective Date.

(ll) “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 8 or issued pursuant to the early exercise of an Option.

(mm) “Restricted Stock Unit” means, pursuant to Sections 4 and 11 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.

(nn) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(oo) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(pp) “Service Provider” means an Employee, Director or Consultant to the Company or any Affiliate.

(qq) “Share” means a share of Common Stock, as adjusted in accordance with Section 15 hereof.

(rr) “Stock Appreciation Right” or “SAR” means, pursuant to Section 9 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.

(ss) “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(tt) “Termination of Service” means the date the Participant ceases to be a Service Provider. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service for purposes of the Plan. For the avoidance of doubt, unless the Administrator determines otherwise and sets forth in an Award Agreement, the following would not constitute a Termination of Service: (i) cessation of employee status but the Participant’s continuation of the performance of services for the Company, or a Subsidiary as a Director or Consultant, or vice versa, (ii) Participant’s transfer between the Company, or any Subsidiary; and (iii) any leave of absence approved by the Company. If the Subsidiary to which a Participant is rendering services ceases to qualify as a Subsidiary, as determined by the Board, such Participant’s Service will be considered to have terminated on the date such Subsidiary ceases to qualify as a Subsidiary.

3.
Stock Subject to the Plan.

(a) Basic Limitation; Prohibition on Liberal Share Recycling. Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan is 3,000,000 Shares, all of which may be Incentive Stock Options, plus any Shares which as of the Effective Date are subject to Prior Plan Awards which become available for future grants of Awards under the Plan following the Effective Date pursuant to Section 3(b). Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under the Plan shall be reduced by the number of Shares issued in such payment. Notwithstanding anything in the Plan to the contrary, the following Shares shall not again become available for issuance under the Plan: (w) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (x) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (y) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon its exercise (i.e., the gross number of shares subject to the SAR, not merely the net shares delivered, shall be counted against the Plan’s share reserve); and (z) Shares repurchased by the Company on the open market using the proceeds from the exercise of an Option. From and after the Effective Date, no awards shall be granted under the Prior Plan; however, any Prior Plan Award shall continue to be subject to the terms and conditions of the Prior Plan. Shares underlying Prior Plan Awards granted after December 31, 2025, shall count against the maximum aggregate share limit set forth in the first sentence of this Section 3(a).

(b) Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the

Company due to the failure to vest, the Shares allocable to the terminated portion of the Award or the forfeited or repurchased Shares shall again be available for grant under the Plan. If any Prior Plan Award that is outstanding as of the Effective Date expires or is terminated or canceled without having been exercised or settled in full, or if unvested Shares acquired pursuant to a Prior Plan Award subject to forfeiture or repurchase that are outstanding as of the Effective Date are forfeited or repurchased by the Company due to the failure to vest, the Shares allocable to the terminated portion of the Prior Plan Award or the forfeited or repurchased Shares shall be available for grant under the Plan.

(c) Shares under Plans of Acquired Companies. Shares issued or transferred pursuant to an Award granted in substitution for outstanding awards, or in connection with assumed awards, previously granted by a company or other entity acquired by the Company or with which the Company combines, shall not count against the limits in the first sentence of Section 3(a) hereof.

(d) Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall not vest over a period of less than one year from the date on which the Award is granted; provided that the following shall not be subject to the foregoing minimum vesting requirement: (i) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the Date of Grant and the next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting, (ii) vested Shares delivered in lieu of fully vested cash compensation; (iii) substitute awards granted in connection with an acquisition under Section 3(c), and (iv) any additional Awards that the Administrator may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under Section 3(a). The minimum vesting period requirement under this paragraph shall not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, separation from service, death, Disability or a Change in Control.

(e) Non-Employee Director Limit. Notwithstanding any provision to the contrary in the Plan or in any non-employee director compensation policy adopted by the Company, the sum of the grant date fair value of equity-based Awards (determined under generally accepted accounting principles) and the amount of any cash-based Awards and other compensation (including outside of the Plan) granted to a Non-Employee Director during any calendar year shall not exceed $400,000 in the case of an incumbent director, $800,000 in the case of the Chairman of the Board who is a Non-Employee Director, or $800,000 in the case of a new Non-Employee Director during his or her first year of service. The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Rule 16b-3. If a transaction is intended to be exempt under Rule 16b-3 of the Exchange Act, it shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Law.

(iv) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(v) Officer Delegation. Except to the extent prohibited by Applicable Law, the Board may, by resolution, delegate to one or more officers of the Company the authority to grant Awards to other Service Providers who are not then subject to the reporting requirements of Section 16 of the Exchange Act; provided, however, that (i) such delegation shall specify the maximum number of Shares that may be subject to Awards granted pursuant to such delegated authority, (ii) Awards granted pursuant to such delegation shall be made on the terms and conditions set forth in the form of Award Agreement approved by the Board (or a Committee thereof), and (iii) each such officer shall report to the Board (or a Committee thereof) on a periodic basis with respect to the nature and scope of Awards granted pursuant to such delegated authority.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of Shares;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve the forms of Award Agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder including, but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals or other performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, any non-competition restrictions, and any other restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and set forth in the Award Agreement;

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to the creation and administration of sub-plans;

(vii) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld, or such higher limit if applicable under accounting rules without triggering liability classification. All elections by Participants to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(viii) to amend the terms of any outstanding Award, including the discretionary authority to extend the post-termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment shall be subject to Section 18(b) of the Plan. Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Nonstatutory Stock Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code;

(ix) to include a provision whereby the Participant may elect at any time while a Service Provider to exercise any part or all of the Option prior to full vesting of the Option, and any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Administrator determines to be appropriate;

(x) to correct administrative errors;

(xi) to construe and interpret the terms of the Plan and Award granted pursuant to the Plan;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;

(xiii) to determine whether Awards shall be settled in Shares, cash or in a combination of Shares and cash;

(xiv) to determine adjustments under Section 15(a);

(xv) to create Other Stock or Cash Based Awards for issuance under the Plan;

(xvi) to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvii) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xviii) to establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise or settlement of an Award, satisfaction of Performance Goals or other performance criteria, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award; and

(xix) to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board.

(c) Delegation of Authority to Officers. Subject to Applicable Law, the Administrator may delegate limited authority to specified officers of the Company to execute on behalf of the Company any instrument required to effect an Award previously granted by the Administrator.

(d) Effect of Administrator’s Decision. All decisions, determinations, actions and interpretations of the Administrator shall be final, conclusive and binding on all persons having an interest in the Plan.

(e) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or Employees of the Company or its Affiliates, members of the Board and any officers or Employees of the Company to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law and the Company's organizational documents. Such indemnification shall cover all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same. Notwithstanding the foregoing, such indemnification shall not include any matters to which it shall be adjudged in the claim, investigation, action, suit or proceeding that the subject person is liable for gross negligence, bad faith or intentional misconduct.

5. Eligibility.

(a) General Rule. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock or Cash Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary.

(b) Shareholder with Ten-Percent Holdings. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding securities of the Company or any Parent or Subsidiary shall not be eligible for the grant of an Incentive Stock Option unless (i) the exercise price is at least one hundred ten percent (110%) of the Fair Market Value on the Date of Grant, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant. For purposes of this Section 5(b), in determining ownership of securities, the attribution rules of Treasury Regulation 1.424(d)1 shall apply.

6. Limitations for Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding a designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds U.S. $100,000 (or such higher annual limit as may be set by the Code for Incentive Stock Options), such Options with respect to such Shares exceeding such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 6, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Date of Grant.

7. Options.

(a) Term of Option. The Award Agreement shall specify the term of the Option; provided, however, that the term shall not exceed ten (10) years from the Date of Grant, and a shorter term may be required by Section 5(b) hereof. Subject to the preceding sentence, the Administrator in its sole discretion shall determine when an Option is to expire.

(b) Exercise Price. Each Award Agreement shall specify the exercise price. The per Share exercise price of an Option shall not be less than one hundred percent (100%) of a Share on the Date of Grant, and a higher percentage may be required by Section 5(b) hereof. Subject to the preceding sentence, the exercise price under any Option shall be determined by the Administrator in its sole discretion. The exercise price shall be payable in accordance with Section 7(d) hereof and the applicable Award Agreement. Notwithstanding anything to the contrary in the foregoing or in Section 5(b), in the event of a transaction described in Section 424(a) of the Code, then, consistent with Section 424(a) of the Code, Options may be issued at an exercise price other than as required by the foregoing and Section 5(b).

(c) Exercisability. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

(d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.

(i) General Rule. The entire exercise price for Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Shares are purchased, except as otherwise provided in this Section 7(d).

(ii) Net Exercise. At the sole discretion of the Administrator, consideration may be paid in the form of a “net exercise,” such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of Shares equal to (A) the number of Shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares);

(iii) Other Forms of Consideration. At the sole discretion of the Administrator, all or a portion of the exercise price may be paid by any other form of consideration and method of payment to the extent permitted by Applicable Law, including through the tender of other Shares with a Fair Market Value equal to the exercise price per Share. In no event may a promissory note be used as a form of consideration for exercising an Option.

(e) Exercise Procedure. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as may be determined by the Administrator and as set forth in the Award Agreement; provided, however, that an Option shall not be exercised for a fraction of a Share.

(i) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (B) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator in accordance with Section 7(d) hereof and permitted by the Award Agreement.

(ii) Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.

(f) Termination of Service (other than by death).

(i) Except to the extent an Award Agreement provides otherwise, if a Participant has a Termination of Service for any reason other than death, then the Participant’s Options shall expire on the earlier of:

(A) The expiration date determined by Section 7(a) hereof;

(B) The ninetieth (90th) day following the Participant’s Termination of Service for any reason other than Disability or Cause, or such other date as the Administrator may determine and specify in the Award Agreement; provided that no Option that is exercised after the ninetieth (90th) day following the Participant’s Termination of Service for any reason other than Disability or Cause shall be treated as an Incentive Stock Option;

(C) The last day of the twelve (12) month period following the Participant’s Termination of Service by reason of Disability, or such other date as the Administrator may determine and specify in the Award Agreement; provided that no Option that is exercised after the last day of the twelve (12) month period following the Participant’s Termination of Service shall be treated as an Incentive Stock Option; or

(D) The Participant’s date of Termination of Service for Cause.

(ii) Following a Participant’s Termination of Service, the Participant may exercise all or any part of the Participant’s Option at any time before the expiration of the Option as set forth in Section 7(f)(i) hereof, but only to the extent that the Option was vested and exercisable as of the date of the Participant’s Termination of Service (or became vested and exercisable as a result of the termination). Unless otherwise provided by the Administrator, if on the date of Termination of Service the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate, and the remaining Shares covered by the Option shall revert to the Plan.

(iii) In the event that the Participant dies after the Participant’s Termination of Service but before the expiration of the Participant’s Option as set forth in Section 7(f)(i) hereof, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired the Option directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that the Option was vested and exercisable as of the Participant’s Termination of Service (or became vested and exercisable as a result of the termination). If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.

(g) Death of Participant.

(i) If a Participant dies while a Service Provider, then the Participant’s Option shall expire on the earlier of the following dates:

(A) The expiration date determined by Section 7(a) hereof; or

(B) The last day of the twelve (12) month period following the Participant’s death, or such later date as the Administrator may determine and specify in the Award Agreement.

(ii) All or part of the Participant’s Option may be exercised at any time before the expiration of the Option as set forth in Section 7(g)(i) hereof by the executors or administrators of the Participant’s estate or by any person who has acquired the Option directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that the Option was vested and exercisable as of the date of the Participant’s death or had become vested and exercisable as a result of the death. Any remaining Options that are unvested as of the date of the Participant’s death, or that did not become vested and exercisable as a result of the Participant’s death, shall be immediately forfeited upon the Participant’s death. If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on the Shares have lapsed.

(c) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Award made under the Plan shall be released from escrow as soon as practical after the last day of the Period of Restriction. The Administrator, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.

(d) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(e) Dividends and Other Distributions. Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Participant to whom such Restricted Stock is granted becomes the record holder of such Restricted Stock, unless otherwise provided in the Award Agreement. Dividends with respect to Shares of Restricted Stock that are subject to vesting restrictions will be credited to a book-entry account and be paid to the Participant only when the underlying Restricted Stock Award vests. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(f) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

9. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, including the sole discretion to accelerate exercisability at any time. For the avoidance of doubt, the exercise price (or grant price) per Share subject to each Stock Appreciation Right shall in no event be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant

(b) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(f) and 7(g) shall also apply to SARs.

(d) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

(iii) At the sole discretion of the Administrator, the payment upon the exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion. The Administrator shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.

(b) Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value established by the Administrator on or before the Date of Grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant.

(c) Performance Objectives and Other Terms. The Administrator shall set Performance Goals or other performance objectives in its sole discretion which, depending on the extent to which they are met, shall determine the number or value of Performance Units and Performance Shares that shall be paid out to the Participant. Each award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period and such other terms and conditions as the Administrator in its sole discretion shall determine. The Administrator may set Performance Goals or performance objectives based upon the achievement of Company-wide, divisional, or individual goals (including solely continued service), applicable federal or state securities laws, or any other basis determined by the Administrator in its sole discretion.

(d) Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or performance objectives have been achieved. After the grant of Performance Units or Performance Shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives for the Performance Unit or Performance Share.

(e) Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.

(f) Cancellation of Performance Units or Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

11. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time, and from time to time, as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will evidence the Award in an Award Agreement providing for the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out in a lump sum, installments or on a deferred basis.

(c) Form and Timing of Payment. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award.

12. Other Stock or Cash Based Awards and Dividend Equivalents.

(a) Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock or Cash Based Awards shall be made, the amount of such Other Stock or Cash Based Awards, and all other conditions of the Other Stock or Cash Based Awards, including any dividend or voting rights and whether the Award should be paid in cash.

(b) Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the class of Common Stock underlying the Award, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests. Except as provided in Section 15(a), in no event may dividends or dividend equivalents be paid with respect to an Option nor SAR.

13. Leaves of Absence. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of Awards granted under this Plan shall be suspended during any unpaid leave of absence and shall resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three (3) months following the expiration of the leave of absence, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

14. Nontransferability of Awards. No Award shall be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) other than by will or Applicable Laws of descent and distribution. Options and Stock Appreciation Rights may be exercised during the lifetime of the Participant only by the Participant. For the avoidance of doubt, under no circumstances may Awards be transferred to financial institutions.

15. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock and is not covered by Section 15(b) or Section 15(c), an adjustment shall be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits in Sections 3 and 6. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator, in its sole discretion, may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until fifteen (15) days prior to the proposed dissolution or liquidation as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. This Section 15(c) shall apply except to the extent otherwise provided in the Award Agreement or any other written agreement between the Participant and the Company or an Affiliate of the Company . Upon a Change in Control, all outstanding Awards under the Plan will be assumed or replaced by the acquirer. If the acquirer chooses to not assume or replace an Award, then (x) if the Award is a time-based Award, it shall automatically vest immediately prior to a Change in Control and (y) if the Award is subject to performance-based vesting conditions, the Award shall vest at the greater of (1) the target level of performance or (2) the actual level of performance measured through the date of such Change in Control, provided that if actual performance is not reasonably determinable, performance will be deemed achieved at target level performance. With respect to any Award that is assumed or replaced by the acquirer in connection with a Change in Control, the vesting of such Award shall accelerate if the Participant experiences a Termination of Service without Cause or if the Participant resigns for Good Reason, in either case, within two years after the effective date of a Change in Control (with Awards subject to performance-based vesting conditions vesting at the greater of (x) the target level of performance or (y) the actual level of performance measured through the date of such Change in Control, provided that if actual performance is not reasonably determinable, performance will be deemed achieved at target level performance). For the purposes of this Section 15(c), an Award shall be considered “assumed” or “replaced” in connection with a Change in Control only if the Award is converted into or replaced with an award of the successor corporation (or a parent thereof) on terms and conditions that substantially preserve the type, value, vesting schedule, and other material terms of the Award.

(d) Reservation of Rights. Except as provided in this Section 15 or in the applicable Award Agreement, a Participant shall have no rights by reason of (i) any subdivision or consolidation of Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Shares or other securities of any class. Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares. The grant of an Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

16. Date of Grant. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant the Award, or such other later date as is determined by the Administrator; provided, however, that the Date of Grant of an Incentive Stock Option shall be no earlier than the date on which the Service Provider becomes an Employee. Notice of the determination shall be provided to each participant within reasonable time after the date of such grant.

17. Board and Shareholder Approval; Term of Plan.

(a) Approval by Shareholders. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such approval by shareholders of the Company shall be obtained in the degree and manner required under Applicable Law.

(b) Term of the Plan. Subject to approval by shareholders of the Company in accordance with Section 17(a) hereof, the Plan shall become effective upon the approval by the shareholders of the Company as described in Section 17(a) hereof. In the event that the shareholders of the Company fail to approve the Plan within twelve (12) months after its adoption by the Board, any Options or Awards that have been granted and any Shares that have been issued or purchased under the Plan shall be rescinded, and no additional Options or Awards shall be granted thereafter. Unless sooner terminated under Section 18 hereof, the Plan will continue in effect for a term of ten (10) years from the date of its adoption by the Board.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan. Notwithstanding the foregoing, the Board shall obtain approval of the shareholders of any Plan amendment if required by Applicable Law.

(b) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially and adversely impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Notwithstanding the foregoing, or anything in the Plan to the contrary, the Administrator shall have unilateral authority to amend an Award, without Participant consent, to the minimum extent necessary to comply with Section 409A of the Code and such amendment shall not be deemed to materially impair the rights of such Participant.

19. Conditions upon issuance of shares.

(a) Legal Compliance. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure to deliver any Shares under the Plan unless the issuance and delivery of Shares comply with (or are exempt from) all Applicable Law, including, without limitation, the Securities Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time any such exercise or receipt that the Shares are being acquired only for investment purposes and without any present intention to sell, transfer, or distribute the Shares if, in the opinion of counsel for the Company, such representation is required.

(c) Taxes. No Shares shall be delivered under the Plan to any Participant or other person until the Participant or other person has made arrangements as the Administrator may require for the satisfaction of any U.S. federal, state, local or non-U.S. income and employment tax withholding obligations, including without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award, or such higher withholding limit if applicable under accounting rules without triggering liability classification. Without limiting the generality of the foregoing, upon the exercise or settlement of any Award, the Company or its Affiliate shall have the right to withhold taxes from any compensation or other amounts that the Company or its Affiliate may owe to the Participant, or to require the Participant to pay to the Company or its Affiliate the amount of any taxes that the Company or its Affiliate may be required to withhold with respect to the Shares issued to the Participant.

20. Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22. No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon any Participant any right to continue his or her relationship as a Service Provider with the Company or its Affiliates for any period of specific duration or interfere in any way with his or her right or the right of the Company (or any Affiliate employing or retaining the Participant), which rights are hereby expressly reserved by each, to terminate such relationship at any time, with or without cause, and with or without notice.

23. Unfunded Obligation. This Section 23 shall only apply to Awards that have not been settled in Shares. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Affiliate shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan. Any investments or the creation or maintenance of any trust for any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Affiliate and Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or Affiliate. The Participants shall have no claim against the Company or any Affiliate for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

24. No Rights to Awards. No Participant, eligible Service Provider, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of a Service Provider, Participant, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

25. Express Prohibition of Option Repricing; No Reload Awards. Without the approval of the Company’s shareholders, the Administrator will not reduce the exercise price of an Option or SAR after the grant date or cancel an outstanding Option or SAR and grant a new Option or SAR with a lower exercise price in substitution therefor (other than, in either case, in accordance with the adjustment provisions in Section 15(a)). Similarly, without the approval of the Company’s shareholders, the Administrator will not (x) agree to make a cash payment exchange for a participant’s agreement to cancel an Option or SAR where the exercise price of the applicable Award is greater than the then Fair Market Value or (y) take any other action that constitutes a “repricing” under applicable stock exchange rules or generally accepted accounting principles. No Award granted under the Plan shall include any provision for automatic “reload” grants of additional Awards.

26. No Stockholder Rights. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.

27. Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

28. Governing Law. The Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of West Virginia, without regard to choice of law principles that direct the application of the laws of another state.

29. Section 409A. The Plan, Awards granted under the Plan, and Award Agreements for the Awards are intended to either be exempt from or comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Any amendment to this Plan or an Award Agreement adopted solely for the purpose of complying with Code Section 409A or any other section of the Code may be retroactive to the extent permitted by the applicable provision of the Code and may be made by the Company without the consent of the Participants. In addition, for purposes of the Plan, each amount to be paid to the Participant pursuant to the Plan that constitutes deferred compensation subject to Section 409A of the Code shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code. . The following rules shall apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(a) Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code) shall occur no earlier than the expiration of the six-month period following such separation from service.

(b) In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.

(c) In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

30. Construction. Headings in this Plan are included for convenience and shall not be considered in the interpretation of the Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.

31. Compensation Recoupment. All compensation and Awards payable or paid under the Plan and any sub-plans shall be subject to the terms of the Company’s recoupment, clawback or similar policy as the Company may adopt from time to time, as well as any similar requirements of Applicable Law or listing standards of any applicable stock exchange or national market system, any of which could in certain circumstances require repayment or forfeiture of Awards or any Shares or other cash or property received with respect to Awards (including any value received from a disposition of the Shares acquired upon the payment of the Awards).

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01 - Louis M. Altman 04 - Denise Knouse-Snyder 02 - John L. Bookmyer 05 - F. Eric Nelson, Jr. 1PCF For Withhold For Withhold 03 - Todd F. Clossin For Withhold 06 - Joseph R. Robinson (a) For a term of three (3) years expiring at the annual stockholders meeting in 2029: (b) For a term of one (1) year expiring at the annual stockholders meeting in 2027: For Withhold Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. A 0492IB 2. To approve an advisory (non-binding) vote on compensation paid to Wesbanco’s named executive officers in 2025. 1. To elect six persons to the Board of Directors. (a) Five to serve for a term of three years, and (b) one to serve for a term of one year. For Against Abstain For Against Abstain (Please sign exactly as your name(s) appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, etc., give full title as such. If you are signing for someone else, you must send documentation with this Proxy, certifying your authority to sign. If stock is jointly owned, each joint owner should sign.) Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B 3. To approve an advisory (non-binding) vote ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 4. To approve the Wesbanco, Inc. 2026 Equity Incentive Plan. Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 5. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof. For Against Abstain MMMMMMMMMMMM MMMMMMMMM 1234 5678 9012 345 6 7 8 4 5 9 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMMC123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/WSBC or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/WSBC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/WSBC

The 2026 Annual Meeting of Stockholders of Wesbanco, Inc. will be held on Wednesday, April 15, 2026 The undersigned hereby constitutes and appoints John H. Iannone, Michael L. Perkins and Richard K. Laws, or any one of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of the Stockholders of Wesbanco, Inc, to be held virtually via the Internet on Wednesday, April 15, 2026, at 12:00 Noon and at any adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present, as follows: THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. AUTHORITY TO VOTE FOR THE ELECTION OF ANY OF THE NOMINEES LISTED ABOVE MAY BE WITHHELD BY MARKING THE APPROPRIATE BOX. Proxy — WESBANCO, INC. Non-Voting Items C q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. 2026 Annual Meeting of Stockholders of Wesbanco, Inc. The 2026 Annual Meeting of Stockholders of Wesbanco, Inc. will be held on Wednesday, April 15, 2026 at 12:00 Noon, Eastern Time, virtually via the Internet at https://meetnow.global/M4DSHXH. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.